EXHIBIT 17(a)

Prospectus

[LOGO OF MERRILL LYNCH]

Merrill Lynch Balanced Capital Fund, Inc.

July 3, 2000

This Prospectus contains information you should know before investing, including information about risks. Please read it before you invest and keep it for future reference.

The Securities and Exchange Commission has not approved or disapproved these securities or passed upon the adequacy of this Prospectus. Any representation to the contrary is a criminal offense.

Table of Contents

PAGE

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KEY FACTS

Merrill Lynch Balanced Capital Fund at a Glance 3

Risk/Return Bar Chart 5

Fees and Expenses 6

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DETAILS ABOUT THE FUND

How the Fund Invests 8

Investment Risks 10

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YOUR ACCOUNT

Merrill Lynch Select Pricing SM System 19

How to Buy, Sell, Transfer and Exchange Shares 25

How Shares are Priced 29

Participation in Merrill Lynch Fee-Based Programs 29

Dividends and Taxes 30

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MANAGEMENT OF THE FUND

Merrill Lynch Investment Managers 32

Financial Highlights 33

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FOR MORE INFORMATION

Shareholder Reports Back Cover

Statement of Additional Information Back Cover

MERRILL LYNCH BALANCED CAPITAL FUND, INC.

[GRAPHIC] Key Facts

In an effort to help you better understand the many concepts involved in making an investment decision, we have defined highlighted terms in this prospectus in the sidebar.

Total investment return — the combination of capital appreciation (from increases or decreases in market value) and current income (from dividends or interest).

Equities — Securities representing ownership of a company (“stock”) or securities whose price is linked to the value of securities that represent company ownership.

Debt Securities — securities representing an obligation to pay specified amounts at specified times.

Maturity — the time at which the principal amount of a debt security is scheduled to be returned to investors.

MERRILL LYNCH BALANCED CAPITAL FUND AT A GLANCE

What is the Fund’s investment objective?

The investment objective of the Fund is to seek the highest total investment return through a fully managed investment policy utilizing equity, debt (including money market) and convertible securities.

What are the Fund’s main investment strategies?

The Fund invests in equities and debt securities (including short term securities). Fund management shifts the allocation among these securities types. The proportion the Fund invests in each category at any given time depends on Fund management’s view of how attractive that category appears relative to the others. This flexibility is the keystone of the Fund’s investment strategy. Although the Fund has the flexibility to invest entirely in debt securities, entirely in equity securities or partially in equity securities and partially in debt securities, Fund management expects that usually a majority of the Fund’s assets will be stocks of large companies. The Fund’s management chooses securities using a fundamental, value-oriented investment style. The Fund purchases primarily U.S. securities, but can also buy foreign securities, including securities denominated in foreign currencies. The Fund may invest in debt securities of any maturity. The Fund may also invest in high yield or ‘junk’ bonds.

The Fund cannot guarantee that it will achieve its objective.

What are the main risks of investing in the Fund?

As with any fund, the value of the Fund’s investments — and therefore the value of Fund shares — may go up or down. These changes may occur because a particular stock market in which the Fund invests is rising or falling. At other times, there are specific factors that may affect the value of a particular investment. Changes in the value of the Fund’s debt investments may occur in response to interest rate movements — generally, when interest rates go up, the value of debt securities goes down. For certain debt investments, these specific factors include the possibility that the issuer may default on its obligations. Changes in the value of both the Fund’s equity and debt investments may also occur as the result of specific factors that affect particular investments. If the value of the Fund’s investments goes down, you may lose money.

The Fund can invest a significant portion of its assets in foreign securities. Foreign investing involves special risks, including foreign currency risk and the possibility of substantial volatility due to adverse political, economic or other developments. Foreign securities may also be less liquid and harder to value than U.S. securities. These risks are greater for investments in emerging markets.

High yield or ‘junk’ bonds may be volatile and subject to liquidity, leverage and other types of risk.

Who should invest?

The Fund may be an appropriate investment for you if you:

•	Are looking for capital appreciation for long term goals, such as retirement or funding a child’s education, but also seek some current income

•	Want a professionally managed and diversified portfolio

•	Are willing to accept the risk that the value of your investment may decline in order to seek the highest total investment return

MERRILL LYNCH BALANCED CAPITAL FUND, INC.

RISK/RETURN BAR CHART

The bar chart and table shown below provide an indication of the risks of investing in the Fund. The bar chart shows changes in the Fund’s performance for Class B shares for each of the past ten calendar years. Sales charges are not reflected in the bar chart. If these amounts were reflected, returns would be less than those shown. The table compares the average annual total returns for each class of the Fund’s shares for the periods shown with those of the Standard & Poor’s (S&P) 500 Index and the Merrill Lynch (“ML”) U.S. Domestic Master Bond Index. How the Fund performed in the past is not necessarily an indication of how the Fund will perform in the future.

                                    [GRAPH]

                                1990     0.10%
                                1991    23.39%
                                1992     3.99%
                                1993    12.54%
                                1994    -0.10%
                                1995    31.52%
                                1996    11.50%
                                1997    20.20%
                                1998     5.11%
                                1999     3.45%

During the ten-year period shown in the bar chart, the highest return for a quarter was 10.81% (quarter ended December 31, 1999) and the lowest return for a quarter was –11.65% (quarter ended September 30, 1998). The Fund’s year-to-date return as of March 31, 2000 was 1.60%.

Average Annual Total Returns (for the calendar year ended) December 31, 1999	Past One Year	Past Five Years	Past Ten Years/ Since Inception

Balanced Capital Fund* — Class A	(0.95)%	13.84%	11.25%
S&P 500 Index**	21.04%	28.54%	18.20%
ML US Domestic Master Bond Index***	(0.96)%	7.73%	7.75%

Balanced Capital Fund* — Class B	(0.24)%	13.90%	10.72%†
S&P 500 Index**	21.04%	28.54%	18.20%
ML US Domestic Master Bond Index***	(0.96)%	7.73%	7.75%

Balanced Capital Fund* — Class C	2.55%	13.89%	13.02%††
S&P 500 Index**	21.04%	28.54%	27.19%†††
ML US Domestic Master Bond Index***	(0.96)%	7.73%	7.60%†††

Balanced Capital Fund* — Class D	(1.19)%	13.55%	12.72%††
S&P 500 Index**	21.04%	28.54%	27.19%†††
ML US Domestic Master Bond Index***	(0.96)%	7.73%	7.60%†††

*Includes sales charge.

**	The S&P 500® is the Standard & Poor’s Composite Index of 500 Stocks, a widely recognized, unmanaged index of common stock prices. Past performance is not predictive of future performance.

***This unmanaged Index is comprised of the entire universe of domestic investment grade bonds, including US Treasury bonds, Corporate bonds and mortgages. Past performance is not predictive of future performance.

†This performance does not reflect the effect of the conversion of Class B shares to Class D shares after approximately eight years.

††	Inception date is October 21, 1994.

†††Since October 31, 1994.

MERRILL LYNCH BALANCED CAPITAL FUND, INC.

[GRAPHIC] Key Facts

UNDERSTANDING EXPENSES

Fund investors pay various fees and expenses, either directly or indirectly. Listed below are some of the main types of expenses, which all mutual funds may charge:

Expenses paid directly by the shareholder:

Shareholder Fees — these include sales charges which you may pay when you buy or sell shares of the Fund.

Expenses paid indirectly by the shareholder:

Annual Fund Operating Expenses — expenses that cover the costs of operating the Fund.

Management Fee — a fee paid to the Investment Adviser for managing the Fund.

Distribution Fees — fees used to support the Fund’s marketing and distribution efforts, such as compensating Financial Consultants and other financial intermediaries, advertising and promotion.

Service (Account Maintenance) Fees — fees used to compensate securities dealers and other financial intermediaries for account maintenance activities.

FEES AND EXPENSES

The Fund offers four different classes of shares. Although your money will be invested the same way no matter which class of shares you buy, there are differences among the fees and expenses associated with each class. Not everyone is eligible to buy every class. After determining which classes you are eligible to buy, decide which class best suits your needs. Your Merrill Lynch Financial Consultant can help you with this decision.

This table shows the different fees and expenses that you may pay if you buy and hold the different classes of shares of the Fund. Future expenses may be greater or less than those indicated below.

Shareholder Fees (fees paid directly from your investment)(a):	Class A	Class B(b)	Class C	Class D

Maximum Sales Charge (Load) imposed on purchases (as a percentage of offering price)	5.25%(c)	None	None	5.25%(c)

Maximum Deferred Sales Charge (Load) (as a percentage of original purchase price or redemption proceeds, whichever is lower)	None(d)	4.0%(c)	1.0%(c)	None(d)

Maximum Sales Charge (Load) imposed on Dividend Reinvestments	None	None	None	None

Redemption Fee	None	None	None	None

Exchange Fee	None	None	None	None

Annual Fund Operating Expenses (expenses that are deducted from your investment):

Management Fee(e)	0.40%	0.40%	0.40%	0.40%

Distribution and/or Service (12b-1) Fees(f)	None	1.00%	1.00%	0.25%

Other Expenses (including transfer agency fees)(g)	0.16%	0.18%	0.19%	0.16%

Total Annual Fund Operating Expenses	0.56%	1.58%	1.59%	0.81%

(a) In addition, Merrill Lynch may charge clients a processing fee (currently $5.35) when a client buys or sells shares. See “How to Buy, Sell, Transfer and Exchange Shares.”
(b) Class B shares automatically convert to Class D shares about eight years after you buy them and will no longer be subject to distribution fees.
(c) Some investors may qualify for reductions in the sales charge (load).
(d) You may pay a deferred sales charge if you purchase $1 million or more and you redeem within one year.
(e) The Fund pays the Investment Adviser a monthly fee based on the average daily value of the Fund’s net assets at the annual rates of 0.50% of that portion of average daily net assets not exceeding $250 million; 0.45% of that portion of average daily net assets exceeding $250 million but not exceeding $300 million; 0.425% of that portion of average daily net assets exceeding $300 million but not exceeding $400 million; and 0.40% of that portion of average daily net assets exceeding $400 million. For the fiscal year ended March 31, 2000, the Investment Adviser received a fee equal to 0.40% of the Fund’s average daily net assets.
(f) The Fund calls the “Service Fee” an “Account Maintenance Fee.” Account Maintenance Fee is the term used in this Prospectus and in all other Fund materials. If you hold Class B or Class C

MERRILL LYNCH BALANCED CAPITAL FUND, INC. (Footnotes continued from previous page)
shares for a long time, it may cost you more in distribution (12b-1) fees than the maximum sales charge that you would have paid if you had bought one of the other classes.
(g)
The Fund pays the Transfer Agent $11.00 for each Class A and Class D shareholder account and $14.00 for each Class B and Class C shareholder account and reimburses the Transfer Agent’s out-of-pocket expenses. The Fund pays a 0.10% fee for certain accounts that participate in the Merrill Lynch Mutual Fund Advisor program. The Fund also pays a $0.20 monthly closed account charge, which is assessed upon all accounts that close during the year. This fee begins the month following the month the account is closed and ends at the end of the calendar year. For the fiscal year ended March 31, 2000, the Fund paid the Transfer Agent fees totaling $14,499,620.

Examples:

These examples are intended to help you compare the cost of investing in the Fund with the cost of investing in other mutual funds.

These examples assume that you invest $10,000 in the Fund for the time periods indicated, that your investment has a 5% return each year, that you pay the sales charges, if any, that apply to the particular class and that the Fund’s operating expenses remain the same. This assumption is not meant to indicate you will receive a 5% annual rate of return. Your annual return may be more or less than the 5% used in this example. Although your actual costs may be higher or lower, based on these assumptions your costs would be:

EXPENSES IF YOU DID REDEEM YOUR SHARES:

	1 Year	3 Years	5 Years	10 Years

Class A	$579	$695	$821	$1,190

Class B	$561	$699	$860	$1,677	*

Class C	$262	$502	$866	$1,889

Class D	$603	$770	$951	$1,474

EXPENSES IF YOU DID NOT REDEEM YOUR SHARES:

	1 Year	3 Years	5 Years	10 Years

Class A	$579	$695	$821	$1,190

Class B	$161	$499	$860	$1,677	*

Class C	$162	$502	$866	$1,889

Class D	$603	$770	$951	$1,474

*	Assumes conversion to Class D shares approximately eight years after purchase. See note (b) to the Fees and Expenses table above.

MERRILL LYNCH BALANCED CAPITAL FUND, INC.

[GRAPHIC] Details About the Fund

ABOUT THE PORTFOLIO MANAGERS

Kurt Schansinger is the Senior Portfolio Manager of the Fund. He has served as First Vice President of MLIM since 1997 and Vice President from 1995 to 1997. Prior to joining MLIM, he was a Senior Vice President of Oppenheimer Capital L.P.

Walter Cuje is the Associate Portfolio Manager of the Fund. Mr. Cuje has been an Associate Portfolio Manager of MLIM since October 1993, First Vice President since 1997 and Vice President from 1991 to 1997.

HOW THE FUND INVESTS

The Fund can invest in both equity securities and debt securities (including money market) and convertible securities. The Fund may invest entirely in equity securities, entirely in debt securities or partly in equity securities and partly in debt securities. Fund management expects that usually a majority of the Fund’s assets will be stocks of large companies.

The Fund’s management will select the percentages of the total portfolio invested in equity securities and debt securities based on its perception of the relative valuation of each asset class compared with that asset class’ historical valuation levels. The Fund presently has a policy (that may be changed by the Board of Directors) of investing at least 25% of net assets in fixed income senior securities, such as debt securities. When Fund management believes equity securities generally are reasonably valued or undervalued, Fund management will focus on equity investments. When Fund management believes equity securities generally are valued at high levels, however, Fund management may increase the percentage of the Fund’s portfolio invested in debt securities. Fund management may increase the Fund’s investments in debt securities whenever it believes that it is appropriate to do so in order to reduce the level of risk in the Fund’s portfolio or that investments in debt securities could potentially provide higher total returns than equity investments.

The equity securities in which the Fund invests will primarily be common stocks of large companies, although the Fund may invest in the securities of smaller or emerging growth companies. The Fund’s management chooses equity securities using a fundamental, value-oriented investment style. This means that the Fund seeks to invest in companies that the Fund’s management believes to be undervalued. A company’s stock is undervalued when the stock’s current price is less than what the Fund believes a share of the company is worth. A company’s worth can be assessed by several factors, such as financial resources, value of tangible assets, sales and earnings growth, rate of return on capital, product development, quality of management and overall business prospects. A company’s stock may become undervalued when most investors fail to perceive the company’s strengths in one or more of these areas. Fund management may also determine a company is undervalued if its stock price is down because of temporary factors from which Fund management believes the company will recover. The Fund will seek to invest in the stock of large, “quality” companies with strong financial resources, reasonable rates of return on capital and experienced management whenever Fund management believes such stocks are undervalued.

MERRILL LYNCH BALANCED CAPITAL FUND, INC.

ABOUT THE INVESTMENT ADVISER

The Fund is managed by Merrill Lynch Investment Managers.

Preferred Stock — class of stock that often pays dividends at a specified rate and has preference over common stock in dividend payments and liquidation of assets. Preferred stock may also be convertible into common stock.

Investment Grade — any of the four highest debt obligation rating categories by recognized rating agencies, including Moody’s Investors Service, Inc., and Standard & Poor’s.

Yield — the income generated by an investment in the Fund.

Liquidity — the ease with which a security can be traded. Securities that are less liquid have fewer potential buyers and, as a consequence, greater volatility.

Volatility — the amount and frequency of changes to a security’s market value.
The debt securities in which the Fund may invest include:

• corporate debt securities

• mortgage backed securities and asset backed securities

• U.S. and foreign government debt securities

• corporate debt securities convertible into common stock

• money market securities

The Fund may invest in debt securities of any maturity. Changes in the value of debt securities may occur in response to interest rate movements —generally, when interest rates go up, the value of most debt securities goes down. In most cases, when interest rates go up, the value of debt securities with longer term maturities goes down more than the value of debt securities with shorter maturities. Because the Fund may invest a substantial portion of its assets in debt securities with long term maturities, rising interest rates may cause the value of the Fund’s debt investments to decline significantly. The Fund also may invest in preferred stock.

Although Fund management anticipates that the Fund will focus on debt securities that are rated investment grade, the Fund has established no rating criteria for such debt securities. In addition, the Fund may invest a portion of its assets in low rated debt securities, which are commonly called “junk bonds.” Although junk bonds generally have higher yields than debt securities with higher credit ratings, they are high risk investments that may not pay interest or return principal as scheduled. Junk bonds generally are less liquid and experience more price volatility than higher rated fixed income securities. The Fund does not intend to invest in excess of 35% of its assets in junk bonds.

The Fund may invest up to 35% of its assets in various types of mortgage backed securities. Mortgage backed securities represent the right to receive a portion of principal and/or interest payments made on a pool or residential or commercial mortgage loans. Mortgage backed securities frequently react differently to changes in interest rates than other debt securities.

The Fund may invest up to 25% of its assets in securities of foreign issuers. The Fund may invest in issuers from any country. The Fund’s management, however, anticipates that a substantial portion of the Fund’s foreign equity and debt investments will be in issuers in the developed countries of Europe and the Far East. The Fund may also invest in equity and debt securities of issuers in emerging markets, but the Fund’s management anticipates that a greater portion of the Fund’s foreign investments will be in issuers in developed countries.

The Fund may invest in securities denominated in currencies other than the U.S. dollar.

The Fund may as a temporary defensive measure, and without limitation, hold assets in cash or money market securities. Normally a portion of the Fund’s assets would be held in these securities in anticipation of investment in equities or to meet redemptions. Investments in money market securities can be sold easily and have limited risk of loss but may not achieve the Fund’s investment objective.

The Fund has no stated minimum holding period for investments, and will buy or sell securities whenever the Fund’s management sees an appropriate opportunity.

INVESTMENT RISKS

This section contains a summary discussion of the general risks of investing in the Fund. As with any fund, there can be no guarantee that the Fund will meet its goals or that the Fund’s performance will be positive for any period of time.

Market and Selection Risk — Market risk is the risk that the stock market in one or more countries in which the Fund invests will go down in value, including the possibility that one or more markets will go down sharply and unpredictably. Selection risk is the risk that the securities that Fund management selects will underperform the stock markets or other funds with similar investment objectives and investment strategies.

Foreign Market Risk — Since the Fund invests in foreign securities, it offers the potential for more diversification than an investment only in the United States. This is because securities traded on foreign markets have often (though not always) performed differently than stocks in the United States. However, such investments involve special risks not present in U.S. investments that can increase the chances that the Fund will lose money. In particular, the Fund is subject to the risk that because there are generally fewer investors on foreign exchanges and a smaller number of shares traded each day, it may make it difficult for the Fund to buy and sell securities on those exchanges. In addition, prices of foreign securities may go up and down more than prices of securities traded in the United States.

MERRILL LYNCH BALANCED CAPITAL FUND, INC.

Foreign Economy Risk — The economies of certain foreign markets often do not compare favorably with the economy of the United States with respect to such issues as growth of gross national product, reinvestment of capital, resources and balance of payments position. Certain such economies may rely heavily on particular industries or foreign capital and are more vulnerable to diplomatic developments, the imposition of economic sanctions against a particular country or countries, changes in international trading patterns, trade barriers and other protectionist or retaliatory measures. Investments in foreign markets may also be adversely affected by governmental actions such as the imposition of capital controls, nationalization of companies or industries, expropriation of assets or the imposition of punitive taxes. In addition, the governments of certain countries may prohibit or impose substantial restrictions on foreign investing in their capital markets or in certain industries. Any of these actions could severely affect security prices, impair the Fund’s ability to purchase or sell foreign securities or transfer the Fund’s assets or income back into the United States, or otherwise adversely affect the Fund’s operations. Other foreign market risks include foreign exchange controls, difficulties in pricing securities, defaults on foreign government securities, difficulties in enforcing favorable legal judgments in foreign courts, and political and social instability. Legal remedies available to investors in certain foreign countries may be less extensive than those available to investors in the United States or other foreign countries.

Currency Risk — Securities in which the Fund invests may be denominated or quoted in currencies other than the U.S. dollar. Changes in foreign currency exchange rates affect the value of the Fund’s portfolio. Generally, when the U.S. dollar rises in value against a foreign currency, a security denominated in that currency loses value because the currency is worth fewer U.S. dollars. Conversely, when the U.S. dollar decreases in value against a foreign currency, a security denominated in that currency gains value because the currency is worth more U.S. dollars. This risk, generally known as “currency risk,” means that a strong U.S. dollar will reduce returns for U.S. investors while a weak U.S. dollar will increase those returns.

Governmental Supervision and Regulation/Accounting Standards —Many foreign governments supervise and regulate stock exchanges, brokers and the sale of securities less than the United States does. Some countries may not have laws to protect investors the way that the U.S. securities laws do. For example, some countries may have no laws or rules against insider trading. Insider trading occurs when a person buys or sells a company’s securities based on nonpublic information about that company. Accounting standards in other countries are not necessarily the same as in the United States. If the accounting standards in another country do not require as much detail as U.S. accounting standards, it may be harder for Fund management to completely and accurately determine a company’s financial condition. Also, brokerage commissions and other costs of buying or selling securities often are higher in foreign countries than they are in the United States. This reduces the amount the Fund can earn on its investments.

Certain Risks of Holding Fund Assets Outside the United States — The Fund generally holds its foreign securities and cash in foreign banks and securities depositories. Some foreign banks and securities depositories may be recently organized or new to the foreign custody business. In addition, there may be limited or no regulatory oversight over their operations. Also, the laws of certain countries may put limits on the Fund’s ability to recover its assets if a foreign bank, depository or issuer of a security, or any of their agents, goes bankrupt. In addition, it is often more expensive for the Fund to buy, sell and hold securities in certain foreign markets than in the United States. The increased expense of investing in foreign markets reduces the amount the Fund can earn on its investments and typically results in a higher operating expense ratio for the Fund than investment companies invested only in the United States.

Settlement Risk — Settlement and clearance procedures in certain foreign markets differ significantly from those in the United States. Foreign settlement procedures and trade regulations also may involve certain risks (such as delays in payment for or delivery of securities) not typically generated by the settlement of U.S. investments. Communications between the United States and emerging market countries may be unreliable, increasing the risk of delayed settlements or losses of security certificates. Settlements in certain foreign countries at times have not kept pace with the number of securities transactions; these problems may make it difficult for the Fund to carry out transactions. If the Fund cannot settle or is delayed in settling a purchase of securities, it may miss attractive investment opportunities and certain of its assets may be uninvested with no return earned thereon for some period. If the Fund cannot settle or is delayed in settling a sale of securities, it may lose money if the value of the security then declines or, if it has contracted to sell the security to another party, the Fund could be liable to that party for any losses incurred.

MERRILL LYNCH BALANCED CAPITAL FUND, INC.

European Economic and Monetary Union (EMU) — Certain European countries have entered into EMU in an effort to, among other things, reduce barriers between countries, increase competition among companies, reduce government subsidies in certain industries, and reduce or eliminate currency fluctuations among these countries. EMU established a single common European currency (the “euro”) that was introduced on January 1, 1999 and is expected to replace the existing national currencies of all EMU participants by July 1, 2002. Certain securities (beginning with government and corporate bonds) have been redenominated in the euro, and are listed, trade and make dividend and other payments only in euros. Although EMU is generally expected to have a beneficial effect, it could negatively affect the Fund in a number of situations, including as follows:

•
If the transition to euro, or EMU as a whole, does not proceed as planned, the Fund’s investments could be adversely affected. For example, sharp currency fluctuations, exchange rate volatility and other disruptions of the markets could occur.

•
Withdrawal from EMU by a participating country could also have a negative effect on the Fund’s investments, for example if securities redenominated in euros are transferred back into that country’s national currency.

Emerging Markets Risk — The risks of foreign investments are usually much greater for emerging markets. Investments in emerging markets may be considered speculative. Emerging markets include those in countries defined as emerging or developing by the World Bank, the International Finance Corporation or the United Nations. Emerging markets are riskier because they develop unevenly and may never fully develop. They are more likely to experience hyperinflation and currency devaluations, which adversely affects returns to U.S. investors. In addition, the securities markets in many of these countries have far lower trading volumes and less liquidity than developed markets. Since these markets are so small, they may be more likely to suffer sharp and frequent price changes or long term price depression because of adverse publicity, investor perceptions, or the actions of a few large investors. In addition, traditional measures of investment value used in the United States, such as price to earnings ratios, may not apply to certain small markets.

Many emerging markets have histories of political instability and abrupt changes in policies. As a result, their governments are more likely to take actions that are hostile or detrimental to private enterprise or foreign investment than those of more developed countries. Certain emerging markets may also face other significant internal or external risks, including the risk of war, and ethnic, religious and racial conflicts. In addition, governments in many emerging market countries participate to a significant degree in their economies and securities markets, which may impair investment and economic growth.

Borrowing and Leverage Risk — The Fund may borrow for temporary emergency purposes including to meet redemptions. Borrowing may exaggerate changes in the net asset value of Fund shares and in the yield on the Fund’s portfolio. Borrowing will cost the Fund interest expense and other fees. The cost of borrowing may reduce the Fund’s return. Certain securities that the Fund buys may create leverage including futures and options.

Securities Lending — The Fund may lend securities with a value not exceeding 20% of its assets to financial institutions that provide government securities as collateral. Securities lending involves the risk that the borrower may fail to return the securities in a timely manner or at all. As a result, the Fund may lose money and there may be a delay in recovering the loaned securities. The Fund could also lose money if it does not recover the securities and the value of the collateral falls. These events could trigger adverse tax consequences to the Fund.

Risks associated with certain types of securities in which the Fund may invest include:

Convertibles — Convertibles are generally debt securities or preferred stocks that may be converted into common stock. Convertibles typically pay current income as either interest (debt security convertibles) or dividends (preferred stocks). A convertible’s value usually reflects both the stream of current income payments and the value of the underlying common stock. The market value of a convertible performs like a regular debt security, that is, if market interest rates rise, the value of a convertible usually falls. Since it is convertible into common stock, the convertible also has the same types of market and issuer risk as the underlying common stock.

Mortgage backed securities — Mortgage backed securities represent the right to receive a portion of principal and/or interest payments made on a pool of residential or commercial mortgage loans. When interest rates fall, borrowers may refinance or otherwise repay principal on their mortgages earlier than scheduled. When this happens, certain types of mortgage backed securities will be paid off more quickly than originally anticipated and the Fund has to invest the proceeds in securities with lower yields. This risk is known as “prepayment risk.” When interest rates rise, certain types of mortgage backed securities will be paid off more slowly than originally anticipated and the value of these securities will fall. This risk is known as extension risk.

Because of prepayment risk and extension risk, mortgage backed securities react differently to changes in interest rates than other fixed income securities. Small movements in interest rates (both increases and decreases) may quickly and significantly reduce the value of certain mortgage backed securities.

Most mortgage backed securities are issued by Federal government agencies, such as the Government National Mortgage Association (Ginnie Mae), the Federal Home Loan Mortgage Corporation (Freddie Mac) on Federal National Mortgage Association (Fannie Mae) Principal and interest payments on mortgage backed securities issued by the Federal government agencies are guaranteed by either Federal government or the government agency. Such securities have very little credit risk. Mortgage backed securities that are issued by private corporations rather than Federal agencies have credit risk as well as prepayment risk and extension risk.

Mortgage backed securities may be either pass-through securities or collateralized mortgage obligations (CMOs). Pass through securities represent a right to receive principal and interest payments collected on a pool of mortgages, which are passed through to security holders (less servicing costs). CMOs are created by dividing the principal and interest payments collected on a pool of mortgages into several revenue streams (tranches) with different priority rights to portions of the underlying mortgage payments. Certain CMO tranches may represent a right to receive interest only (IOs), principal only (POs), or an amount that remains after other floating-rate tranches are paid (an inverse floater). These securities are frequently referred to as “mortgage derivatives” and may be extremely sensitive to changes in interest rates. If the Fund invests in CMO tranches (including CMO tranches issued by government agencies) and interest rates move in a manner not anticipated by Fund management, it is possible that the Fund could lose all or substantially all of its investment.

MERRILL LYNCH BALANCED CAPITAL FUND, INC.

[GRAPHIC] Details About the Fund

Small Cap and Emerging Growth Securities — Small cap or emerging growth companies may have limited product lines or markets. They may be less financially secure than larger, more established companies. They may depend on a small number of key personnel. If a product fails, or if management changes, or there are other adverse developments, the Fund’s investment in a small cap or emerging growth company may lose substantial value.

The securities of small cap and emerging growth companies generally trade in lower volumes and are subject to greater and less predictable price changes than the securities of larger, more established companies. Investing in smaller and emerging growth companies requires a long term view.

Debt securities — Debt securities, such as bonds, involve credit risk. This is the risk that the borrower will not make timely payments of principal and interest. The degree of credit risk depends on the issuer’s financial condition and on the terms of the bonds. These securities are also subject to interest rate risk. This is the risk that the value of the security may fall when interest rates rise. In general, the market price of debt securities with longer maturities will go up or down more in response to changes in interest rates than the market price of shorter term securities.

Junk Bonds — Junk bonds are debt securities that are rated below investment grade by the major rating agencies or are unrated securities that Fund management believes are of comparable quality. Although junk bonds generally pay higher rates of interest than investment grade bonds, they are high risk investments that may cause income and principal losses for the Fund. Junk bonds generally are less liquid and experience more price volatility than higher rated debt securities. The issuers of junk bonds may have a larger amount of outstanding debt relative to their assets than issuers of investment grade bonds. In the event of an issuer’s bankruptcy, claims of other creditors may have priority over the claims of junk bond holders, leaving few or no assets available to repay junk bond holders. Junk bonds may be subject to greater call and redemption risk than higher rated debt securities.

Sovereign Debt — The Fund may invest in sovereign debt securities. These securities are issued or guaranteed by foreign government entities. Investments in sovereign debt subject the Fund to the risk that a government entity may delay or refuse to pay interest or repay principal on its sovereign debt. Some of the reasons for that may include cash flow problems, insufficient foreign currency reserves, political considerations, the relative size of its debt position to its economy or its failure to put in place economic reforms required by the International Monetary Fund or other multilateral agencies. If a government entity defaults, it may ask for more time in which to pay or for further loans. There may be no bankruptcy proceeding by which all or part of sovereign debt that a government entity has not repaid may be collected.

Illiquid Securities — The Fund may invest up to 15% of its net assets in illiquid securities that it cannot easily resell within seven days at current value or that have contractual or legal restrictions on resale. If the Fund buys illiquid securities it may be unable to quickly resell them or may be able to sell them only at a price below current value.

Restricted Securities — Restricted securities have contractual or legal restrictions on their resale. They may include private placement securities that the Fund buys directly from the issuer. Private placement and other restricted securities may not be listed on an exchange and may have no active trading market.

Restricted securities may be illiquid. The Fund may be unable to sell them on short notice or may be able to sell them only at a price below current value. The Fund may get only limited information about the issuer, so it may be less able to predict a loss. In addition, if Fund management receives material adverse nonpublic information about the issuer, the Fund will not be able to sell the security.

Rule 144A Securities — Rule 144A securities are restricted securities that can be resold to qualified institutional buyers but not to the general public. Rule 144A securities may have an active trading market, but carry the risk that the active trading market may not continue.

Derivatives — The Fund may use derivative instruments including over-the-counter foreign currency options and options on foreign currency futures. Derivatives are financial instruments whose value is derived from another security, a commodity (such as gold or oil) or an index such as Standard & Poor’s 500 Index. Derivatives allow the Fund to increase or decrease its risk exposure more quickly and efficiently than other types of instruments. Derivatives are volatile and involve significant risks, including:

MERRILL LYNCH BALANCED CAPITAL FUND, INC.

[GRAPHIC] Details About the Fund

Credit risk — the risk that the counterparty (the party on the other side of the transaction) on a derivative transaction will be unable to honor its financial obligation to the Fund.

Currency risk — the risk that changes in the exchange rate between currencies will adversely affect the value (in U.S. dollar terms) of an investment.

    Leverage risk — the risk associated with certain types of investments or trading strategies (such as borrowing money to increase the amount of investments) that relatively small market movements may result in large changes in the value of an investment. Certain investments or trading strategies that involve leverage can result in losses that greatly exceed the amount originally invested.

    Liquidity risk — the risk that certain securities may be difficult or impossible to sell at the time that the seller would like or at the price that the seller believes the security is currently worth.

The Fund may use derivatives for hedging purposes, including anticipatory hedges. Hedging is a strategy in which the Fund uses a derivative to offset the risk that other Fund holdings may decrease in value. While hedging can reduce losses, it can also reduce or eliminate gains if the market moves in a different manner than anticipated by the Fund or if the cost of the derivative outweighs the benefit of the hedge. Hedging also involves the risk that changes in the value of the derivative will not match those of the holdings being hedged as expected by the Fund, in which case any losses on the holdings being hedged may not be reduced. There can be no assurance that the Fund’s hedging strategy will reduce risk or that hedging transactions will be either available or cost effective. The Fund is not required to use hedging and may choose not to do so.

STATEMENT OF ADDITIONAL INFORMATION

If you would like further information about the Fund, including how it invests, please see the Statement of Additional Information.

MERRILL LYNCH BALANCED CAPITAL FUND, INC.

[GRAPHIC] Your Account

MERRILL LYNCH SELECT PRICING  SM SYSTEM

The Fund offers four share classes, each with its own sales charge and expense structure, allowing you to invest in the way that best suits your needs. Each share class represents an ownership interest in the same investment portfolio. When you choose your class of shares you should consider the size of your investment and how long you plan to hold your shares. Your Merrill Lynch Financial Consultant can help you determine which share class is best suited to your personal financial goals.

For example, if you select Class A or D shares, you generally pay a sales charge at the time of purchase. If you buy Class D shares, you also pay an ongoing account maintenance fee of 0.25%. You may be eligible for a sales charge reduction or waiver.

If you select Class B or C shares, you will invest the full amount of your purchase price, but you will be subject to a distribution fee of 0.75% and an account maintenance fee of 0.25%. Because these fees are paid out of the Fund’s assets on an ongoing basis, over time these fees increase the cost of your investment and may cost you more than paying an initial sales charge. In addition, you may be subject to a deferred sales charge when you sell Class B or C shares.

The Fund’s shares are distributed by Merrill Lynch Funds Distributor, a division of FAM Distributors, Inc., an affiliate of Merrill Lynch.

MERRILL LYNCH BALANCED CAPITAL FUND, INC.

[GRAPHIC] Your Account
The table below summarizes key features of the Merrill Lynch Select Pricing  SM System.

	Class A	Class B	Class C	Class D

Availability	Limited to certain
investors including:
•   Current Class A
 shareholders
•   Certain Retirement
 Plans
•  Participants in
 certain Merrill Lynch-
 sponsored programs
•  Certain affiliates of
 Merrill Lynch,
 selected securities
 dealers and other
 financial
	intermediaries.	Generally available through Merrill Lynch. Limited availability through selected securities dealers and other financial intermediaries.	Generally available through Merrill Lynch. Limited availability through selected securities dealers and other financial intermediaries.	Generally available through Merrill Lynch. Limited availability through selected securities dealers and other financial intermediaries.

Initial Sales Charge?	Yes. Payable at time of purchase. Lower sales charges available for larger investments.	No. Entire purchase price is invested in shares of the Fund.	No. Entire purchase price is invested in shares of the Fund.	Yes. Payable at time of purchase. Lower sales charges available for larger investments.

Deferred Sales Charge?	No. (May be charged for purchases over $1 million that are redeemed within one year.)	Yes. Payable if you redeem within four years of purchase.	Yes. Payable if you redeem within one year of purchase.	No. (May be charged for purchases over $1 million that are redeemed within one year.)

Account Maintenance and Distribution Fees?	No.	0.25% Account Maintenance Fee 0.75% Distribution Fee.	0.25% Account Maintenance Fee 0.75% Distribution Fee.	0.25% Account Maintenance Fee No Distribution Fee.

Conversion to Class D shares?	No.	Yes, automatically after approximately eight years.	No.	No.

MERRILL LYNCH BALANCED CAPITAL FUND, INC.

Right of Accumulation — permits you to pay the sales charge that would apply to the cost or value (whichever is higher) of all shares you own in the Merrill Lynch mutual funds that offer Select Pricing options.

Letter of Intent — permits you to pay the sales charge that would be applicable if you add up all shares of Merrill Lynch Select Pricing SM System funds that you agree to buy within a 13 month period. Certain restrictions apply.

Class A and Class D Shares — Initial Sales Charge Options

If you select Class A or Class D shares, you will pay a sales charge at the time of purchase.

Your Investment	As a % of Offering Price	As a % of Your Investment*	Dealer Compensation as a % of Offering Price

Less than $25,000	5.25%	5.54%	5.00%

$25,000 but less than $50,000	4.75%	4.99%	4.50%

$50,000 but less than $100,000	4.00%	4.17%	3.75%

$100,000 but less than $250,000	3.00%	3.09%	2.75%

$250,000 but less than $1,000,000	2.00%	2.04%	1.80%

$1,000,000 and over**	0.00%	0.00%	0.00%

*	Rounded to the nearest one-hundredth percent.

**
If you invest $1,000,000 or more in Class A or Class D shares, you may not pay an initial sales charge. In that case, the Investment Adviser compensates the selling dealer from its own funds. However, if you redeem your shares within one year after purchase, you may be charged a deferred sales charge. This charge is 1% of the lesser of the original cost of the shares being redeemed or your redemption proceeds. A sales charge of 0.75% will be charged on purchases of $1,000,000 or more of Class A or Class D shares by certain employer- sponsored retirement or savings plans.

No initial sales charge applies to Class A or Class D shares that you buy through reinvestment of dividends.

A reduced or waived sales charge on a purchase of Class A or Class D shares may apply for:

•	Purchases under a Right of Accumulation or Letter of Intent

•	Merrill Lynch Blueprint SM Program participants

•	TMA SM Managed Trusts

•	Certain Merrill Lynch investment or central asset accounts

•	Certain employer-sponsored retirement or savings plans

MERRILL LYNCH BALANCED CAPITAL FUND, INC.

[GRAPHIC] Your Account

•	Purchases using proceeds from the sale of certain Merrill Lynch closed-end funds under certain circumstances

•	Certain investors, including directors or trustees of Merrill Lynch mutual funds and Merrill Lynch employees

•	Certain fee-based programs of Merrill Lynch and other financial intermediaries that have agreements with the Distributor or its affiliates

Only certain investors are eligible to buy Class A shares. Your Merrill Lynch Financial Consultant can help you determine whether you are eligible to buy Class A shares or to participate in any of these programs.

If you decide to buy shares under the initial sales charge alternative and you are eligible to buy both Class A and Class D shares, you should buy Class A since Class D shares are subject to a 0.25% account maintenance fee, while Class A shares are not.

If you redeem Class A or Class D shares and within 30 days buy new shares of the same class, you will not pay a sales charge on the new purchase amount. The amount eligible for this “Reinstatement Privilege” may not exceed the amount of your redemption proceeds. To exercise the privilege, contact your Merrill Lynch Financial Consultant, other financial intermediary or the Fund’s Transfer Agent at 1-800-MER-FUND.

Class B and Class C Shares — Deferred Sales Charge Options

If you select Class B or Class C shares, you do not pay an initial sales charge at the time of purchase. However, if you redeem your Class B shares within four years after purchase or your Class C shares within one year after purchase, you may be required to pay a deferred sales charge. You will also pay distribution fees of 0.75% and account maintenance fees of 0.25% each year under distribution plans that the Fund has adopted under Rule 12b-1. Because these fees are paid out of the Fund’s assets on an ongoing basis, over time these fees increase the cost of your investment and may cost you more than paying an initial sales charge. The Distributor uses the money that it receives from the deferred sales charges and the distribution fees to cover the costs of marketing, advertising and compensating the Merrill Lynch Financial Consultant, selected securities dealer or other financial intermediary who assists you in purchasing Fund shares.

MERRILL LYNCH BALANCED CAPITAL FUND, INC.

Class B Shares

If you redeem Class B shares within four years after purchase, you may be charged a deferred sales charge. The amount of the charge gradually decreases as you hold your shares over time, according to the following schedule:

Years Since Purchase	Sales Charge*

0 – 1	4.00%

1 – 2	3.00%

2 – 3	2.00%

3 – 4	1.00%

4 and thereafter	0.00%

*
The percentage charge will apply to the lesser of the original cost of the shares being redeemed or the proceeds of your redemption. Shares acquired through reinvestment of dividends are not subject to a deferred sales charge. Not all Merrill Lynch funds have identical deferred sales charge schedules. If you exchange your shares for shares of another fund, the higher charge will apply.

The deferred sales charge relating to Class B shares may be reduced or waived in certain circumstances, such as:

•	Certain post-retirement withdrawals from an IRA or other retirement plan if you are over 59 1 /2 years old

•	Redemption by certain eligible 401(a) and 401(k) plans, certain related accounts, certain group plans participating in the Merrill Lynch Blueprint SM Program and certain retirement plan rollovers

•	Redemption in connection with participation in certain fee-based programs of Merrill Lynch or other financial intermediaries that have agreements with the Distributor or its affiliates

•
Withdrawals resulting from shareholder death or disability as long as the waiver request is made within one year of death or disability or, if later, reasonably promptly following completion of probate, or in connection with involuntary termination of an account in which Fund shares are held

MERRILL LYNCH BALANCED CAPITAL FUND, INC.

[LOGO] Your Account

•	Withdrawals through the Merrill Lynch Systematic Withdrawal Plan of up to 10% per year of your Class B account value at the time the plan is established

Your Class B shares convert automatically into Class D shares approximately eight years after purchase. Any Class B shares received through reinvestment of dividends paid on converting shares will also convert at that time. Class D shares are subject to lower annual expenses than Class B shares. The conversion of Class B to Class D shares is not a taxable event for Federal income tax purposes.

Different conversion schedules apply to Class B shares of different Merrill Lynch mutual funds. For example, Class B shares of a fixed income fund typically convert approximately ten years after purchase compared to approximately eight years for equity funds. If you acquire your Class B shares in an exchange from another fund with a shorter conversion schedule, the Fund’s eight year conversion schedule will apply. If you exchange your Class B shares in the Fund for Class B shares of a fund with a longer conversion schedule, the other fund’s conversion schedule will apply. The length of time that you hold both the original and exchanged Class B shares in both funds will count toward the conversion schedule. The conversion schedule may be modified in certain other cases as well.

Class C Shares

If you redeem Class C shares within one year after purchase, you may be charged a deferred sales charge of 1.00%. The charge will apply to the lesser of the original cost of the shares being redeemed or the proceeds of your redemption. You will not be charged a deferred sales charge when you redeem shares that you acquire through reinvestment of Fund dividends. The deferred sales charge relative to Class C shares may be reduced or waived in connection with involuntary termination of an account in which Fund shares are held and withdrawals through the Merrill Lynch Systematic Withdrawal Plan.

Class C shares do not offer a conversion privilege.

MERRILL LYNCH BALANCED CAPITAL FUND, INC.

HOW TO BUY, SELL, TRANSFER AND EXCHANGE SHARES

The chart on the following pages summarizes how to buy, sell, transfer and exchange shares through Merrill Lynch, selected securities dealer, broker, investment adviser, service provider or other financial intermediary. You may also buy shares through the Transfer Agent. To learn more about buying, selling, transferring or exchanging shares through the Transfer Agent, call 1-800-MER-FUND. Because the selection of a mutual fund involves many considerations, your Merrill Lynch Financial Consultant may help you with this decision.

Because of the high costs of maintaining smaller shareholder accounts, the Fund may redeem the shares in your account (without charging any deferred sales charge) if the net asset value of your account falls below $500 due to redemptions you have made. You will be notified that the value of your account is less than $500 before the Fund makes an involuntary redemption. You will then have 60 days to make an additional investment to bring the value of your account to at least $500 before the Fund takes any action. This involuntary redemption does not apply to retirement plans or Uniform Gifts or Transfers to Minors Act accounts.

MERRILL LYNCH BALANCED CAPITAL FUND, INC.

[GRAPHIC] Your Account

If You Want To	Your Choices	Information Important for You to Know

Buy Shares	First, select the share class appropriate for you	Refer to the Merrill Lynch Select Pricing table on page 20. Be sure to read this Prospectus carefully.

	Next, determine the amount of your investment	The minimum initial investment for the Fund is $1,000 for all accounts except: • $250 for certain Merrill Lynch fee-based programs • $100 for retirement plans.

(The minimums for initial investments may be waived under certain circumstances.)

Have your Merrill Lynch Financial Consultant or securities dealer submit your purchase order	The price of your shares is based on the next calculation of net asset value after your order is placed. Any purchase orders placed prior to the close of business on the New York Stock Exchange
(generally 4:00 p.m. Eastern time) will be priced at the net asset value determined that day.

Purchase orders placed after that time will be priced at the net asset value determined on the next business day. The Fund may reject any order to buy shares and may suspend the sale of shares at any time. Merrill Lynch may charge a processing fee to confirm a purchase. This fee is currently $5.35.

Or contact the Transfer Agent	To purchase shares directly, call the Transfer Agent at 1-800-MER-
FUND and request a purchase application. Mail the completed
purchase application to the Transfer Agent at the address on the inside back cover of this Prospectus.

Add to Your Investment	Purchase additional shares	The minimum investment for additional purchases is generally $50 except that retirement plans have a minimum additional purchase of $1 and certain programs, such as automatic investment plans, may have higher minimums.

(The minimums for additional purchases may be waived under certain circumstances.)

	Acquire additional shares through the automatic dividend reinvestment plan	All dividends are automatically reinvested without a sales charge.

	Participate in the automatic investment plan	You may invest a specific amount on a periodic basis through certain Merrill Lynch investment or central asset accounts.

Transfer Shares to Another Selected Securities Dealer or Other Financial Intermediary	Transfer to a participating selected securities dealer or other financial intermediary	You may transfer your Fund shares only to another securities dealer or other financial intermediary that has entered into an agreement with Merrill Lynch. Certain shareholder services may not be available for the transferred shares. You may only purchase additional shares of funds previously owned before the transfer. All future trading of these assets must be coordinated by the receiving firm.

	Transfer to a non- participating selected securities dealer or other financial intermediary	You must either: • Transfer your shares to an account with the Transfer Agent; or • Sell your shares paying any applicable deferred sales charge.

MERRILL LYNCH BALANCED CAPITAL FUND, INC.

[GRAPHIC] Your Account

If You Want To	Your Choices	Information Important for You to Know

Sell Your Shares	Have your Merrill Lynch Financial Consultant, selected securities dealer or financial intermediary submit your sales order	The price of your shares is based on the next calculation of net asset value after your order is placed. For your redemption request to be priced at the net asset value on the day of your request, you must submit your request to your dealer prior to that day’s close of business on the New York Stock Exchange (generally 4:00 p.m.
Eastern time). Any redemption request placed after that time will be priced at the net asset value at the close of business on the next business day.

Securities dealers or other financial intermediaries, including Merrill
Lynch, may charge a fee to process a redemption of shares. Merrill
Lynch currently charges a fee of $5.35. No processing fee is charged if you redeem shares directly through the Transfer Agent.

The Fund may reject an order to sell shares under certain circumstances.

Sell through the Transfer Agent	You may sell shares held at the Transfer Agent by writing to the
Transfer Agent at the address on the inside back cover of this prospectus. All shareholders on the account must sign the letter. A signature guarantee will generally be required but may be waived in certain limited circumstances. You can obtain a signature guarantee from a bank, securities dealer, securities broker, credit union, savings association, national securities exchange or registered securities association. A notary public seal will not be acceptable. If you hold stock certificates, return the certificates with the letter. The Transfer
Agent will normally mail redemption proceeds within seven days following receipt of a properly completed request. If you make a redemption request before the Fund has collected payment for the purchase of shares, the Fund or the Transfer Agent may delay mailing your proceeds. This delay will usually not exceed ten days.

You may also sell shares held at the Transfer Agent by telephone request if the amount being sold is less than $50,000 and if certain other conditions are met. Contact the Transfer Agent at 1-800-MER-
FUND for details.

Sell Shares Systematically	Participate in the Fund’s Systematic Withdrawal Plan	You can choose to receive systematic payments from your Fund account either by check or through direct deposit to your bank account on a monthly or quarterly basis. If you hold your Fund shares in a Merrill Lynch CMA®, CBA® or Retirement Account you can
arrange for systematic redemptions of a fixed dollar amount on a monthly, bi-monthly, quarterly, semi-annual or annual basis, subject to certain conditions. Under either method you must have dividends automatically reinvested. For Class B and C shares your total annual withdrawals cannot be more than 10% per year of the value of your shares at the time your plan is established. The deferred sales charge is waived for systematic redemptions. Ask your Merrill Lynch Financial
Consultant or other financial intermediary for details.

MERRILL LYNCH BALANCED CAPITAL FUND, INC.

[GRAPHIC] Your Account

If You Want To	Your Choices	Information Important for You to Know

Exchange Your Shares	Select the fund into which you want to exchange. Be sure to read that fund’s prospectus	You can exchange your shares of the Fund for shares of many other
Merrill Lynch mutual funds. You must have held the shares used in the exchange for at least 15 calendar days before you can exchange to another fund.

Each class of Fund shares is generally exchangeable for shares of the same class of another fund. If you own Class A shares and wish to exchange into a fund in which you have no Class A shares (and are not eligible to purchase Class A shares), you will exchange into Class
D shares.

Some of the Merrill Lynch mutual funds impose a different initial or deferred sales charge schedule. If you exchange Class A or D shares for shares of a fund with a higher initial sales charge than you originally paid, you will be charged the difference at the time of exchange. If you exchange Class B shares for shares of a fund with a different deferred sales charge schedule, the higher schedule will apply. The time you hold Class B or C shares in both funds will count when determining your holding period for calculating a deferred sales charge at redemption. If you exchange Class A or D shares for money market fund shares, you will receive Class A shares of Summit
Cash Reserves Fund. Class B or C shares of the Fund will be
exchanged for Class B shares of Summit.

To exercise the exchange privilege contact your Merrill Lynch Financial Consultant or call the Transfer Agent at 1-800-MER-FUND.

Although there is currently no limit on the number of exchanges that you can make, the exchange privilege may be modified or terminated at any time in the future.

Certain financial intermediaries may charge additional fees in connection with transactions in Fund shares. The Fund may accept orders from certain authorized financial intermediaries or their designees. The Fund will be deemed to receive an order when accepted by the intermediary or designee and the order will receive the net asset value next computed by the Fund after such acceptance. If the payment for a purchase order is not made by a designated later time, the order will be canceled and the financial intermediary could be held liable for any losses.

The Investment Adviser, the Distributor or their affiliates may make payments out of their own resources to selected securities dealers and other financial intermediaries for providing services intended to result in the sale of Fund shares or for shareholder servicing activities.

MERRILL LYNCH BALANCED CAPITAL FUND, INC.

HOW SHARES ARE PRICED

Net Asset Value — the market value of the Fund’s total assets after deducting liabilities, divided by the number of shares outstanding.

When you buy shares, you pay the net asset value, plus any applicable sales charge. This is the offering price. Shares are also redeemed at their net asset value, minus any applicable deferred sales charge. The Fund calculates its net asset value (generally by using market quotations) each day the New York Stock Exchange is open, as of the close of business on the Exchange based on prices at the time of closing. The Exchange generally closes at 4:00 p.m. Eastern time. The net asset value used in determining your share price is the next one calculated after your purchase or redemption order is placed. Foreign securities owned by the Fund may trade on weekends or other days when the Fund does not price its shares. As a result, the Fund’s net asset value may change on days when you will not be able to purchase or redeem the Fund’s shares.

Generally, Class A shares will have the highest net asset value because that class has the lowest expenses, and Class D shares will have a higher net asset value than Class B or Class C shares. Also dividends paid on Class A and Class D shares will generally be higher than dividends paid on Class B and Class C shares because Class A and Class D shares have lower expenses.

PARTICIPATION IN MERRILL LYNCH FEE-BASED PROGRAMS

If you participate in certain fee-based programs offered by Merrill Lynch or other financial intermediaries, you may be able to buy Class A shares at net asset value, including by exchanges from other share classes. Sales charges on the shares being exchanged may be reduced or waived under certain circumstances.

You generally cannot transfer shares held through a fee-based program into another account. Instead, you will have to redeem your shares held through the program and purchase shares of another class, which may be subject to distribution and account maintenance fees. This may be a taxable event and you will pay any applicable sales charges.

If you leave one of these programs, your shares may be redeemed or automatically exchanged into another class of Fund shares or into a money market fund. The class you receive may be the class you originally owned when you entered the program, or in certain cases, a different class. If the exchange is into Class B shares, the period before conversion to Class D shares may be modified. Any redemption or exchange will be at net asset value. However, if you participate in the program for less than a specified period, you may be charged a fee in accordance with the terms of the program.

Details about these features and the relevant charges are included in the client agreement for each fee-based program and are available from your Merrill Lynch Financial Consultant, selected securities dealer or other financial intermediary.

DIVIDENDS AND TAXES

The Fund will distribute at least annually any net investment income and any net realized long-term capital gains. The Fund may also pay a special distribution at the end of the calendar year to comply with Federal tax requirements. If your account is with Merrill Lynch and you would like to receive dividends in cash, contact your Merrill Lynch Financial Consultant. If your account is with the Transfer Agent and you would like to receive dividends in cash, contact the Transfer Agent. Capital gains may be taxable to you at different rates depending, in part, on how long the Fund has held the assets sold.

You will pay tax on dividends from the Fund whether you receive them in cash or additional shares. If you redeem Fund shares or exchange them for shares of another fund, you generally will be treated as having sold your shares and any gain on the transaction may be subject to tax. Capital gain dividends are generally taxed at different rates than ordinary income dividends.

If you are neither a lawful permanent resident nor a citizen of the U.S. or if you are a foreign entity, the Fund’s ordinary income dividends (which include distributions of net short-term capital gains) will generally be subject to a 30% U.S. withholding tax, unless a lower treaty rate applies.

MERRILL LYNCH BALANCED CAPITAL FUND, INC.

“BUYING A DIVIDEND”

Unless your investment is in a tax deferred account, you may want to avoid buying shares shortly before the Fund pays a dividend. The reason? If you buy shares when a fund has realized but not yet distributed income or capital gains, you will pay the full price for the shares and then receive a portion of the price back in the form of a taxable dividend. Before investing you may want to consult your tax adviser.
Dividends and interest received by the Fund may give rise to withholding and other taxes imposed by foreign countries. Tax conventions between certain countries and the United States may reduce or eliminate such taxes.

By law, the Fund must withhold 31% of your dividends and redemption proceeds if you have not provided a taxpayer identification number or social security number or if the number you have provided is incorrect.

This section summarizes some of the consequences under current Federal tax law of an investment in the Fund. It is not a substitute for personal tax advice. Consult your personal tax adviser about the potential tax consequences of an investment in the Fund under all applicable tax laws.

MERRILL LYNCH BALANCED CAPITAL FUND, INC.

[LOGO] Management of the Fund

MERRILL LYNCH INVESTMENT MANAGERS

Merrill Lynch Investment Managers, the Fund’s Investment Adviser, manages the Fund’s investments and its business operations under the overall supervision of the Fund’s Board of Directors. The Investment Adviser has the responsibility for making all investment decisions for the Fund. The Investment Adviser has a sub-advisory agreement with Merrill Lynch Asset Management U.K. Limited, an affiliate, under which the Investment Adviser may pay a fee for services it receives. The Fund pays the Investment Adviser a monthly fee based on the average daily value of the Fund’s net assets at the annual rates of 0.50% of that portion of average daily net assets not exceeding $250 million; 0.45% of that portion of average daily net assets exceeding $250 million but not exceeding $300 million; 0.425% of that portion of average daily net assets exceeding $300 million but not exceeding $400 million; and 0.40% of that portion of average daily net assets exceeding $400 million. For the fiscal year ended March 31, 2000, the Investment Adviser received a fee equal to 0.40% of the Fund’s average daily net assets.

Merrill Lynch Investment Managers was organized as an investment adviser in 1977 and offers investment advisory services to more than 40 organized investment companies. Merrill Lynch Asset Management is part of the Asset Management Group of ML&Co. The Asset Management Group which had approximately $556 billion in investment company and other portfolio assets under management as of May 2000. This amount includes assets managed for Merrill Lynch affiliates.

MERRILL LYNCH BALANCED CAPITAL FUND, INC.

FINANCIAL HIGHLIGHTS

The Financial Highlights table is intended to help you understand the Fund’s financial performance for the periods shown. Certain information reflects financial results for a single Fund share. The total returns in the table represent the rate an investor would have earned or lost on an investment in the Fund (assuming reinvestment of all dividends). This information has been audited by Deloitte & Touche LLP, whose report, along with the Fund’s financial statements, is included in the Fund’s annual report to shareholders, which is available upon request.

	Class A					Class B
	For the Year Ended March 31,					For the Year Ended March 31,
Increase (Decrease) in Net Asset Value:	2000†	1999†	1998†	1997†	1996	2000†	1999†	1998†	1997†	1996

Per Share Operating Performance:

Net asset value, beginning of year	$35.03	$37.56	$31.39	$30.90	$27.74	$34.25	$36.68	$30.72	$30.30	$27.28

Investment income — net	.94	1.00	1.11	1.25	1.21	.57	.63	.74	.91	.90

Realized and unrealized gain (loss) on investments and foreign currency transactions — net	.62	(1.28)	8.14	2.43	5.41	.60	(1.25)	7.96	2.39	5.29

Total from investment operations	1.56	(.28)	9.25	3.68	6.62	1.17	(.62)	8.70	3.30	6.19

Less dividends and distributions:
Investment income — net	(.94)	(1.08)	(1.11)	(1.25)	(1.16)	(.66)	(.64)	(.77)	(.94)	(.87)
Realized gain on investments — net	(2.99)	(1.17)	(1.97)	(1.94)	(2.30)	(2.99)	(1.17)	(1.97)	(1.94)	(2.30)

Total dividends and distributions	(3.93)	(2.25)	(3.08)	(3.19)	(3.46)	(3.65)	(1.81)	(2.74)	(2.88)	(3.17)

Net asset value, end of year	$32.66	$35.03	$37.56	$31.39	$30.90	$31.77	$34.25	$36.68	$30.72	$30.30

Total Investment Return:*

Based on net asset value per share	4.58%	(.68%)	30.71%	12.62%	24.50%	3.48%	(1.65%)	29.38%	11.48%	23.22%

Ratios to Average Net Assets:

Expenses	.56%	.57%	.55%	.55%	.56%	1.58%	1.59%	1.57%	1.57%	1.58%

Investment income — net	2.74%	2.86%	3.21%	3.99%	4.09%	1.71%	1.85%	2.19%	2.97%	3.07%

Supplemental Data:

Net assets, end of year (in thousands)	$2,721,503	$3,631,440	$4,155,677	$3,291,219	$3,225,758	$2,853,699	$4,866,564	$5,938,708	$4,977,431	$5,025,504

Portfolio turnover	33%	33%	38%	47%	84%	33%	33%	38%	47%	84%

*	Total investment returns exclude the effects of sales charges.

†	Based on average shares outstanding.

MERRILL LYNCH BALANCED CAPITAL FUND, INC.

[GRAPHIC] Management of the Fund

FINANCIAL HIGHLIGHTS (concluded)

	Class C					Class D
	For the Year Ended March 31,					For the Year Ended March 31,
Increase (Decrease) in Net Asset Value:	2000†	1999†	1998†	1997†	1996	2000†	1999†	1998†	1997†	1996

Per Share Operating Performance:

Net asset value, beginning of year	$33.82	$36.31	$30.44	$30.08	$27.17	$34.97	$37.49	$31.34	$30.86	$27.72

Investment income — net	.57	.62	.73	.90	.92	.86	.91	1.02	1.17	1.16

Realized and unrealized gain (loss) on investments and foreign currency transactions — net	.59	(1.25)	7.89	2.36	5.24	.60	(1.28)	8.14	2.43	5.38

Total from investment operations	1.16	(.63)	8.62	3.26	6.16	1.46	(.37)	9.16	3.60	6.54

Less dividends and distributions:
Investment income — net	(.63)	(.69)	(.78)	(.96)	(.95)	(.86)	(.98)	(1.04)	(1.18)	(1.10)
Realized gain on investments — net	(2.99)	(1.17)	(1.97)	(1.94)	(2.30)	(2.99)	(1.17)	(1.97)	(1.94)	(2.30)

Total dividends and distributions	(3.62)	(1.86)	(2.75)	(2.90)	(3.25)	(3.85)	(2.15)	(3.01)	(3.12)	(3.40)

Net asset value, end of period	$31.36	$33.82	$36.31	$30.44	$30.08	$32.58	$34.97	$37.49	$31.34	$30.86

Total Investment Return:*

Based on net asset value per share	3.50%	(1.70%)	29.40%	11.45%	23.25%	4.29%	(.92%)	30.40%	12.34%	24.21%

Ratios to Average Net Assets:

Expenses	1.59%	1.59%	1.58%	1.58%	1.59%	81%	.82%	.80%	.80%	.81%

Investment income — net	1.70%	1.83%	2.18%	2.96%	3.08%	2.50%	2.60%	2.95%	3.75%	3.84%

Supplemental Data:

Net assets, end of year (in thousands)	$308,150	$491,234	$512,783	$322,438	$259,131	$1,428,120	$1,513,406	$1,280,317	$690,116	$521,599

Portfolio turnover	33%	33%	38%	47%	84%	33%	33%	38%	47%	84%

*	Total investment returns exclude the effects of sales charges.

†	Based on average shares outstanding.

MERRILL LYNCH BALANCED CAPITAL FUND, INC.

                                   POTENTIAL
                                   INVESTORS
                         Open an account (two options)

             1                                            2

       MERRILL LYNCH                                TRANSFER AGENT
   FINANCIAL CONSULTANT                       Financial Date Services, Inc.
   OR SECURITIES DEALER                         ADMINISTRATIVE OFFICES
  Advises shareholders on                        4800 Deer Lake Drive East
  their Fund investments.                    Jacksonville, Florida 32246-6484
                                                     MAILING ADDRESS
                                                     P.O. Box 45289
                                             Jacksonville, Florida 32232-5289
                                                Performs recordkeeping and
                                                     reporting services.

                                 DISTRIBUTOR
                      Merrill Lynch Funds Distributor,
               a division of Princeton Funds Distributor, Inc.
                                P.O. Box 9081
                      Princeton, New Jersey 08543-9081
                    Arranges for the sale of Fund shares.

             COUNSEL                                           CUSTODIAN
         Brown & Wood LLP              THE FUND           The Bank of New York
      One World Trade Center     The Board of Directors     100 Church Street
  New York, New York 10048-0557    oversees the Fund    New York, New York 10286
Provides legal advice to the Fund.                       Holds the Fund's assets
                                                             for safekeeping

       INDEPENDENT AUDITORS                       INVESTMENT ADVISER
      Deloitte & Touche LLP                          Merrill Lynch
   Princeton Forrestal Village                  Asset Management, L.P.
    116-300 Village Boulevard                   ADMINISTRATIVE OFFICES
Princeton, New Jersey 08540-6400                800 Scudders Mill Road
      Audits the financial                   Plainsboro, New Jersey 08536
    statements of the Fund on                        MAILING ADDRESS
   behalf of the shareholders.                        P.O. Box 9011
                                           Princeton, New Jersey 08543-9011
                                                    TELEPHONE NUMBER
                                                     1-800-MER-FUND
                                        Manages the Fund's day-to-day activities
MERRILL LYNCH BALANCED CAPITAL FUND, INC.
[GRAPHIC] For More Information

Shareholder Reports

Additional information about the Fund’s investments is available in the Fund’s annual and semi-annual reports to shareholders. In the Fund’s annual report you will find a discussion of the market conditions and investment strategies that significantly affected the Fund’s performance during its last fiscal year. You may obtain these reports at no cost by calling 1-800-MER-FUND.

The Fund will send you one copy of each shareholder report and certain other mailings, regardless of the number of Fund accounts you have. To receive separate shareholder reports for each account, call your Merrill Lynch Financial Consultant or write to the Transfer Agent at its mailing address. Include your name, address, tax identification number and Merrill Lynch brokerage or mutual fund account number. If you have any questions, please call your Merrill Lynch Financial Consultant or the Transfer Agent at 1-800-MER-FUND.

Statement of Additional Information

The Fund’s Statement of Additional Information contains further information about the
Fund and is incorporated by reference (legally considered to be part of this prospectus). You may request a free copy by writing the Fund at Financial Data Services, Inc., P.O. Box 45289, Jacksonville, Florida 32232-5289 or by calling 1-800-MER-FUND.

Contact your Merrill Lynch Financial Consultant or the Fund, at the telephone number or address indicated above, if you have any questions.

Information about the Fund (including the Statement of Additional Information) can be reviewed and copied at the SEC’s Public Reference Room in Washington, D.C. Call 1-202-942-8090 for information on the operation of the public reference room. This information is also available on the SEC’s Internet site at http://www.sec.gov and copies may be obtained upon payment of a duplicating fee by electronic request at the following E-mail address: publicinfo@sec.gov or by writing the Public Reference Section of the SEC, Washington, D.C. 20549-0102.

You should rely only on the information contained in this Prospectus. No one is authorized to provide you with information that is different from information contained in this Prospectus.

Investment Company Act file #811-2405

Code #10044-07-00
© Merrill Lynch Investment Managers, L.P.

Prospectus

[LOGO OF MERRILL LYNCH]

Merrill Lynch Balanced
Capital Fund, Inc.
July 3, 2000
As Revised July 3, 2000

STATEMENT OF ADDITIONAL INFORMATION

Merrill Lynch Balanced Capital Fund, Inc.
P.O. Box 9011, Princeton, New Jersey 08543-9011 • Phone No. (609) 282-2800

        Merrill Lynch Balanced Capital Fund, Inc. (the “Fund”) seeks to achieve the highest total investment return through a fully managed investment policy utilizing equity, debt (including money market) and convertible securities. This approach permits management of the Fund to vary investment policy based on its evaluation of changes in economic and market trends. Total investment return is the aggregate of income and capital value changes. Consistent with this policy, the Fund’s portfolio may, at any given time, be invested substantially in equity securities, corporate bonds or money market securities. It is the expectation of management that, over longer periods, a major portion of the Fund’s portfolio will consist of equity securities of larger market capitalization, quality companies. Since January 1, 1974, the portion of the Fund’s portfolio invested in equity securities has ranged from approximately 43% to 98%, with the balance being invested in corporate bonds, money market securities, government bonds and mortgage-backed securities. On March 31, 2000, approximately 63% of the Fund’s portfolio was invested in equity securities. There can be no assurance that the Fund’s investment objective will be achieved. For more information on the Fund’s investment objective and policies, see “Investment Objective and Policies.”

        Pursuant to the Merrill Lynch Select Pricing  SM System, the Fund offers four classes of shares, each with a different combination of sales charges, ongoing fees and other features. The Merrill Lynch Select Pricing  SM System permits an investor to choose the method of purchasing shares that the investor believes is most beneficial given the amount of the purchase, the length of time the investor expects to hold the shares and other relevant circumstances. See “Purchase of Shares.”

        This Statement of Additional Information of the Fund is not a prospectus and should be read in conjunction with the Prospectus of the Fund, dated July 3, 2000 (the “Prospectus”), which has been filed with the Securities and Exchange Commission (the “Commission”) and can be obtained, without charge, by calling (800) MER-FUND or by writing the Fund at the above address. The Prospectus is incorporated by reference into this Statement of Additional Information, and this Statement of Additional Information is incorporated by reference into the Prospectus. The Fund’s audited financial statements are incorporated in this Statement of Additional Information by reference to its 2000 annual report to shareholders. You may request a copy of the annual report at no charge by calling (800) 456-4587 ext. 789 between 8:00 a.m. and 8:00 p.m. Eastern time on any business day.

Merrill Lynch Investment Managers — Investment Adviser
Merrill Lynch Funds Distributor — Distributor

The date of this Statement of Additional Information is July 3, 2000.

INVESTMENT OBJECTIVE AND POLICIES

        The investment objective of the Fund is to achieve the highest total investment return. To do this, management of the Fund shifts the emphasis among equity, debt (including money market) and convertible securities. This flexible, total investment return approach is called a “fully managed” investment policy. It distinguishes the Fund from other investment companies, which often seek either capital growth or current income. Of course, there is no assurance that the Fund will attain this objective.

        The Fund’s investment philosophy is based on the belief that, as in the past, the structure of the United States’ economy and the economies and securities markets of other countries will undergo continuous change. Thus, the fully managed approach puts maximum emphasis on investment flexibility.

        The two principal features of the Fund’s management approach are flexibility and concentration in “quality” companies.

         Flexibility.    The Fund’s fully managed investment approach makes use of equity, debt (including money market) and convertible securities. Freedom to move among these different types of securities as prevailing trends change is the keystone of the Fund’s investment policy.

         Concentration in “Quality” Companies.    The earnings of quality companies generally tend to grow consistently. Their internal strengths — good financial resources, a strong balance sheet, satisfactory rate of return on capital, a good industry position and superior management skills — give the Fund confidence that these companies consistently will perform at high levels. The Fund considers quality companies to be those that conform most closely to these characteristics. Most of the Fund’s equity portfolio is in the common stocks of these quality companies.

         Sometimes, to reduce risk and to achieve the highest total investment return, the Fund may invest in other securities:

         Non-convertible, long-term debt securities, including “deep discount” corporate debt securities, mortgage-backed securities issued or guaranteed by governmental entities or private issuers, and debt securities issued or guaranteed by governments, their agencies and instrumentalities. Such debt securities generally will be “investment grade.” However, the Fund has established no rating criteria for the debt securities in which it may invest, and the Fund may invest in securities that are rated in the medium to low rating categories of nationally recognized statistical rating organizations such as Moody’s Investors Service, Inc. (“Moody’s”) and Standard & Poor’s Ratings Services (“S&P”) or which, in the Investment Adviser’s judgment, possess similar credit characteristics. Such securities, are sometimes referred to as “high yield/high risk securities” or “junk bonds.” The Fund does not intend to invest in excess of 35% of its total assets in high yield/high risk securities. See Appendix A — “Ratings of Debt Securities and Preferred Stock” for additional information regarding ratings of debt securities.

        Merrill Lynch Investment Managers (the “Investment Adviser” or “MLIM”) expects that over longer periods a larger portion of the Fund’s portfolio will consist of equity securities. However, the flexible fully managed investment approach enables the Fund to switch its emphasis to debt and convertible securities if, in the opinion of the Investment Adviser, prevailing market or economic conditions warrant. The Investment Adviser will determine the emphasis among equity and debt securities, including convertible securities, based on its evaluation as to the types of securities presently providing the opportunity for the highest total investment return consistent with prudent risk. On March 31, 2000, approximately 63% of the Fund’s portfolio was invested in equity securities.

Description of Certain Investments

         Convertible Securities.    Convertible securities entitle the holder to receive interest payments paid on corporate debt securities or the dividend preference on a preferred stock until such time as the convertible security matures or is redeemed or until the holder elects to exercise the conversion privilege.

        The characteristics of convertible securities include the potential for capital appreciation as the value of the underlying common stock increases, the relatively high yield received from dividend or interest payments as compared to common stock dividends and decreased risks of decline in value relative to the underlying common stock due to their fixed-income nature. As a result of the conversion feature, however, the interest rate or dividend preference on a convertible security is generally less than would be the case if the securities were issued in nonconvertible form.

        In analyzing convertible securities, the Investment Adviser will consider both the yield on the convertible security relative to its credit quality and the potential capital appreciation that is offered by the underlying common stock, among other things.

         Convertible securities are issued and traded in a number of securities markets. Even in cases where a substantial portion of the convertible securities held by the Fund are denominated in United States dollars, the underlying equity securities may be quoted in the currency of the country where the issuer is domiciled. With respect to convertible securities denominated in a currency different from that of the underlying equity securities, the conversion price may be based on a fixed exchange rate established at the time the security is issued. As a result, fluctuations in the exchange rate between the currency in which the debt security is denominated and the currency in which the share price is quoted will affect the value of the convertible security. As described herein, the Fund is authorized to enter into foreign currency hedging transactions in which it may seek to reduce the effect of such fluctuations.

        Apart from currency considerations, the value of convertible securities is influenced by both the yield of nonconvertible securities of comparable issuers and by the value of the underlying common stock. The value of a convertible security viewed without regard to its conversion feature (i.e., strictly on the basis of its yield) is sometimes referred to as its “investment value.” To the extent interest rates change, the investment value of the convertible security typically will fluctuate. However, at the same time, the value of the convertible security will be influenced by its “conversion value,” which is the market value of the underlying common stock that would be obtained if the convertible security were converted. Conversion value fluctuates directly with the price of the underlying common stock. If, because of a low price of the common stock the conversion value is substantially below the investment value of the convertible security, the price of the convertible security is governed principally by its investment value.

        To the extent the conversion value of a convertible security increases to a point that approximates or exceeds its investment value, the price of the convertible security will be influenced principally by its conversion value. A convertible security will sell at a premium over the conversion value to the extent investors place value on the right to acquire the underlying common stock while holding a fixed-income security. The yield and conversion premium of convertible securities issued in Japan and the Euromarket are frequently determined at levels that cause the conversion value to affect their market value more than the securities’ investment value.

        Holders of convertible securities generally have a claim on the assets of the issuer prior to the common stockholders but may be subordinated to other debt securities of the same issuer. A convertible security may be subject to redemption at the option of the issuer at a price established in the charter provision, indenture or other governing instrument pursuant to which the convertible security was issued. If a convertible security held by the Fund is called for redemption, the Fund will be required to redeem the security, convert it into the underlying common stock or sell it to a third party. Certain convertible debt securities may provide a put option to the holder which entitles the holder to cause the security to be redeemed by the issuer at a premium over the stated principal amount of the debt security under certain circumstances.

         Securities of Smaller or Emerging Growth Companies.    An investment in the Fund involves greater risk than is customarily associated with funds that invest in more established companies. The securities of smaller or emerging growth companies may be subject to more abrupt or erratic market movements than larger, more established companies or the market average in general. These companies may have limited product lines, markets or financial resources, or they may be dependent on a limited management group. Because of these factors, the Fund believes that its shares may be suitable for investment by persons who can invest without concern for current income and who are in a financial position to assume above-average investment risk in search of above-average long-term reward. It is not intended as a complete investment program but is designed for those long-term investors who are prepared to experience above-average fluctuations in net asset value.

        While the issuers in which the Fund will invest may offer greater opportunities for capital appreciation than large cap issuers, investments in smaller or emerging growth companies may involve greater risks and thus may be considered speculative. Management believes that properly selected companies of this type have the potential to increase their earnings or market valuation at a rate substantially in excess of the general growth of the economy. Full development of these companies and trends frequently takes time and, for this reason, the Fund should be considered as a long-term investment and not as a vehicle for seeking short-term profits.

        The securities in which the Fund invests will often be traded only in the over-the-counter market or on a regional securities exchange and may not be traded every day or in the volume typical of trading on a national securities exchange. As a result, the disposition by the Fund of portfolio securities to meet redemptions or otherwise may require the Fund to sell these securities at a discount from market prices or during periods when in management’s judgment such disposition is not desirable or to make many small sales over a lengthy period of time.

        While the process of selection and continuous supervision by management does not, of course, guarantee successful investment results, it does provide access to an asset class not available to the average individual due to the time and cost involved. Careful initial selection is particularly important in this area as many new enterprises have promise but lack certain of the fundamental factors necessary to prosper. Investing in small and emerging growth companies requires specialized research and analysis. In addition, many investors cannot invest sufficient assets in such companies to provide wide diversification.

        Small companies are generally little known to most individual investors although some may be dominant in their respective industries. Management of the Fund believes that relatively small companies will continue to have the opportunity to develop into significant business enterprises. The Fund may invest in securities of small issuers in the relatively early stages of business development which have a new technology, a unique or proprietary product or service, or a favorable market position. Such companies may not be counted upon to develop into major industrial companies, but management believes that eventual recognition of their special value characteristics by the investment community can provide above-average long-term growth to the portfolio.

        Equity securities of specific small cap issuers may present different opportunities for long-term capital appreciation during varying portions of economic or securities markets cycles, as well as during varying stages of their business development. The market valuation of small cap issuers tends to fluctuate during economic or market cycles, presenting attractive investment opportunities at various points during these cycles.

        Smaller companies, due to the size and kinds of markets that they serve, may be less susceptible than large companies to intervention from the Federal government by means of price controls, regulations or litigation.

         Temporary Investments.    The Fund reserves the right, as a temporary defensive measure, to hold, without limitation, assets in temporary investments (“Temporary Investments”) including cash and money market securities. Under certain adverse investment conditions, the Fund may restrict the markets in which its assets will be invested and may increase the proportion of assets invested in Temporary Investments. Investments made for defensive purposes will be maintained only during periods in which the Investment Adviser determines that economic or financial conditions are adverse for holding or being primarily invested in equity securities. A portion of the Fund normally would be held in Temporary Investments in anticipation of investment in equity securities or to provide for possible redemptions.

         Illiquid or Restricted Securities.    The Fund may invest up to 15% of its net assets in securities that lack an established secondary trading market or otherwise are considered illiquid. Liquidity of a security relates to the ability to dispose easily of the security and the price to be obtained upon disposition of the security, which may be less than would be obtained for a comparable more liquid security. Illiquid securities may trade at a discount from comparable, more liquid investments. Investment of the Fund’s assets in illiquid securities may restrict the ability of the Fund to dispose of its investments in a timely fashion and for a fair price as well as its ability to take advantage of market opportunities. The risks associated with illiquidity will be particularly acute where the Fund’s operations require cash, such as when the Fund redeems shares or pays dividends, and could result in the Fund borrowing to meet short-term cash requirements or incurring capital losses on the sale of illiquid investments.

        The Fund may invest in securities that are not registered (“restricted securities”) under the Securities Act of 1933, as amended (the “Securities Act”). Restricted securities may be sold in private placement transactions between the issuers and their purchasers and may be neither listed on an exchange nor traded in other established markets. In many cases, privately placed securities may not be freely transferable under the laws of the applicable jurisdiction or due to contractual restrictions on resale. As a result of the absence of a public trading market, privately placed securities may be less liquid and more difficult to value than publicly traded securities. To the extent that privately placed securities may be resold in privately negotiated transactions, the prices realized from the sales, due to illiquidity, could be less than those originally paid by the Fund or less than their fair market value. In addition, issuers whose securities are not publicly traded may not be subject to the disclosure and other investor protection requirements that may be applicable if their securities were publicly traded. If any privately placed securities held by the Fund are required to be registered under the securities laws of one or more jurisdictions before being resold, the Fund may be required to bear the expenses of registration. Certain of the Fund’s investments in private placements may consist of direct investments and may include investments in smaller, less-seasoned issuers, which may involve greater risks. These issuers may have limited product lines, markets or financial resources, or they may be dependent on a limited management group. In making investments in such securities, the Fund may obtain access to material nonpublic information which may restrict the Fund’s ability to conduct portfolio transactions in such securities.

        144A Securities.    The Fund may purchase restricted securities that can be offered and sold to “qualified institutional buyers” under Rule 144A under the Securities Act. The Board has determined to treat as liquid Rule 144A securities that are either freely tradable in their primary markets offshore or have been determined to be liquid in accordance with the policies and procedures adopted by the Fund’s Board. The Board has adopted guidelines and delegated to the Investment Adviser the daily function of determining and monitoring liquidity of restricted securities. The Board, however, will retain sufficient oversight and be ultimately responsible for the determinations. Since it is not possible to predict with assurance exactly how this market for restricted securities sold and offered under Rule 144A will continue to develop, the Board will carefully monitor the Fund’s investments in these securities. This investment practice could have the effect of increasing the level of illiquidity in the Fund to the extent that qualified institutional buyers become for a time uninterested in purchasing these securities.

         Investment in Other Investment Companies.    The Fund may invest in other investment companies whose investment objectives and policies are consistent with those of the Fund. In accordance with the Investment Company Act, the Fund may invest up to 10% of its total assets in securities of other investment companies. In addition, under the Investment Company Act the Fund may not own more than 3% of the total outstanding voting stock of any investment company and not more than 5% of the value of the Fund’s total assets may be invested in the securities of any investment company. If the Fund acquires shares in investment companies, shareholders would bear both their proportionate share of expenses in the Fund (including management and advisory fees) and, indirectly, the expenses of such investment companies (including management and advisory fees). Investments by the Fund in wholly owned investment entities created under the laws of certain countries will not be deemed an investment in other investment companies.

        Junk Bonds.    Junk bonds are debt securities that are rated below investment grade by the major rating agencies or are unrated securities that Fund management believes are of comparable quality. Although junk bonds generally pay higher rates of interest than investment grade bonds, they are high risk investments that may cause income and principal losses for the Fund. The major risks in junk bond investments include the following:

        Junk bonds may be issued by less creditworthy companies. These securities are vulnerable to adverse changes in the issuer’s industry and to general economic conditions. Issuers of junk bonds may be unable to meet their interest or principal payment obligations because of an economic downturn, specific issuer developments or the unavailability of additional financing.

        The issuers of junk bonds may have a larger amount of outstanding debt relative to their assets than issuers of investment grade bonds. If the issuer experiences financial stress, it may be unable to meet its debt obligations. The issuer’s ability to pay its debt obligations also may be lessened by specific issuer developments, or the unavailability of additional financing.

Junk bonds are frequently ranked junior to claims by other creditors. If the issuer cannot meet its obligations, the senior obligations are generally paid off before the junior obligations.

        Junk bonds frequently have redemption features that permit an issuer to repurchase the security from the Fund before it matures. If an issuer redeems the junks bonds, the Fund may have to invest the proceeds in bonds with lower yields and may lose income.

Prices of junk bonds are subject to extreme price fluctuations. Negative economic developments may have a greater impact on the prices of junk bonds than on other higher rated fixed income securities.

        Junk bonds may be less liquid than higher rated fixed income securities even under normal economic conditions. There are fewer dealers in the junk bond market, and there may be significant differences in the prices quoted for junk bonds by the dealers. Because they are less liquid, judgement may play a greater role in valuing certain of the Fund’s portfolio securities than in the case of securities trading in a more liquid market.

The Fund may incur expenses to the extent necessary to seek recovery upon default or to negotiate new terms with a defaulting issuer.

Mortgage Backed Securities

        The Fund may invest up to 35% of its total assets in mortgage backed securities. Mortgage backed securities in which the Fund invests include mortgage pass-through certificates and multiple-class pass-through securities, such as REMIC pass-through certificates, CMOs and stripped mortgage backed securities, and other types of mortgage backed securities that may be available in the future.

        The Fund may invest in guaranteed mortgage pass-through securities which represent participation interests in pools of residential mortgage loans and which are issued by United States governmental lenders or by private lenders and guaranteed by the United States Government or one of its agencies or instrumentalities, including but not limited to the Government National Mortgage Association (“Ginnie Mae”), the Federal National Mortgage Association (“Fannie Mae”) and the Federal Home Loan Mortgage Corporation (“Freddie Mac”). In general, Ginnie Mae certificates are guaranteed by the full faith and credit of the United States Government for timely payment of principal and interest on the certificates. Fannie Mae certificates are generally guaranteed by Fannie Mae, a federally chartered and privately-owned corporation for full and timely payment of scheduled principal and interest on the certificates. In general, Freddie Mac certificates are guaranteed by Freddie Mac, a corporate instrumentality of the United States Government, for timely payment of interest and the ultimate collection of all principal of the related mortgage loans.

        Mortgage backed securities also include CMOs and REMIC pass-through or participation certificates, which may be issued by, among others, United States Government agencies and instrumentalities as well as private lenders. CMOs and REMIC certificates are issued in multiple classes and the principal of and interest on the mortgage assets may be allocated among the several classes of CMOs or REMIC certificates in various ways. Each class of CMOs or REMIC certificates, often referred to as a “tranche,” is issued at a specified adjustable or fixed interest rate and must be fully retired no later than its final distribution date. Generally, interest is paid or accrues on all classes of CMOs or REMIC certificates on a monthly basis. The Fund will not invest in the lowest tranche of CMOs and REMIC certificates.

         Typically, CMOs are collateralized by Ginnie Mae or Freddie Mac certificates but also may be collateralized by other mortgage assets such as whole loans or private mortgage pass-through securities. Debt service on CMOs is provided from payments of principal and interest on collateral of mortgage assets and any reinvestment income thereon.

        A REMIC is a pool of assets that qualifies for special tax treatment under the Code and consists of certain mortgages or deeds of trust primarily secured by interests in real property and other permitted investments. Investors may purchase “regular” and “residual” interests in REMIC trusts although the Fund does not intend to invest in “residual interests.”

        Risks Associated with Mortgage-Backed Securities.    Investing in mortgage-backed securities involves certain unique risks in addition to those generally associated with investing in the real estate industry in general. These unique risks include the failure of a party to meet its commitments under the related operative documents, adverse interest rate changes and the effects of prepayments on mortgage cash flows.

        Mortgage backed securities are “pass-through” securities, meaning that principal and interest payments made by the borrower on the underlying mortgages are passed through to the Fund. The value of mortgage backed securities, like that of traditional fixed-income securities, typically increases when interest rates fall and decreases when interest rates rise. However, mortgage backed securities differ from traditional fixed-income securities because of their potential for prepayment without penalty. The price paid by the Fund for its mortgage backed securities, the yield the Fund expects to receive from such securities and the average life of the securities are based on a number of factors, including the anticipated rate of prepayment of the underlying mortgages. In a period of declining interest rates, borrowers may prepay the underlying mortgages more quickly than anticipated, thereby reducing the yield to maturity and the average life of the mortgage backed securities. Moreover, when the Fund reinvests the proceeds of a prepayment in these circumstances, it will likely receive a rate of interest that is lower than the rate on the security that was prepaid.

        To the extent that the Fund purchases mortgage backed securities at a premium, mortgage foreclosures and principal prepayments may result in a loss to the extent of the premium paid. If the Fund buys such securities at a discount, both scheduled payments of principal and unscheduled prepayments will increase current and total returns and will accelerate the recognition of income which, when distributed to shareholders, will be taxable as ordinary income. In a period of rising interest rates, prepayments of the underlying mortgages may occur at a slower than expected rate, creating maturity extension risk. This particular risk may effectively change a security that was considered short or intermediate-term at the time of purchase into a long-term security. Since long-term securities generally fluctuate more widely in response to changes in interest rates than shorter-term securities, maturity extension risk could increase the inherent volatility of the Fund. Under certain interest rate and prepayment scenarios, the Fund may fail to recoup fully its investment in mortgage backed securities notwithstanding any direct or indirect governmental or agency guarantee.

Investment in Foreign Issuers

         General.    The Fund may invest up to 25% of its total net assets in the securities of foreign issuers. Investment in securities of foreign issuers involves certain risks not typically involved in domestic investments, including fluctuations in foreign exchange rates, future political and economic developments, different legal systems and the possible imposition of exchange controls or other foreign governmental laws or restrictions. Securities prices in different countries are subject to different economic, financial, political and social factors. Changes in foreign currency exchange rates will affect the value of securities in the Fund and the unrealized appreciation or depreciation of investments. In addition, with respect to certain foreign countries, there is the possibility of expropriation of assets, confiscatory taxation, difficulty in obtaining or enforcing a court judgment, economic, political or social instability or diplomatic developments that could affect investments in those countries. Certain foreign investments also may be subject to foreign withholding taxes. These risks often are heightened for investments in smaller, emerging capital markets.

        Public Information.    Securities of foreign issuers may not be registered with the Commission, nor may the issuers thereof be subject to the reporting requirements of such agency. Accordingly, there may be less publicly available information about a foreign issuer than about a U.S. issuer and such foreign issuers may not be subject to accounting, auditing and financial reporting standards and requirements comparable to those of U.S issuers.

         Trading Volume, Clearance and Settlement.    Foreign financial markets, while generally growing in trading volume, typically have substantially less volume than U.S. markets, and securities of many foreign companies are less liquid and their prices more volatile than securities of comparable domestic companies. The foreign markets also have different clearance and settlement procedures. Delays in settlement could result in periods when assets of the Fund are uninvested and no return is earned thereon. The inability to dispose of a portfolio security due to settlement problems could result either in losses to the Fund due to subsequent declines in the value of such portfolio security or, if the Fund has entered into a contract to sell the security, could result in possible liability to the purchaser.

         Government Supervision and Regulation.    There generally is less governmental supervision and regulation of exchanges, brokers and issuers in foreign countries than there is in the United States. For example, there may be no comparable provisions under certain foreign laws to insider trading and similar investor protection securities laws that apply with respect to securities transactions consummated in the United States. Further, brokerage commissions and other transaction costs on foreign securities exchanges generally are higher than in the United States.

         Foreign Government Debt Securities.    The Funds may invest in debt securities issued by foreign governments. Investments in foreign government debt securities, particularly those of emerging market country governments, involve special risks. Certain emerging market countries have historically experienced, and may continue to experience, high rates of inflation, high interest rates, exchange rate fluctuations, large amounts of external debt, balance of payments and trade difficulties and extreme poverty and unemployment. The issuer or governmental authority that controls the repayment of an emerging market country’s debt may not be able or willing to repay the principal and/or interest when due in accordance with the terms of such debt. A debtor’s willingness or ability to repay principal and interest due in a timely manner may be affected by, among other factors, its cash flow situation, and, in the case of a government debtor, the extent of its foreign reserves, the availability of sufficient foreign exchange on the date a payment is due, the relative size of the debt service burden to the economy as a whole and the political constraints to which a government debtor may be subject. Government debtors may default on their debt and may also be dependent on expected disbursements from foreign governments, multilateral agencies and others abroad to reduce principal and interest arrearages on their debt. Holders of government debt, including the Fund, may be requested to participate in the rescheduling of such debt and to extend further loans to government debtors.

        As a result of the foregoing, a government obligor may default on its obligations. If such an event occurs, a Fund may have limited the legal recourse against the issuer and/or guarantor. Remedies must, in some cases, be pursued in the courts of the defaulting party itself, and the ability of the holder of foreign government debt securities to obtain recourse may be subject to the political climate in the relevant country. Government obligors in developing and emerging market countries are among the world’s largest debtors to commercial banks, other governments, international financial organizations and other financial institutions. Some issuers of the government debt securities in which a Fund may invest have in the past experienced substantial difficulties in servicing their external debt obligations, which led to defaults on certain obligations and the restructuring of certain indebtedness. Restructuring arrangements have included, among other things, reducing and rescheduling interest and principal payments by negotiating new or amended credit agreements.

         European Economic and Monetary Union.    For a number of years, certain European countries have been seeking economic unification that would, among other things, reduce barriers between countries, increase competition among companies, reduce government subsidies in certain industries, and reduce or eliminate currency fluctuations among these European countries. The Treaty on European Union (the “Maastricht Treaty”) set out a framework for the European Economic and Monetary Union (“EMU”) among the countries that comprise the European Union (“EU”). EMU established a single common European currency (the “euro”) that was introduced on January 1, 1999 and is expected to replace the existing national currencies of all EMU participants by July 1, 2002. EMU took effect for the initial EMU participants as of January 1, 1999. Certain securities issued in participating EU countries (beginning with government and corporate bonds) were redenominated in the euro, and are listed, traded and make dividend and other payments only in euros.

        No assurance can be given that EMU will take full effect, that all the changes planned for the EU can be successfully implemented, or that these changes will result in the economic and monetary unity and stability intended. There is a possibility that EMU will not be completed, or will be completed but then partially or completely unwound. Because any participating country may opt out of EMU within the first three years, it is also possible that a significant participant could choose to abandon EMU, which could diminish its credibility and influence. Any of these occurrences could have adverse effects on the markets of both participating and non-participating countries, including sharp appreciation or depreciation of participants’ national currencies and a significant increase in exchange rate volatility, a resurgence in economic protectionism, an undermining of confidence in the European markets, an undermining of European economic stability, the collapse or slowdown of the drive toward European economic unity, and/or reversion of the attempts to lower government debt and inflation rates that were introduced in anticipation of EMU. Also, withdrawal from EMU by an initial participant could cause disruption of the financial markets as securities redenominated in euros are transferred back into that country’s national currency, particularly if the withdrawing country is a major economic power. Such developments could have an adverse impact on the Fund’s investments in Europe generally or in specific countries participating in EMU. Gains or losses from euro conversions may be taxable to Fund shareholders under foreign or, in certain limited circumstances, U.S. tax laws.

Derivatives

        The Fund may use instruments referred to as “Derivatives.” Derivatives are financial instruments the value of which is derived from another security, a commodity (such as gold or oil) or an index ( a measure of value or rates, such as the Standard & Poor’s 500 Index or the prime lending rate). Derivatives allow the Fund to increase or decrease the level of risk to which the Fund is exposed more quickly and efficiently than transactions in other types of instruments.

Hedging.    The Fund may use Derivatives for hedging purposes. Hedging is a strategy in which a Derivative is used to offset the risk that other Fund holdings may decrease in value. Losses on the other investment may be substantially reduced by gains on a Derivative that reacts in an opposite manner to market movements. While hedging can reduce losses, it can also reduce or eliminate gains if the market moves in a different manner than anticipated by the Fund or if the cost of the Derivative outweighs the benefit of the hedge. Hedging also involves the risk that changes in the value of the Derivative will not match those of the holdings being hedged as expected by the Fund, in which case any losses on the holdings being hedged may not be reduced.

        The Fund may use Derivatives and trading strategies including the following:

Options on Securities and Securities Indices

         Writing Call Options.    The Fund may write (i.e., sell) call options on securities held in its portfolio or securities indices the performance of which correlates with securities held in its portfolio. When the Fund writes a call option, in return for an option premium the Fund gives another party the right to buy specified securities owned by the Fund at the exercise price on or before the expiration date, in the case of an option on securities, or agrees to pay to another party an amount based on any gain in a specified securities index beyond a specified level on or before the expiration date, in the case of an option on a securities index. The Fund may write call options to earn income, through the receipt of option premiums. In the event the party to which the Fund has written an option fails to exercise its rights under the option because the value of the underlying securities is less than the exercise price, the Fund will partially offset any decline in the value of the underlying securities through the receipt of the option premium. By writing a call option, however, the Fund limits its ability to sell the underlying securities, and gives up the opportunity to profit from any increase in the value of the underlying securities beyond the exercise price, while the option remains outstanding. Writing a call option may involve correlation risk.

        Types of Options.    The Fund may engage in transactions in options on securities or securities indices on exchanges and in the over-the-counter (“OTC”) markets. In general, exchange-traded options have standardized exercise prices and expiration dates and require the parties to post margin against their obligations, and the performance of the parties’ obligations in connection with such options is guaranteed by the exchange or a related clearing corporation. OTC options have more flexible terms negotiated between the buyer and the seller, but generally do not require the parties to post margin and are subject to greater credit risk. OTC options also involve greater liquidity risk. See “Additional Risk Factors of OTC Transactions; Limitation on the Use of OTC Derivatives” below.

Futures

        The Fund may engage in transactions in futures and options thereon. Futures are standardized, exchange-traded contracts which obligate a purchaser to take delivery, and a seller to make delivery, of a specific amount of an asset at a specified future date at a specified price. No price is paid upon entering into a futures contract. Rather, upon purchasing or selling a futures contract the Fund is required to deposit collateral (“margin”) equal to a percentage (generally less than 5%) of the contract value. Each day thereafter until the futures position is closed, the Fund will pay additional margin representing any loss experienced as a result of the futures position the prior day or be entitled to a payment representing any profit experienced as a result of the futures position the prior day. Futures involve substantial leverage risk.

        The sale of a futures contract limits the Fund’s risk of loss through a decline in the market value of portfolio holdings correlated with the futures contract prior to the futures contract’s expiration date. In the event the market value of the portfolio holdings correlated with the futures contract increases rather than decreases, however, the Fund will realize a loss on the futures position and a lower return on the portfolio holdings than would have been realized without the purchase of the futures contract.

        The purchase of a futures contract may protect the Fund from having to pay more for securities as a consequence of increases in the market value for such securities during a period when the Fund was attempting to identify specific securities in which to invest in a market the Fund believes to be attractive. In the event that such securities decline in value or the Fund determines not to complete an anticipatory hedge transaction relating to a futures contract, however, the Fund may realize a loss relating to the futures position.

        The Fund will limit transactions in futures and options on futures to financial futures contracts (i.e., contracts for which the underlying asset is a currency or securities or interest rate index) purchased or sold for hedging purposes (including anticipatory hedges). The Fund will further limit transactions in futures and options on futures to the extent necessary to prevent the Fund from being deemed a “commodity pool” under regulations of the Commodity Futures Trading Commission.

Foreign Exchange Transactions

        The Fund may engage in spot and forward foreign exchange transactions and currency swaps, purchase and sell options on currencies and purchase and sell currency futures and related options thereon (collectively, “Currency Instruments”) for purposes of hedging against the decline in the value of currencies in which its portfolio holdings are denominated against the U.S. dollar.

         Forward Foreign Exchange Transactions.    Forward foreign exchange transactions are OTC contracts to purchase or sell a specified amount of a specified currency or multinational currency unit at a price and future date set at the time of the contract. Spot foreign exchange transactions are similar but require current, rather than future, settlement. The Fund will enter into foreign exchange transactions only for purposes of hedging either a specific transaction or a portfolio position. The Fund may enter into a foreign exchange transaction for purposes of hedging a specific transaction by, for example, purchasing a currency needed to settle a security transaction or selling a currency in which the Fund has received or anticipates receiving a dividend or distribution. The Fund may enter into a foreign exchange transaction for purposes of hedging a portfolio position by selling forward a currency in which a portfolio position of the Fund is denominated or by purchasing a currency in which the Fund anticipates acquiring a portfolio position in the near future. The Fund may also hedge portfolio positions through currency swaps, which are transactions in which one currency is simultaneously bought for a second currency on a spot basis and sold for the second currency on a forward basis. Forward foreign exchange transactions involve substantial currency risk, and also involve credit and liquidity risk.

         Currency Futures.    The Fund may also hedge against the decline in the value of a currency against the U.S. dollar through use of currency futures or options thereon. Currency futures are similar to forward foreign exchange transactions except that futures are standardized, exchange-traded contracts. See “Futures” Currency futures involve substantial currency risk, and also involve leverage risk.

        Currency Options.    The Fund may also hedge against the decline in the value of a currency against the U.S. dollar through the use of currency options. Currency options are similar to options on securities, but in consideration for an option premium the writer of a currency option is obligated to sell (in the case of a call option) or purchase (in the case of a put option) a specified amount of a specified currency on or before the expiration date for a specified amount of another currency. The Fund may engage in transactions in options on currencies either on exchanges or OTC markets. See “Types of Options” above and “Additional Risk Factors of OTC Transactions; Limitations on the Use of OTC Derivatives” below. Currency options involve substantial currency risk, and may also involve credit, leverage or liquidity risk.

         Limitations on Currency Hedging.    The Fund will not speculate in Currency Instruments. Accordingly, the Fund will not hedge a currency in excess of the aggregate market value of the securities which it owns (including receivables for unsettled securities sales), or has committed to or anticipates purchasing, which are denominated in such currency. The Fund may, however, hedge a currency by entering into a transaction in a Currency Instrument denominated in a currency other than the currency being hedged (a “cross-hedge”). The Fund will only enter into a cross-hedge if the Investment Adviser believes that (i) there is a demonstrable high correlation between the currency in which the cross-hedge is denominated and the currency being hedged, and (ii) executing a cross-hedge through the currency in which the cross-hedge is denominated will be significantly more cost-effective or provide substantially greater liquidity than executing a similar hedging transaction by means of the currency being hedged.

        Risk Factors in Hedging Foreign Currency Risks.    Hedging transactions involving Currency Instruments involve substantial risks, including correlation risk. While the Fund’s use of Currency Instruments to effect hedging strategies is intended to reduce the volatility of the net asset value of the Fund’s shares, the net asset value of the Fund’s shares will fluctuate. Moreover, although Currency Instruments will be used with the intention of hedging against adverse currency movements, transactions in Currency Instruments involve the risk that anticipated currency movements will not be accurately predicted and that the Fund’s hedging strategies will be ineffective. To the extent that the Fund hedges against anticipated currency movements which do not occur, the Fund may realize losses, and decreases its total return, as the result of its hedging transactions. Furthermore, the Fund will only engage in hedging activities from time to time and may not be engaging in hedging activities when movements in currency exchange rates occur.

        It may not be possible for the Fund to hedge against currency exchange rate movements, even if correctly anticipated, in the event that (i) the currency exchange rate movement is so generally anticipated that the Fund is not able to enter into a hedging transaction at an effective price, or (ii) the currency exchange rate movement relates to a market with respect to which Currency Instruments are not available and it is not possible to engage in effective foreign currency hedging.

Risk Factors in Derivatives

         Derivatives are volatile and involve significant risks, including:

        Credit Risk — the risk that the counterparty on a Derivative transaction will be unable to honor its financial obligation to the Fund.

         Currency Risk — the risk that changes in the exchange rate between two currencies will adversely affect the value (in U.S. dollar terms) of an investment.

         Leverage Risk — the risk associated with certain types of investments or trading strategies (such as borrowing money to increase the amount of investments) that relatively small market movements may result in large changes in the value of an investment. Certain investments or trading strategies that involve leverage can result in losses that greatly exceed the amount originally invested.

        Liquidity Risk — the risk that certain securities may be difficult or impossible to sell at the time that the seller would like or at the price that the seller believes the security is currently worth.

        Use of Derivatives for hedging purposes involves correlation risk. If the value of the Derivative moves more or less than the value of the hedged instruments the Fund will experience a gain or loss which will not be completely offset by movements in the value of the hedged instruments.

        The Fund intends to enter into transactions involving Derivatives only if there appears to be a liquid secondary market for such instruments or, in the case of illiquid instruments traded in OTC transactions, such instruments satisfy the criteria set forth below under “Additional Risk Factors of OTC Transactions; Limitations on the Use of OTC Derivatives.” However, there can be no assurance that, at any specific time, either a liquid secondary market will exist for a Derivative or the Fund will otherwise be able to sell such instrument at an acceptable price. It may therefore not be possible to close a position in a Derivative without incurring substantial losses, if at all.

        Certain transactions in Derivatives (such as futures transactions or sales of put options) involve substantial leverage risk and may expose the Fund to potential losses, which exceed the amount originally invested by the Fund. When the Fund engages in such a transaction, the Fund will deposit in a segregated account at its custodian liquid securities with a value at least equal to the Fund’s exposure, on a mark-to-market basis, to the transaction (as calculated pursuant to requirements of the Commission). Such segregation will ensure that the Fund has assets available to satisfy its obligations with respect to the transaction, but will not limit the Fund’s exposure to loss.

Additional Risk Factors of OTC Transactions; Limitations on the Use of OTC Derivatives

        Certain Derivatives traded in OTC markets, including OTC options, involve substantial liquidity risk. The absence of liquidity may make it difficult or impossible for the Fund to sell such instruments promptly at an acceptable price. The absence of liquidity may also make it more difficult for the Fund to ascertain a market value for such instruments. The Fund will therefore acquire illiquid OTC instruments (i) if the agreement pursuant to which the instrument is purchased contains a formula price at which the instrument may be terminated or sold, or (ii) for which the Investment Adviser anticipates the Fund can receive on each business day at least two independent bids or offers, unless a quotation from only one dealer is available, in which case that dealer’s quotation may be used.

        Because Derivatives traded in OTC markets are not guaranteed by an exchange or clearing corporation and generally do not require payment of margin, to the extent that the Fund has unrealized gains in such instruments or has deposited collateral with its counterparty the Fund is at risk that its counterparty will become bankrupt or otherwise fail to honor its obligations. The Fund will attempt to minimize the risk that a counterparty will become bankrupt or otherwise fail to honor its obligations by engaging in transactions in Derivatives traded in OTC markets only with financial institutions which have substantial capital or which have provided the Fund with a third-party guaranty or other credit enhancement.

Other Investment Policies and Practices

         Borrowing and Leverage.    The Fund may borrow up to 33 1 /3% of its total assets, taken at market value, but only from banks as a temporary measure for extraordinary or emergency purposes, including to meet redemptions (so as not to force the Fund to liquidate securities at a disadvantageous time) or to settle securities transactions. The Fund will not purchase securities at any time when borrowings exceed 5% of its total assets, except (a) to honor prior commitments or (b) to exercise subscription rights when outstanding borrowings have been obtained exclusively for settlements of other securities transactions. The purchase of securities while borrowings are outstanding will have the effect of leveraging the Fund. Such leveraging increases the Fund’s exposure to capital risk, and borrowed funds are subject to interest costs that will reduce net income.

        The use of leverage by the Fund creates an opportunity for greater total return, but, at the same time, creates special risks. For example, leveraging may exaggerate changes in the net asset value of Fund shares and in the yield on the Fund’s portfolio. Although the principal of such borrowings will be fixed, the Fund’s assets may change in value during the time the borrowings are outstanding. Borrowings will create interest expenses for the Fund which can exceed the income from the assets purchased with the borrowings. To the extent the income or capital appreciation derived from securities purchased with borrowed funds exceeds the interest the Fund will have to pay on the borrowings, the Fund’s return will be greater than if leverage had not been used. Conversely, if the income or capital appreciation from the securities purchased with such borrowed funds is not sufficient to cover the cost of borrowing, the return to the Fund will be less than if leverage had not been used, and therefore the amount available for distribution to shareholders as dividends will be reduced. In the latter case, the Investment Adviser in its best judgment nevertheless may determine to maintain the Fund’s leveraged position if it expects that the benefits to the Fund’s shareholders of maintaining the leveraged position will outweigh the current reduced return.

        Certain types of borrowings by the Fund may result in the Fund being subject to covenants in credit agreements relating to asset coverage, portfolio composition requirements and other matters. It is not anticipated that observance of such covenants would impede the Investment Adviser from managing the Fund’s portfolio in accordance with the Fund’s investment objectives and policies. However, a breach of any such covenants not cured within the specified cure period may result in acceleration of outstanding indebtedness and require the Fund to dispose of portfolio investments at a time when it may be disadvantageous to do so.

        The Fund at times may borrow from affiliates of the Investment Adviser, provided that the terms of such borrowings are not less favorable than those available from comparable sources of funds in the marketplace.

         Lending of Portfolio Securities.    Subject to investment restriction (5) below, the Fund may lend securities with a value not exceeding 20% its total assets to banks, brokers and other financial institutions. In return, the Fund receives collateral in cash or securities issued or guaranteed by the U.S. government which will be maintained at all times in an amount equal to at least 100% of the current market value of the loaned securities. This limitation is a fundamental policy and it may not be changed without the approval of the holders of a majority of the Fund’s outstanding voting securities, as defined in the Investment Company Act of 1940, as amended (the “Investment Company Act”). During the period of such a loan, the Fund typically receives the income on both the loaned securities and the collateral and thereby increases its yield. In certain circumstances, the Fund may receive a flat fee for its loans. Such loans are terminable at any time and the borrower, after notice, is required to return borrowed securities within five business days. The Fund may pay reasonable finder’s, administrative and custodial fees in connection with its loans. In the event that the borrower defaults on its obligation to return borrowed securities because of insolvency or for any other reason, the Fund could experience delays and costs in gaining access to the collateral and could suffer a loss to the extent the value of the collateral falls below the market value of the borrowed securities.

        No Rating Criteria for Debt Securities.    The Fund has not established any rating criteria for the debt securities in which it may invest and such securities may not be rated at all for creditworthiness. Securities rated in the medium to low rating categories of nationally recognized statistical rating organizations, such as S&P and Moody’s and unrated securities of comparable quality (such lower rated and unrated securities are referred to herein as “high yield/high risk securities” or “junk bonds”) are speculative with respect to the capacity to pay interest and repay principal in accordance with the terms of the security and generally involve a greater volatility of price than securities in higher rating categories. In purchasing such securities, the Fund will rely on the Investment Adviser’s judgment, analysis and experience in evaluating the creditworthiness of an issuer of such securities. The Investment Adviser will take into consideration, among other things, the issuer’s financial resources, its sensitivity to economic conditions and trends, its operating history, the quality of the issuer’s management and regulatory matters. The Fund does not intend to purchase debt securities that are in default or that the Investment Adviser believes will be in default.

        The market values of high yield/high risk securities tend to reflect individual issuer developments to a greater extent than do higher rated securities, which react primarily to fluctuations in the general level of interest rates. Issuers of high yield/high risk securities may be highly leveraged and may not have available to them more traditional methods of financing. Therefore, the risk associated with acquiring the securities of such issuers generally is greater than is the case with higher rated securities. For example, during an economic downturn or a sustained period of rising interest rates, issuers of high yield/high risk securities may be more likely to experience financial stress especially if such issuers are highly leveraged. During such periods, service of debt obligations also may be adversely affected by specific issuer developments, or the issuer’s inability to meet specific projected business forecasts, or the unavailability of additional financing. The risk of loss due to default by the issuer is significantly greater for the holders of high yield/high risk securities because such securities may be unsecured and may be subordinated to other creditors of the issuer.

        High yield/high risk securities may have call or redemption features which would permit an issuer to repurchase the securities from the Fund. If a call were exercised by the issuer during a period of declining interest rates, the Fund likely would have to replace such called securities with lower yielding securities, thus decreasing the net investment income to the Fund and, consequently, dividends to shareholders.

        The Fund may have difficulty disposing of certain high yield/high risk securities because there may be a thin trading market for such securities. To the extent that a secondary trading market for high yield/high risk securities does exist, it generally is not as liquid as the secondary market for higher rated securities. Reduce secondary market liquidity may have an adverse impact on market price and the Fund’s ability to dispose of particular issues when necessary to meet the Fund’s liquidity needs or in response to a specific economic event such as a deterioration in the creditworthiness of the issuer. Reduced secondary market liquidity for certain high yield/high risk securities also may make it more difficult for the Fund to obtain accurate market quotations for purposes of valuing the Fund’s portfolio. Market quotations generally are available on many high yield/high risk securities only from a limited number of dealers and may not necessarily represent firm bids of such dealers or prices for actual sales. The Fund’s Directors, or the Investment Adviser will consider carefully the factors affecting the market for high yield/high risk, lower rated securities in determining whether any particular security is liquid or illiquid and whether current market quotations are readily available.

        Adverse publicity and investor perceptions, which may not be based on fundamental analysis, also may decrease the value and liquidity of high yield/high risk securities, particularly in a thinly traded market. Factors adversely affecting the market value of high yield/high risk securities are likely to affect adversely the Fund’s net asset value. In addition, the Fund may incur additional expenses to the extent it is required to seek recovery upon a default on a portfolio holding or participate in the restructuring of the obligations.

         Suitability.    The economic benefit of an investment in the Fund depends upon many factors beyond the control of the Fund, the Investment Adviser and its affiliates. Because of its emphasis on foreign securities, the Fund should be considered a vehicle for diversification and not as a balanced investment program. The suitability for any particular investor of a purchase of shares in the Fund will depend upon, among other things, such investor’s investment objectives and such investor’s ability to accept the risks associated with investing in foreign securities, including the risk of loss of principal.

Investment Restrictions

        The Fund has adopted a number of fundamental and non-fundamental investment restrictions and policies relating to the investment of its assets and its activities. The fundamental policies set forth below may not be changed without the approval of the holders of a majority of the Fund’s outstanding voting securities (which for this purpose and under the Investment Company Act of 1940, as amended (the “Investment Company Act”) means the lesser of (i) 67% of the Fund’s shares present at a meeting at which more than 50% of the outstanding shares of the Fund are represented or (ii) more than 50% of the Fund’s outstanding shares). Unless otherwise provided, all references to the assets of the Fund below are in terms of current market value. The Fund may not:

(1) Make any investment inconsistent with the Fund’s Classification as a diversified company under the Investment Company Act.

         (2)  Invest more than 25% of its total assets, taken at market value at the time of each investment, in the securities of issuers in any particular industry (excluding the U.S. Government and its agencies and instrumentalities).

(3) Make investments for the purpose of exercising control or management.

        (4)   Purchase or sell real estate, except that, to the extent permitted by applicable law, the Fund may invest in securities directly or indirectly secured by real estate or interests therein or issued by companies which invest in real estate or interests therein.

         (5)  Make loans to other persons, except that the acquisition of bonds, debentures or other corporate debt securities and investment in government obligations, commercial paper, pass-through instruments, certificates of deposit, bankers’ acceptances and repurchase agreements or any similar instruments shall not be deemed to be the making of a loan, and except further that the Fund may lend its portfolio securities, provided that the lending of portfolio securities may be made only in accordance with applicable law and the guidelines set forth in the Prospectus and this Statement of Additional Information, as they may be amended from time to time.

(6) Issue senior securities to the extent such issuance would violate applicable law.

         (7)  Borrow money, except that (i) the Fund may borrow from banks (as defined in the Investment Company Act) in amounts up to 33 1 /3% of its total assets (including the amount borrowed), (ii) the Fund may, to the extent permitted by law, borrow up to an additional 5% of its total assets for temporary purposes, (iii) the Fund may obtain such short-term credit as may be necessary for the clearance of purchases and sales of portfolio securities and (iv) the Fund may purchase securities on margin to the extent permitted by applicable law. The Fund may not pledge its assets other than to secure such borrowings or, to the extent permitted by the Fund’s investment policies as set forth in the Prospectus and this Statement of Additional Information, as they may be amended from time to time, in connection with hedging transactions, short sales, when-issued and forward commitment transactions and similar investment strategies.

         (8)  Underwrite securities of other issuers, except insofar as the Fund technically may be deemed an underwriter under the Securities Act of 1933, as amended (the “Securities Act”), in selling portfolio securities.

         (9)  Purchase or sell commodities or contracts on commodities, except to the extent that the Fund may do so in accordance with applicable law and the Fund’s Prospectus and Statement of Additional Information, as they may be amended from time to time, and without registering as a commodity pool operator under the Commodity Exchange Act.

        In addition, the Fund has adopted non-fundamental investment restrictions, which may be changed by the Board of Directors without shareholder approval, the Fund may not:

         (a)  Purchase securities of other investment companies, except to the extent such purchases are permitted by applicable law. As a matter of policy, however, the Fund will not purchase shares of any registered open-end investment company or registered unit investment trust, in reliance on Section 12(d)(1)(F) or (G) (the “fund of funds” provisions) of the Investment Company Act at any time the Fund’s shares are owned by another investment company that is part of the same group of investment companies as the Fund.

         (b)  Make short sales of securities or maintain a short position, except to the extent permitted by applicable law. The Fund does not, however, currently intend to engage in short sales, except short sales “against the box.”

         (c)  Invest in securities that cannot be readily resold because of legal or contractual restrictions or that cannot otherwise be marketed, redeemed or put to the issuer or to a third party, if at the time of acquisition more than 15% of its net assets would be invested in such securities. This restriction shall not apply to securities that mature within seven days or securities that the Board of Directors of the Fund has otherwise determined to be liquid pursuant to applicable law. Securities purchased in accordance with Rule 144A under the Securities Act and determined to be liquid by the Board of Directors are not subject to the limitations set forth in this investment restriction.

         (d)  Notwithstanding fundamental investment restriction (7) above, borrow amounts in excess of 5% of its total assets, taken at acquisition or market value, whichever is lower and then only from banks. The purchase of securities while borrowings are outstanding will have the effect of leveraging the Fund. Such leveraging or borrowing increases the Fund’s exposure to capital risk, and borrowed funds are subject to interest costs that will reduce net income as a temporary measure for extraordinary or emergency purposes.

(e) maintain less than 25% of the value of its assets in fixed income senior securities, including but not limited to debt securities and preferred stock.

        Portfolio securities of the Fund generally may not be purchased from, sold or loaned to the Investment Adviser or its affiliates or any of their directors, officers or employees, acting as principal, unless pursuant to a rule or exemptive order under the Investment Company Act.

        The staff of the Commission has taken the position that purchased OTC options and the assets used as cover for written OTC options are illiquid securities. Therefore, the Fund has adopted an investment policy pursuant to which it will not purchase or sell OTC options if, as a result of any such transaction, the sum of the market value of OTC options currently outstanding that are held by the Fund, the market value of the underlying securities covered by OTC call options currently outstanding that were sold by the Fund and margin deposits on the Fund’s existing OTC options on financial futures contracts exceeds 15% of the net assets of the Fund, taken at market value, together with all other assets of the Fund that are illiquid or are not otherwise readily marketable. However, if the OTC option is sold by the Fund to a primary U.S. Government securities dealer recognized by the Federal Reserve Bank of New York and if the Fund has the unconditional contractual right to repurchase such OTC option from the dealer at a predetermined price, then the Fund will treat as illiquid such amount of the underlying securities as is equal to the repurchase price less the amount by which the option is “in-the-money” (i.e., current market value of the underlying securities minus the option’s strike price). The repurchase price with the primary dealers is typically a formula price which is generally based on a multiple of the premium received for the option, plus the amount by which the option is “in-the-money.” This policy as to OTC options is not a fundamental policy of the Fund and may be amended by the Board of Directors of the Fund without the approval of the Fund’s shareholders. However, the Fund will not change or modify this policy prior to the change or modification by the Commission staff of its position.

        In addition, as a non-fundamental policy which may be changed by the Board of Directors and to the extent required by the Commission or its staff, the Fund will, for purposes of investment restriction (1), treat securities issued or guaranteed by the government of any one foreign country as the obligations of a single issuer.

        As another non-fundamental policy, the Fund will not invest in securities that are subject to material legal restrictions on repatriation of assets or (b) cannot be readily resold because of legal or contractual restrictions or which are not otherwise readily marketable, including repurchase agreements and purchase and sale contracts maturing in more than seven days, if, regarding all such securities, more than 15% of its net assets, taken at market value, would be invested in such securities.

        Because of the affiliation of Merrill Lynch, Pierce, Fenner & Smith Incorporated (“Merrill Lynch”) with the Investment Adviser, the Fund is prohibited from engaging in certain transactions involving Merrill Lynch or its affiliates except for brokerage transactions permitted under the Investment Company Act involving only usual and customary commissions or transactions permitted pursuant to an exemptive order under the Investment Company Act. See “Portfolio Transactions and Brokerage.” Without such an exemptive order, the Fund is prohibited from engaging in portfolio transactions with Merrill Lynch or its affiliates acting as principal.

        The Fund’s investments will be limited in order to allow the Fund to qualify as a “regulated investment company” for purposes of the Code. See “Dividends and Taxes—Taxes.” To qualify, among other requirements, the Fund will limit its investments so that, at the close of each quarter of the taxable year, (i) not more than 25% of the market value of the Fund’s total assets will be invested in the securities of a single issuer, and (ii) with respect to 50% of the market value of its total assets, not more than 5% of the market value of its total assets will be invested in the securities of a single issuer and the Fund will not own more than 10% of the outstanding voting securities of a single issuer. These tax-related limitations may be changed by the Directors of the Fund to the extent necessary to comply with changes to the Federal tax requirements. The Fund is “diversified” under the Investment Company Act and must satisfy the foregoing 5% and 10% requirements with respect to 75% of its total assets.

Portfolio Turnover

        The Investment Adviser will effect portfolio transactions without regard to the time the securities have been held, if, in its judgment, such transactions are advisable in light of a change in circumstances of a particular company or within a particular industry or in general market, financial or economic conditions. As a result of its investment policies, the Fund may engage in a substantial number of portfolio transactions and the Fund’s portfolio turnover rate may vary greatly from year to year or during periods within a year. The portfolio turnover rate is calculated by dividing the lesser of the Fund’s annual sales or purchases of portfolio securities (exclusive of purchases or sales of U.S. Government securities and all other securities whose maturities at the time of acquisition were one year or less) by the monthly average value of the securities in the portfolio during the year. A high portfolio turnover may result in negative tax consequences, such as an increase in capital gain dividends. High portfolio turnover may also involve correspondingly greater transaction costs in the form of dealer spreads and brokerage commissions, which are borne directly by the Fund.

MANAGEMENT OF THE FUND

Directors and Officers

        The Directors of the Fund consist of seven individuals, five of whom are not “interested persons” of the Fund as defined in the Investment Company Act (the “non-interested Directors”). The Directors are responsible for the overall supervision of the operations of the Fund and perform the various duties imposed on the directors of investment companies by the Investment Company Act. Information about the Directors, executive officers and the portfolio manager of the Fund, including their ages and their principal occupations for at least the last five years, is set forth below. Unless otherwise noted, the address of each Director, executive officer and the portfolio manager is P.O. Box 9011, Princeton, New Jersey 08543-9011.

         TERRY K. GLENN (59) — President and Director(1)(2) — Executive Vice President of the Investment Adviser and Fund Asset Management, L.P. (“FAM”) (which terms as used herein include their corporate predecessors) since 1983; President of FAM Distributors, Inc. (“FAMD”) since 1986 and Director thereof since 1991; Executive Vice President and Director of Princeton Services, Inc. (“Princeton Services”) since 1993; President of Princeton Administrators, L.P. since 1988.

        M. COLYER CRUM (68) — Director(2)(3) — 104 Westcliff Road, Weston, Massachusetts 02193. James R. Williston Professor of Investment Management Emeritus, Harvard Business School since 1996; James R. Williston Professor of Investment Management, Harvard Business School, from 1971 to 1996; Director of Cambridge Bancorp.

         LAURIE SIMON HODRICK (37) — Trustee(2)(3) — 809 Uris Hall, 3022 Broadway, New York, New York 10027. Professor of Finance and Economics, Graduate School of Business, Columbia University since 1998; Associate Professor of Finance and Economics, Graduate School of Business, Columbia University from 1996 to 1998; Associate Professor of Finance, J.L. Kellogg Graduate School of Management, Northwestern University from 1992 to 1996.

         JACK B. SUNDERLAND (71) — Director(2)(3) — P.O. Box 7, West Cornwall, Connecticut 06796. President and Director of American Independent Oil Company, Inc. (an energy company) since 1987; Member of Council on Foreign Relations since 1971.

        J. THOMAS TOUCHTON (61) — Director(2)(3) — Suite 3405, One Tampa City Center, 201 North Franklin Street, Tampa, Florida 33062. Managing Partner of The Witt Touchton Company and its predecessor, The Witt Co. (a private investment partnership), since 1972; Trustee Emeritus of Washington and Lee University; Director of TECO Energy, Inc. (an electric utility holding company).

         FRED G. WEISS (58) — Director(2)(3) — 16450 Maddalena Place, Delray Beach, Florida 33446. Managing Director of FGW Associates since 1997; Vice President, Planning Investment, and Development of Warner Lambert Co. from 1979 to 1997; Director of Watson Pharmaceutical, Inc. (a pharmaceutical company) since 2000; Director of the Michael J. Fox Foundation for Parkinson’s Research; Director of Laboratories Phoenix USA, Inc. (a private drug delivery company); and Director of Kann Institute for Medical Careers, Inc. (a private medical education company).

        ARTHUR ZEIKEL (68) — Director(1)(2) — 300 Woodland Avenue, Westfield, New Jersey 07090. Chairman of the Investment Adviser and FAM from 1997 to 1999 and President thereof from 1977 to 1997; Chairman of Princeton Services from 1997 to 1999, Director thereof from 1993 to 1999 and President thereof from 1993 to 1997; Executive Vice President of Merrill Lynch & Co., Inc. (“ML & Co.”) from 1990 to 1999.

         KURT SCHANSINGER (40) — Senior Vice President(1)(2) — First Vice President of the Investment Adviser since 1997; Vice President of the Investment Adviser from 1996 to 1997; prior thereto, Senior Vice President of Oppenheimer Capital L.P.

         WALTER CUJE (41) — Vice President(1)(2) — Director (Equity Fund Management) of the Investment Adviser since 1997; Vice President of the Investment Adviser from 1991 to 1997.

         DONALD C. BURKE (40) — Vice President and Treasurer(1)(2) — Senior Vice President and Treasurer of the Investment Adviser and FAM since 1999; Senior Vice President and Treasurer of Princeton Services since 1999; Vice President of FAMD since 1999; First Vice President of the Investment Adviser from 1997 to 1999; Vice President of the Investment Adviser from 1990 to 1997; Director of Taxation of the Investment Adviser since 1990.

         THOMAS D. JONES , III (35) — Secretary(1)(2) —  Director (Legal Advisory) since 2000; Vice President of the Investment Adviser since 1998; Attorney with the Investment Adviser and FAM since 1992.

(1)	Interested person, as defined in the Investment Company Act, of the Fund.
(2)	Such Director or officer is a trustee, director or officer of certain other investment companies for which MLIM or FAM acts as the investment adviser or manager.
(3)	Member of the Fund’s Audit and Nominating Committee, which is responsible for the selection of the independent auditors and the selection and nomination of non-interested Directors.

        As of June 1, 2000, the Directors and officers of the Fund as a group (11 persons) owned an aggregate of less than 1% of the outstanding shares of the Fund. At such date, Mr. Zeikel, a Director of the Fund, Mr. Glenn, a Director and officer of the Fund, and the other officers of the Fund owned an aggregate of less than 1% of the outstanding shares of common stock of ML & Co.

Compensation of Directors

        The Fund pays each non-interested Director a fee of $3,500 per year plus $500 per Board meeting attended. The Fund also compensates each member of the Audit and Nominating Committee (the “Committee”), which consists of the non-interested Directors at a rate of $2,500 per Committee meeting attended. The Fund pays the Chairman of the Committee an additional fee of $1,000 per Committee meeting attended. The Fund reimburses each non-interested Director for his out-of-pocket expenses relating to attendance at Board and Committee meetings.

        The following table shows the compensation earned by the non-interested Directors for the fiscal year ended March 31, 2000 and the aggregate compensation paid to them from all registered investment companies advised by the Investment Adviser and its affiliate, FAM (“MLIM/FAM-advised funds”), for the calendar year ended December 31, 1999.

Name	Position with Fund	Compensation From Fund	Pension or Retirement Benefits Accrued as Part of Fund Expense	Estimated Annual Benefits upon Retirement	Aggregate Compensation from Fund and Other MLIM/FAM- Advised Funds(1)
M. Colyer Crum	Director	$8,000	None	None	$122,975
Laurie Simon Hodrick(2)	Director	$7,000	None	None	$ 53,000
Jack B. Sunderland	Director	$8,000	None	None	$143,975
J. Thomas Touchton	Director	$8,000	None	None	$142,725
Fred G. Weiss	Director	$9,000	None	None	$122,975

(1)
The Directors serve on the boards of MLIM/FAM-advised funds as follows: Mr. Crum (14 registered investment companies consisting of 14 portfolios); Ms. Hodrick (14 registered investment companies consisting of 14 portfolios); Mr. Sunderland (18 registered investment companies consisting of 33 portfolios); Mr. Touchton (18 registered investment companies consisting of 33 portfolios); and Mr. Weiss (14 registered investment companies consisting of 14 portfolios).

(2)	Ms. Hodrick was elected a Director of the Fund and certain other MLIM/FAM Advised Funds on November 4, 1999.

        Directors of the Fund may purchase Class A shares of the Fund at net asset value. See “Purchase of Shares—Initial Sales Charge Alternatives—Class A and Class D Shares—Reduced Initial Sales Charges—Purchase Privilege of Certain Persons.”

Management and Advisory Arrangements

         Investment Advisory Services.    The Investment Adviser provides the Fund with investment advisory and management services. Subject to the supervision of the Directors, the Investment Adviser is responsible for the actual management of the Fund’s portfolio and constantly reviews the Fund’s holdings in light of its own research analysis and that from other relevant sources. The responsibility for making decisions to buy, sell or hold a particular security rests with the Investment Adviser. The Investment Adviser performs certain of the other administrative services and provides all the office space, facilities, equipment and necessary personnel for management of the Fund.

         Investment Advisory Fee.    The Fund has entered into an investment advisory agreement with the Investment Adviser (the “Advisory Agreement”), pursuant to which the Investment Adviser receives for its services to the Fund monthly compensation at the annual rates of 0.50% of that portion of the average daily net assets not exceeding $250 million; 0.45% of that portion of the average daily net assets exceeding $250 million but not exceeding $300 million; 0.425% of that portion of the average daily net assets exceeding $300 million but not exceeding $400 million; and 0.40% of that portion of the average daily net assets exceeding $400 million. The table below sets forth information about the total management fees paid by the Fund to the Investment Adviser for the periods indicated.

Period	Investment Advisory Fee
Fiscal year ended March 31, 2000	$37,480,574
Fiscal year ended March 31, 1999	$45,106,929
Fiscal year ended March 31, 1998	$41,894,654

        The Investment Adviser has entered into a sub-advisory agreement with Merrill Lynch Asset Management U.K. Limited (“MLAM U.K.”) pursuant to which MLAM U.K. provides investment advisory services to the Investment Adviser with respect to the Fund. The Investment Adviser paid no fees to MLAM U.K. for the fiscal years ended March 31, 2000, 1999 and 1998.

         Payment of Fund Expenses.    The Investment Advisory Agreement obligates the Investment Adviser to provide investment advisory services and to pay all compensation of and furnish office space for officers and employees of the Fund connected with investment and economic research, trading and investment management of the Fund, as well as the fees of all Directors of the Fund who are affiliated persons of the Investment Adviser. The Fund pays all other expenses incurred in the operation of the Fund, including among other things: taxes, expenses for legal and auditing services, costs of printing proxies, stock certificates, shareholder reports, prospectuses and statements of additional information, except to the extent paid by Merrill Lynch Funds Distributor, a division of FAMD (the “Distributor”); charges of the custodian and sub-custodian, and the transfer agent; expenses of redemption of shares; SEC fees; expenses of registering the shares under Federal, state or foreign laws; fees and expenses of non-interested Directors; insurance; interest; brokerage costs; litigation and other extraordinary or non-recurring expenses; and other expenses properly payable by the Fund. Accounting services are provided for the Fund by the Investment Adviser. The Distributor will pay certain promotional expenses of the Fund incurred in connection with the offering of shares of the Fund. Certain expenses will be financed by the Fund pursuant to distribution plans in compliance with Rule 12b-1 under the Investment Company Act. See “Purchase of Shares —Distribution Plans.”

         Organization of the Investment Adviser.    The Investment Adviser is a limited partnership, the partners of which are ML & Co., a financial services holding company and the parent of Merrill Lynch, and Princeton Services. ML & Co. and Princeton Services are “controlling persons” of the Investment Adviser as defined under the Investment Company Act because of their ownership of its voting securities or their power to exercise a controlling influence over its management or policies.

        The following entities may be considered “controlling persons” of MLAM U.K.: Merrill Lynch Europe PLC (MLAM U.K.’s parent), a subsidiary of Merrill Lynch International Holdings, Inc., a subsidiary of Merrill Lynch International, Inc., a subsidiary of ML & Co.

         Duration and Termination.    Unless earlier terminated as described herein, the Investment Advisory Agreement and sub-advisory agreement will continue in effect from year to year if approved annually (a) by the Directors of the Fund or by a majority of the voting securities of the Fund and (b) by a majority of the Directors who are not parties to such contract or interested persons (as defined in the Investment Company Act) of any such party. Such contracts are not assignable and may be terminated without penalty on 60 days’ written notice at the option of either party or by vote of the shareholders of the Fund.

         Transfer Agency Services.    Financial Data Services, Inc. (the “Transfer Agent”), a subsidiary of ML & Co., acts as the Fund’s Transfer Agent pursuant to a Transfer Agency, Dividend Disbursing Agency and Shareholder Servicing Agency Agreement (the “Transfer Agency Agreement”). Pursuant to the Transfer Agency Agreement, the Transfer Agent is responsible for the issuance, transfer and redemption of shares and the opening and maintenance of shareholder accounts. Pursuant to the Transfer Agency Agreement, the Transfer Agent receives a fee of $11.00 per Class A or Class D account and $14.00 per Class B or Class C account and is entitled to reimbursement for certain transaction charges and out-of-pocket expenses incurred by the Transfer Agent under the Transfer Agency Agreement. Additionally, a $.20 monthly closed account charge will be assessed on all accounts which close during the calendar year. Application of this fee will commence the month following the month the account is closed. At the end of the calendar year, no further fees will be due. For purposes of the Transfer Agency Agreement, the term “account” includes a shareholder account maintained directly by the Transfer Agent and any other account representing the beneficial interest of a person in the relevant share class on a recordkeeping system, provided the recordkeeping system is maintained by a subsidiary of ML & Co.

         Distribution Expenses.    The Fund has entered into four separate distribution agreements with the Distributor in connection with the continuous offering of each class of shares of the Fund (the “Distribution Agreements”). The Distribution Agreements obligate the Distributor to pay certain expenses in connection with the offering of each class of shares of the Fund. After the prospectuses, statements of additional information and periodic reports have been prepared, set in type and mailed to shareholders, the Distributor pays for the printing and distribution of copies thereof used in connection with the offering to dealers and investors. The Distributor also pays for other supplementary sales literature and advertising costs. The Distribution Agreements are subject to the same renewal requirements and termination provisions as the Investment Advisory Agreement described above.

Code of Ethics

        The Board of Directors of the Fund has approved a Code of Ethics under Rule 17j-1 of the Investment Company Act that covers the Fund and the Fund’s Investment Adviser and Distributor ( the “Code of Ethics”). The Code of Ethics significantly restricts the personal investing activities of all employees of the Investment Adviser and Distributor and, as described below, imposes additional more onerous restrictions on fund investment personnel.

        The Code of Ethics requires that all employees of the Investment Adviser and Distributor preclear any personal securities investments (with limited exceptions, such as mutual funds, high-quality short-term securities and direct obligations of the U.S. government). The preclearance requirement and associated procedures are designed to identify any substantive prohibition or limitation applicable to the proposed investment. The substantive restrictions applicable to all employees of the Investment Adviser and Distributor include a ban on acquiring any securities in a “hot” initial public offering and a prohibition from profiting on short-term trading in securities. In addition, no employee may purchase or sell any security that at the time is being purchased or sold (as the case may be), or to the knowledge of the employee is being considered for purchase or sale, by any fund advised by the Investment Adviser. Furthermore, the Code of Ethics provides for trading “blackout periods” which prohibit trading by investment personnel of the Fund within seven calendar days before or after trading by the Fund in the same or equivalent security.

PURCHASE OF SHARES

        Reference is made to “How to Buy, Sell, Transfer and Exchange Shares” in the Prospectus.

        The Fund offers four classes of shares under the Merrill Lynch Select Pricing  SM System: shares of Class A and Class D are sold to investors choosing the initial sales charge alternatives and shares of Class B and Class C are sold to investors choosing the deferred sales charge alternatives. Each Class A, Class B, Class C or Class D share of the Fund represents an identical interest in the investment portfolio of the Fund and has the same rights, except that Class B, Class C and Class D shares bear the expenses of the ongoing account maintenance fees (also known as service fees) and Class B and Class C shares bear the expenses of the ongoing distribution fees and the additional incremental transfer agency costs resulting from the deferred sales charge arrangements. The contingent deferred sales charges (“CDSCs”), distribution fees and account maintenance fees that are imposed on Class B and Class C shares, as well as the account maintenance fees that are imposed on Class D shares, are imposed directly against those classes and not against all assets of the Fund and, accordingly, such charges do not affect the net asset value of any other class or have any impact on investors choosing another sales charge option. Dividends paid by the Fund for each class of shares are calculated in the same manner at the same time and differ only to the extent that account maintenance and distribution fees and any incremental transfer agency costs relating to a particular class are borne exclusively by that class. Each class has different exchange privileges. See “Shareholder Services — Exchange Privilege.”

        Investors should understand that the purpose and function of the initial sales charges with respect to the Class A and Class D shares are the same as those of the CDSCs and distribution fees with respect to the Class B and Class C shares in that the sales charges and distribution fees applicable to each class provide for the financing of the distribution of the shares of the Fund. The distribution-related revenues paid with respect to a class will not be used to finance the distribution expenditures of another class. Sales personnel may receive different compensation for selling different classes of shares.

        The Merrill Lynch Select Pricing  SM System is used by more than 50 registered investment companies advised by the Investment Adviser or its affiliate, FAM. Funds advised by the Investment Adviser or FAM that utilize the Merrill Lynch Select Pricing  SM System are referred to herein as “Select Pricing Funds.”

        The Fund offers its shares at a public offering price equal to the next determined net asset value per share plus any sales charge applicable to the class of shares selected by the investor. The applicable offering price for purchase orders is based upon the net asset value of the Fund next determined after receipt of the purchase order by the Distributor. As to purchase orders received by securities dealers prior to the close of business on the New York Stock Exchange (the “NYSE”) (generally 4:00 p.m., Eastern time) which includes orders received after the determination of net asset value on the previous day, the applicable offering price will be based on the net asset value on the day the order is placed with the Distributor, provided that the orders are received by the Distributor prior to 30 minutes after the close of business on the NYSE on that day. If the purchase orders are not received prior to 30 minutes after the close of business on the NYSE on that day, such orders shall be deemed received on the next business day. Dealers have the responsibility of submitting purchase orders to the Fund not later than 30 minutes after the close of business on the NYSE in order to purchase shares at that day’s offering price.

        The Fund or the Distributor may suspend the continuous offering of the Fund’s shares of any class at any time in response to conditions in the securities markets or otherwise and may thereafter resume such offering from time to time. Any order may be rejected by the Fund or the Distributor. Neither the Distributor nor the dealers or other financial intermediaries are permitted to withhold placing orders to benefit themselves by a price change. Merrill Lynch may charge its customers a processing fee (presently $5.35) to confirm a sale of shares to such customers. Purchases made directly through the Transfer Agent are not subject to the processing fee.

Initial Sales Charge Alternatives — Class A and Class D Shares

        Investors who prefer an initial sales charge alternative may elect to purchase Class D shares or, if an eligible investor, Class A shares. Investors choosing the initial sales charge alternative who are eligible to purchase Class A shares should purchase Class A shares rather than Class D shares because there is an account maintenance fee imposed on Class D shares. Investors qualifying for significantly reduced initial sales charges may find the initial sales charge alternative particularly attractive because similar sales charge reductions are not available with respect to the deferred sales charges imposed in connection with purchases of Class B or Class C shares. Investors not qualifying for reduced initial sales charges who expect to maintain their investment for an extended period of time also may elect to purchase Class A or Class D shares, because over time the accumulated ongoing account maintenance and distribution fees on Class B or Class C shares may exceed the initial sales charges and, in the case of Class D shares, the account maintenance fee. Although some investors who previously purchased Class A shares may no longer be eligible to purchase Class A shares of other Select Pricing Funds, those previously purchased Class A shares, together with Class B, Class C and Class D share holdings, will count toward a right of accumulation which may qualify the investor for a reduced initial sales charge on new initial sales charge purchases. In addition, the ongoing Class B and Class C account maintenance and distribution fees will cause Class B and Class C shares to have higher expense ratios, pay lower dividends and have lower total returns than the initial sales charge shares. The ongoing Class D account maintenance fees will cause Class D shares to have a higher expense ratio, pay lower dividends and have a lower total return than Class A shares.

        The term “purchase,” as used in the Prospectus and this Statement of Additional Information in connection with an investment in Class A and Class D shares of the Fund, refers to a single purchase by an individual or to concurrent purchases, which in the aggregate are at least equal to the prescribed amounts, by an individual, his or her spouse and their children under the age of 21 years purchasing shares for his, her or their own account and to single purchases by a trustee or other fiduciary purchasing shares for a single trust estate or single fiduciary account although more than one beneficiary is involved. The term “purchase” also includes purchases by any “company,” as that term is defined in the Investment Company Act, but does not include purchases by any such company that has not been in existence for at least six months or which has no purpose other than the purchase of shares of the Fund or shares of other registered investment companies at a discount; provided, however, that it shall not include purchases by any group of individuals whose sole organizational nexus is that the participants therein are credit cardholders of a company, policyholders of an insurance company, customers of either a bank or broker-dealer or clients of an investment adviser.

Eligible Class A Investors

        Class A shares are offered to a limited group of investors and also will be issued upon reinvestment of dividends on outstanding Class A shares. Investors who currently own Class A shares in a shareholder’s account, including participants in the Merrill Lynch Blueprint  SM Program, are entitled to purchase additional Class A shares of the Fund in that account. Certain employer-sponsored retirement or savings plans, including eligible 401(k) plans, may purchase Class A shares at net asset value provided such plans meet the required minimum number of eligible employees or required amount of assets advised by MLIM or any of its affiliates. Class A shares are available at net asset value to corporate warranty insurance reserve fund programs and U.S. branches of foreign banking institutions provided that the program or the bank has $3 million or more initially invested in Select Pricing Funds. Also eligible to purchase Class A shares at net asset value are participants in certain investment programs including TMA  SM Managed Trusts to which Merrill Lynch Trust Company provides discretionary trustee services, collective investment trusts for which Merrill Lynch Trust Company serves as trustee and certain purchases made in connection with certain fee-based programs. In addition, Class A shares are offered at net asset value to ML & Co. and its subsidiaries and their directors and employees and to members of the Boards of MLIM/FAM-advised investment companies. Certain persons who acquired shares of certain MLIM/FAM-advised closed-end funds in their initial offerings who wish to reinvest the net proceeds from a sale of their closed-end fund shares of common stock in shares of the Fund also may purchase Class A shares of the Fund if certain conditions are met. In addition, Class A shares of the Fund and certain other Select Pricing Funds are offered at net asset value to shareholders of Merrill Lynch Senior Floating Rate Fund, Inc. and, if certain conditions are met, to shareholders of Merrill Lynch Municipal Strategy Fund, Inc. and Merrill Lynch High Income Municipal Bond Fund, Inc. who wish to reinvest the net proceeds from a sale of certain of their shares of common stock pursuant to a tender offer conducted by such funds in shares of the Fund and certain other Select Pricing Funds.

Class A and Class D Sales Charge Information

Class A Shares

Fiscal Year Ended March 31,	Gross Sales Charges Collected	Sales Charges Retained by Distributor	Sales Charges Paid to Merrill Lynch	CDSCs Received on Redemption of Load-Waived Shares
2000	$134,112	$ 9,755	$124,357	$ 17
1999	$375,455	$26,209	$349,246	$54,988
1998	$553,366	$43,421	$509,945	$60,049

Class D Shares

Fiscal Year Ended March 31,	Gross Sales Charges Collected	Sales Charges Retained by Distributor	Sales Charges Paid to Merrill Lynch	CDSCs Received on Redemption of Load-Waived Shares
2000	$ 297,549	$ 19,042	$ 278,507	$ 42
1999	$1,328,780	$ 89,253	$1,239,527	$19,091
1998	$2,040,769	$137,456	$1,903,313	$18,937

        The Distributor may reallow discounts to selected securities dealers and other financial intermediaries and retain the balance over such discounts. At times the Distributor may reallow the entire sales charge to such dealers. Since securities dealers selling Class A and Class D shares of the Fund will receive a concession equal to most of the sales charge, they may be deemed to be underwriters under the Securities Act.

Reduced Initial Sales Charges

         Reductions in or exemptions from the imposition of a sales load are due to the nature of the investors and/or the reduced sales efforts that will be needed in obtaining such investments.

         Reinvested Dividends.    No initial sales charges are imposed upon Class A and Class D shares issued as a result of the automatic reinvestment of dividends.

        Right of Accumulation.    Reduced sales charges are applicable through a right of accumulation under which eligible investors are permitted to purchase shares of the Fund subject to an initial sales charge at the offering price applicable to the total of (a) the public offering price of the shares then being purchased plus (b) an amount equal to the then current net asset value or cost, whichever is higher, of the purchaser’s combined holdings of all classes of shares of the Fund and of any other Select Pricing Funds. For any such right of accumulation to be made available, the Distributor must be provided at the time of purchase, by the purchaser or the purchaser’s securities dealer or other financial intermediary, with sufficient information to permit confirmation of qualification. Acceptance of the purchase order is subject to such confirmation. The right of accumulation may be amended or terminated at any time. Shares held in the name of a nominee or custodian under pension, profit-sharing or other employee benefit plans may not be combined with other shares to qualify for the right of accumulation.

        Letter of Intent.    Reduced sales charges are applicable to purchases aggregating $25,000 or more of the Class A or Class D shares of the Fund or any Select Pricing Funds made within a 13-month period starting with the first purchase pursuant to a Letter of Intent. The Letter of Intent is available only to investors whose accounts are established and maintained at the Fund’s Transfer Agent. The Letter of Intent is not available to employee benefit plans for which Merrill Lynch provides plan participant recordkeeping services. The Letter of Intent is not a binding obligation to purchase any amount of Class A or Class D shares; however, its execution will result in the purchaser paying a lower sales charge at the appropriate quantity purchase level. A purchase not originally made pursuant to a Letter of Intent may be included under a subsequent Letter of Intent executed within 90 days of such purchase if the Distributor is informed in writing of this intent within such 90-day period. The value of Class A and Class D shares of the Fund and of other Select Pricing Funds presently held, at cost or maximum offering price (whichever is higher), on the date of the first purchase under the Letter of Intent, may be included as a credit toward the completion of such Letter, but the reduced sales charge applicable to the amount covered by such Letter will be applied only to new purchases. If the total amount of shares does not equal the amount stated in the Letter of Intent (minimum of $25,000), the investor will be notified and must pay, within 20 days of the expiration of such Letter, the difference between the sales charge on the Class A or Class D shares purchased at the reduced rate and the sales charge applicable to the shares actually purchased through the Letter. Class A or Class D shares equal to at least 5.0% of the intended amount will be held in escrow during the 13-month period (while remaining registered in the name of the purchaser) for this purpose. The first purchase under the Letter of Intent must be at least 5.0% of the dollar amount of such Letter. If a purchase during the term of such Letter would otherwise be subject to a further reduced sales charge based on the right of accumulation, the purchaser will be entitled on that purchase and subsequent purchases to the further reduced percentage sales charge that would be applicable to a single purchase equal to the total dollar value of the Class A or Class D shares then being purchased under such Letter, but there will be no retroactive reduction of the sales charge on any previous purchase.

        The value of any shares redeemed or otherwise disposed of by the purchaser prior to termination or completion of the Letter of Intent will be deducted from the total purchases made under such Letter. An exchange from the Summit Cash Reserves Fund into the Fund that creates a sales charge will count toward completing a new or existing Letter of Intent from the Fund.

         Merrill Lynch Blueprint  SM Program.    Class D shares of the Fund are offered to participants in the Merrill Lynch Blueprint SM Program (“Blueprint”). In addition, participants in Blueprint who own Class A shares of the Fund may purchase additional Class A shares of the Fund through Blueprint. Blueprint is directed to small investors, group IRAs and participants in certain affinity groups such as credit unions and trade associations. Investors placing orders to purchase Class A or Class D shares of the Fund through Blueprint will acquire the Class A or Class D shares at net asset value plus a sales charge calculated in accordance with the Blueprint sales charge schedule (i.e., up to $300 at 4.25%, from $300.01 to $5,000 at 3.25% plus $3.00 and $5,000.01 or more at the standard sales charge rates disclosed in the Prospectus). In addition, Class A and Class D shares of the Fund are being offered at net asset value plus a sales charge  1 /2 of 1% for corporate or group IRA programs placing orders to purchase their Class A or Class D shares through Blueprint. Services, including the exchange privilege, available to Class A and Class D investors through Blueprint, however, may differ from those available to other investors in Class A or Class D shares.

        Class A and Class D shares are offered at net asset value to Blueprint participants through the Merrill Lynch Directed IRA Rollover Program (the “IRA Rollover Program”) available from Merrill Lynch Business Financial Services, a business unit of Merrill Lynch. The IRA Rollover Program is available to custodian rollover assets from employer-sponsored retirement and savings plans whose trustee and/or plan sponsor has entered into a Merrill Lynch Directed IRA Rollover Program Service Agreement.

        Orders for purchases and redemptions of Class A or Class D shares of the Fund may be grouped for execution purposes which, in some circumstances, may involve the execution of such orders two business days following the day such orders are placed. The minimum initial purchase price is $100, with a $50 minimum for subsequent purchases through Blueprint. There are no minimum initial or subsequent purchase requirements for participants who are part of an automatic investment plan. Additional information concerning purchases through Blueprint, including any annual fees and transaction charges, is available from Merrill Lynch, Pierce, Fenner & Smith Incorporated, The Blueprint SM Program, P.O. Box 30441, New Brunswick, New Jersey 08989-0441.

         TMA  SM Managed Trusts.    Class A shares are offered at net asset value to TMA  SM Managed Trusts to which Merrill Lynch Trust Company provides discretionary trustee services.

         Employee Access  SM Accounts.    Provided applicable threshold requirements are met, either Class A or Class D shares are offered at net asset value to Employee Access  SM Accounts available through authorized employers. The initial minimum investment for such accounts is $500, except that the initial minimum investment for shares purchased for such accounts pursuant to the Automatic Investment Program is $50.

         Employer-Sponsored Retirement or Savings Plans and Certain Other Arrangements.    Certain employer-sponsored retirement or savings plans and certain other arrangements may purchase Class A or Class D shares at net asset value, based on the number of employees or number of employees eligible to participate in the plan, the aggregate amount invested by the plan in specified investments and/or the services provided by Merrill Lynch to the plan. Additional information regarding purchases by employer-sponsored retirement or savings plans and certain other arrangements is available toll-free from Merrill Lynch Business Financial Services at (800) 237-7777.

         Purchase Privilege of Certain Persons.    Directors of the Fund, members of the Boards of other MLIM/FAM-advised investment companies, ML & Co. and its subsidiaries (the term “subsidiaries,” when used herein with respect to ML & Co., includes MLIM, FAM and certain other entities directly or indirectly wholly owned and controlled by ML & Co.) and their directors and employees, and any trust, pension, profit-sharing or other benefit plan for such persons, may purchase Class A shares of the Fund at net asset value. The Fund realizes economies of scale and reduction of sales-related expenses by virtue of the familiarity of these persons with the Fund. Employees and directors or trustees wishing to purchase shares of the Fund must satisfy the Fund’s suitability standards.

        Class D shares of the Fund are offered at net asset value, without a sales charge, to an investor that has a business relationship with a Financial Consultant who joined Merrill Lynch from another investment firm within six months prior to the date of purchase by such investor, if the following conditions are satisfied: first, the investor must advise Merrill Lynch that it will purchase Class D shares of the Fund with proceeds from a redemption of shares of a mutual fund that was sponsored by the Financial Consultant’s previous firm and was subject to a sales charge either at the time of purchase or on a deferred basis; and, second, the investor must establish that such redemption had been made within 60 days prior to the investment in the Fund and the proceeds from the redemption had been maintained in the interim in cash or a money market fund.

        Class D shares of the Fund are also offered at net asset value, without a sales charge, to an investor that has a business relationship with a Merrill Lynch Financial Consultant and that has invested in a mutual fund sponsored by a non-Merrill Lynch company for which Merrill Lynch has served as a selected dealer and where Merrill Lynch has either received or given notice that such arrangement will be terminated (“notice”) if the following conditions are satisfied: first, the investor must purchase Class D shares of the Fund with proceeds from a redemption of shares of such other mutual fund and the shares of such other fund were subject to a sales charge either at the time of purchase or on a deferred basis; and, second, such purchase of Class D shares must be made within 90 days after such notice.

        Class D shares of the Fund are offered at net asset value, without a sales charge, to an investor that has a business relationship with a Merrill Lynch Financial Consultant and that has invested in a mutual fund for which Merrill Lynch has not served as a selected dealer if the following conditions are satisfied: first, the investor must advise Merrill Lynch that it will purchase Class D shares of the Fund with proceeds from the redemption of shares of such other mutual fund and that such shares have been outstanding for a period of no less than six months; and, second, such purchase of Class D shares must be made within 60 days after the redemption and the proceeds from the redemption must be maintained in the interim in cash or a money market fund.

         Closed-End Fund Investment Option.    Class A shares of the Fund and certain other Select Pricing Funds (“Eligible Class A Shares”) are offered at net asset value to shareholders of certain closed-end funds advised by FAM or MLIM who purchased such closed-end fund shares prior to October 21, 1994 (the date the Merrill Lynch Select Pricing  SM System commenced operations) and wish to reinvest the net proceeds from a sale of their closed-end fund shares of common stock in Eligible Class A Shares, if the conditions set forth below are satisfied. Alternatively, closed-end fund shareholders who purchased such shares on or after October 21, 1994 and wish to reinvest the net proceeds from a sale of their closed-end fund shares are offered Class A shares (if eligible to buy Class A shares) or Class D shares of the Fund and other Select Pricing Funds (“Eligible Class D Shares”), if the following conditions are met. First, the sale of closed-end fund shares must be made through Merrill Lynch, and the net proceeds therefrom must be immediately reinvested in Eligible Class A or Eligible Class D Shares. Second, the closed-end fund shares must either have been acquired in the initial public offering or be shares representing dividends from shares of common stock acquired in such offering. Third, the closed-end fund shares must have been continuously maintained in a Merrill Lynch securities account. Fourth, there must be a minimum purchase of $250 to be eligible for the investment option.

        Shareholders of certain MLIM/FAM-advised continuously offered closed-end funds may reinvest at net asset value the net proceeds from a sale of certain shares of common stock of such funds in shares of the Fund. Upon exercise of this investment option, shareholders of Merrill Lynch Senior Floating Rate Fund, Inc. will receive Class A shares of the Fund and shareholders of Merrill Lynch Municipal Strategy Fund, Inc. and Merrill Lynch High Income Municipal Bond Fund, Inc. will receive Class D shares of the Fund, except that shareholders already owning Class A shares of the Fund will be eligible to purchase additional Class A shares pursuant to this option, if such additional Class A shares will be held in the same account as the existing Class A shares and the other requirements pertaining to the reinvestment privilege are met. In order to exercise this investment option, a shareholder of one of the above-referenced continuously offered closed-end funds (an “eligible fund”) must sell his or her shares of common stock of the eligible fund (the “eligible shares”) back to the eligible fund in connection with a tender offer conducted by the eligible fund and reinvest the proceeds immediately in the designated class of shares of the Fund. This investment option is available only with respect to eligible shares as to which no Early Withdrawal Charge or CDSC (each as defined in the eligible fund’s prospectus) is applicable. Purchase orders from eligible fund shareholders wishing to exercise this investment option will be accepted only on the day that the related tender offer terminates and will be effected at the net asset value of the designated class of the Fund on such day.

         Acquisition of Certain Investment Companies.    Class D shares may be offered at net asset value in connection with the acquisition of the assets of or merger or consolidation with a personal holding company or a public or private investment company.

         Purchases Through Certain Financial Intermediaries.    Reduced sales charges may be applicable for purchases of Class A or Class D shares of the Fund through certain financial advisers, selected securities dealers and other financial intermediaries that meet and adhere to standards established by the Investment Adviser from time to time.

Deferred Sales Charge Alternatives — Class B and Class C Shares

        Investors choosing the deferred sales charge alternatives should consider Class B shares if they intend to hold their shares for an extended period of time and Class C shares if they are uncertain as to the length of time they intend to hold their assets in Select Pricing Funds.

        Because no initial sales charges are deducted at the time of the purchase, Class B and Class C shares provide the benefit of putting all of the investor’s dollars to work from the time the investment is made. The deferred sales charge alternatives may be particularly appealing to investors that do not qualify for the reduction in initial sales charges. Both Class B and Class C shares are subject to ongoing account maintenance fees and distribution fees; however, the ongoing account maintenance and distribution fees potentially may be offset to the extent any return is realized on the additional funds initially invested in Class B or Class C shares. In addition, Class B shares will be converted into Class D shares of the Fund after a conversion period of approximately eight years, and thereafter investors will be subject to lower ongoing fees.

        The public offering price of Class B and Class C shares for investors choosing the deferred sales charge alternatives is the next determined net asset value per share without the imposition of a sales charge at the time of purchase. See “Pricing of Shares — Determination of Net Asset Value” below.

Contingent Deferred Sales Charges — Class B Shares

        Class B shares that are redeemed within four years of purchase may be subject to a CDSC at the rates set forth below charged as a percentage of the dollar amount subject thereto. In determining whether a CDSC is applicable to a redemption, the calculation will be determined in the manner that results in the lowest applicable rate being charged. The charge will be assessed on an amount equal to the lesser of the proceeds of redemption or the cost of the shares being redeemed. Accordingly, no CDSC will be imposed on increases in net asset value above the initial purchase price. In addition, no CDSC will be assessed on shares derived from reinvestment of dividends. It will be assumed that the redemption is first of shares held for over four years or shares acquired pursuant to reinvestment of dividends and then of shares held longest during the four-year period. A transfer of shares from a shareholder’s account to another account will be assumed to be made in the same order as a redemption.

        The following table sets forth the Class B CDSC:

Year Since Purchase Payment Made	CDSC as a Percentage of Dollar Amount Subject to Charge
0–1	4.0%
1–2	3.0%
2–3	2.0%
3–4	1.0%
4 and thereafter	None

        To provide an example, assume an investor purchased 100 shares at $10 per share (at a cost of $1,000) and in the third year after purchase, the net asset value per share is $12 and, during such time, the investor has acquired 10 additional shares upon dividend reinvestment. If at such time the investor makes his or her first redemption of 50 shares (proceeds of $600), 10 shares will not be subject to a CDSC because of dividend reinvestment. With respect to the remaining 40 shares, the charge is applied only to the original cost of $10 per share and not to the increase in net asset value of $2 per share. Therefore, $400 of the $600 redemption proceeds will be charged at a rate of 2.0% (the applicable rate in the third year after purchase for shares purchased on or after October 21, 1994).

        The Class B CDSC may be waived on redemptions of shares in connection with certain post-retirement withdrawals from an Individual Retirement Account (“IRA”) or other retirement plan or following the death or disability (as defined in the Internal Revenue Code of 1986, as amended) of a shareholder (including one who owns the Class B shares as joint tenant with his or her spouse), provided the redemption is requested within one year of the death or initial determination of disability or, if later, reasonably promptly following completion of probate. The Class B CDSC also may be waived on redemptions of shares by certain eligible 401(a) and 401(k) plans in connection with group plans placing orders through the Merrill Lynch Blueprint  SM Program. The CDSC may also be waived for any Class B shares that are purchased by eligible 401(k) or eligible 401(a) plans that are rolled over into a Merrill Lynch or Merrill Lynch Trust Company custodied IRA and held in such account at the time of redemption. The Class B CDSC may be waived for any Class B shares that were acquired and held at the time of the redemption in an Employee Access SM Account available through employers providing eligible 401(k) plans. The Class B CDSC may also be waived for any Class B shares that are purchased by a Merrill Lynch rollover IRA that was funded by a rollover from a terminated 401(k) plan managed by the MLIM Private Portfolio Group and held in such account at the time of redemption. The Class B CDSC may also be waived or its terms may be modified in connection with certain fee-based programs. The Class B CDSC may also be waived in connection with involuntary termination of an account in which Fund shares are held or for withdrawals through the Merrill Lynch Systematic Withdrawal Plan. See “Shareholder Services — Fee Based Programs” and “—Systematic Withdrawal Plan.”

         Employer-Sponsored Retirement or Savings Plans and Certain Other Arrangements.    Certain employer-sponsored retirement or savings plans and certain other arrangements may purchase Class B shares with a waiver of the CDSC upon redemption, based on the number of employees or number of employees eligible to participate in the plan, the aggregate amount invested by the plan in specified investments and/or the services provided by Merrill Lynch to the plan. Such Class B shares will convert into Class D shares approximately ten years after the plan purchases the first share of any Select Pricing Fund. Minimum purchase requirements may be waived or varied for such plans. Additional information regarding purchases by employer-sponsored retirement or savings plans and certain other arrangements is available toll-free from Merrill Lynch Business Financial Services at (800) 237-7777.

         Merrill Lynch Blueprint  SM Program.    Class B shares are offered to certain participants in Blueprint. Blueprint is directed to small investors, group IRAs and participants in certain affinity groups such as trade associations and credit unions. Class B shares of the Fund are offered through Blueprint only to members of certain affinity groups. The CDSC is waived in connection with purchase orders placed through Blueprint by members of such affinity groups. Services, including the exchange privilege, available to Class B investors through Blueprint, however, may differ from those available to other Class B investors. Orders for purchases and redemptions of Class B shares of the Fund will be grouped for execution purposes which, in some circumstances, may involve the execution of such orders two business days following the day such orders are placed. The minimum initial purchase price is $100, with a $50 minimum for subsequent purchases through Blueprint. There is no minimum initial or subsequent purchase requirement for investors who are part of a Blueprint automatic investment plan. Additional information concerning these Blueprint programs, including any annual fees or transaction charges, is available from Merrill Lynch, Pierce, Fenner & Smith Incorporated, The Blueprint  SM Program, P.O. Box 30441, New Brunswick, New Jersey 08989-0441.

         Conversion of Class B Shares to Class D Shares.    After approximately eight years (the “Conversion Period”), Class B shares will be converted automatically into Class D shares of the Fund. Class D shares are subject to an ongoing account maintenance fee of 0.25% of the average daily net assets but are not subject to the distribution fee that is borne by Class B shares. Automatic conversion of Class B shares into Class D shares will occur at least once each month (on the “Conversion Date”) on the basis of the relative net asset value of the shares of the two classes on the Conversion Date, without the imposition of any sales load, fee or other charge. Conversion of Class B shares to Class D shares will not be deemed a purchase or sale of the shares for Federal income tax purposes.

        In addition, shares purchased through reinvestment of dividends on Class B shares also will convert automatically to Class D shares. The Conversion Date for dividend reinvestment shares will be calculated taking into account the length of time the shares underlying such dividend reinvestment shares were outstanding. If at the Conversion Date the conversion of Class B shares to Class D shares of the Fund in a single account will result in less than $50 worth of Class B shares being left in the account, all of the Class B shares of the Fund held in the account on the Conversion Date will be converted to Class D shares of the Fund.

        In general, Class B shares of equity Select Pricing Funds will convert approximately eight years after initial purchase and Class B shares of taxable and tax-exempt fixed income Select Pricing Funds will convert approximately ten years after initial purchase. If, during the Conversion Period, a shareholder exchanges Class B shares with an eight-year Conversion Period for Class B shares with a ten-year Conversion Period, or vice versa, the Conversion Period applicable to the Class B shares acquired in the exchange will apply and the holding period for the shares exchanged will be tacked on to the holding period for the shares acquired. The Conversion Period also may be modified for investors that participate in certain fee-based programs. See “Shareholder Services —Fee-Based Programs.”

        Class B shareholders of the Fund exercising the exchange privilege described under “Shareholder Services —Exchange Privilege” will continue to be subject to the Fund’s CDSC schedule if such schedule is higher than the CDSC schedule relating to the Class B shares acquired as a result of the exchange.

        Share certificates for Class B shares of the Fund to be converted must be delivered to the Transfer Agent at least one week prior to the Conversion Date applicable to those shares. In the event such certificates are not received by the Transfer Agent at least one week prior to the Conversion Date, the related Class B shares will convert to Class D shares on the next scheduled Conversion Date after such certificates are delivered.

Contingent Deferred Sales Charges — Class C Shares

        Class C shares that are redeemed within one year of purchase may be subject to a 1.0% CDSC charged as a percentage of the dollar amount subject thereto. In determining whether a Class C CDSC is applicable to a redemption, the calculation will be determined in the manner that results in the lowest possible rate being charged. The charge will be assessed on an amount equal to the lesser of the proceeds of redemption or the cost of the shares being redeemed. Accordingly, no Class C CDSC will be imposed on increases in net asset value above the initial purchase price. In addition, no Class C CDSC will be assessed on shares derived from reinvestment of dividends. It will be assumed that the redemption is first of shares held for over one year or shares acquired pursuant to reinvestment of dividends and then of shares held longest during the one-year period. A transfer of shares from a shareholder’s account to another account will be assumed to be made in the same order as a redemption. The Class C CDSC may be waived in connection with involuntary termination of an account in which Fund shares are held and withdrawals through the Merrill Lynch Systematic Withdrawal Plans. See “Shareholder Services—Systematic Withdrawal Plan.” The Class C CDSC of the Fund and certain other Select Pricing Funds may be waived with respect to Class C shares purchased by an investor with the net proceeds of a tender offer made by certain MLIM/FAM-advised closed end funds, including Merrill Lynch Senior Floating Rate Fund II, Inc. Such waiver is subject to the requirement that the tendered shares shall have been held by the investor for a minimum of one year, and to such other conditions as are set forth in the prospectus for the related closed end fund.

Class B and Class C Sales Charge Information

Class B Shares*
Fiscal Year Ended March 31,	CDSCs Received by Distributor	CDSCs Paid to Merrill Lynch
2000	$6,595,342	$6,595,342
1999	$5,913,754	$5,913,754
1998	$4,375,961	$4,375,961

* Additional Class B CDSCs payable to the Distributor may have been waived or converted to a contingent obligation in connection with a shareholder’s participation in certain fee-based programs.
Class C Shares
Fiscal Year Ended March 31,	CDSCs Received by Distributor	CDSCs Paid to Merrill Lynch
2000	$ 134,746	$ 134,746
1999	$ 277,813	$ 277,813
1998	$ 91,818	$ 91,818

        Merrill Lynch compensates its Financial Consultants for selling Class B and Class C shares at the time of purchase from its own funds. Proceeds from the CDSC and the distribution fee are paid to the Distributor and are used in whole or in part by the Distributor to defray the expenses of dealers (including Merrill Lynch) related to providing distribution-related services to the Fund in connection with the sale of the Class B and Class C shares, such as the payment of compensation to financial consultants for selling Class B and Class C shares from the dealer’s own funds. The combination of the CDSC and the ongoing distribution fee facilitates the ability of the Fund to sell the Class B and Class C shares without a sales charge being deducted at the time of purchase. See “Distribution Plans” below. Imposition of the CDSC and the distribution fee on Class B and Class C shares is limited by the National Association of Securities Dealers, Inc. (the “NASD”) asset-based sales charge rule. See “Limitations on the Payment of Deferred Sales Charges” below.

Distribution Plans

        Reference is made to “Fees and Expenses” in the Prospectus for certain information with respect to the separate distribution plans for Class B, Class C and Class D shares pursuant to Rule 12b-1 under the Investment Company Act (each a “Distribution Plan”) with respect to the account maintenance and/or distribution fees paid by the Fund to the Distributor with respect to such classes.

        The Distribution Plans for each of the Class B, Class C and Class D shares provides that the Fund pays the Distributor an account maintenance fee relating to the shares of the relevant class, accrued daily and paid monthly, at the annual rate of 0.25% of the average daily net assets of the Fund attributable to shares of the relevant class in order to compensate the Distributor and selected securities dealers, including Merrill Lynch, or other financial intermediaries (pursuant to a sub-agreement) in connection with account maintenance activities with respect to Class B, Class C and Class D shares. Each of those classes has exclusive voting rights with respect to the Distribution Plan adopted with respect to such class pursuant to which account maintenance and/or distribution fees are paid (except that Class B shareholders may vote upon any material changes to expenses charged under the Class D Distribution Plan).

        The Distribution Plans for Class B and Class C shares provides that the Fund also pays the Distributor a distribution fee relating to the shares of the relevant class, accrued daily and paid monthly, at the annual rate of 0.75% of the average daily net assets of the Fund attributable to the shares of the relevant class in order to compensate the Distributor and selected securities dealers, including Merrill Lynch, or other financial intermediaries (pursuant to a sub-agreement) for providing shareholder and distribution services and bearing certain distribution-related expenses of the Fund, including payments to financial consultants, selected securities dealers and other financial intermediaries for selling Class B and Class C shares of the Fund. The Distribution Plans relating to Class B and Class C shares are designed to permit an investor to purchase Class B and Class C shares through selected securities dealers and other financial intermediaries without the assessment of an initial sales charge and at the same time permit the dealer to compensate its financial consultants, selected securities dealers and other financial intermediaries in connection with the sale of the Class B and Class C shares.

        The Fund’s Distribution Plans are subject to the provisions of Rule 12b-1 under the Investment Company Act. In their consideration of each Distribution Plan, the Directors must consider all factors they deem relevant, including information as to the benefits of the Distribution Plan to the Fund and each related class of shareholders. Each Distribution Plan further provides that, so long as the Distribution Plan remains in effect, the selection and nomination of non-interested Directors shall be committed to the discretion of the non-interested Directors then in office. In approving each Distribution Plan in accordance with Rule 12b-1, the non-interested Directors concluded that there is reasonable likelihood that each Distribution Plan will benefit the Fund and its related class of shareholders. Each Distribution Plan can be terminated at any time, without penalty, by the vote of a majority of the non-interested Directors or by the vote of the holders of a majority of the outstanding related class of voting securities of the Fund. A Distribution Plan cannot be amended to increase materially the amount to be spent by the Fund without the approval of the related class of shareholders and all material amendments are required to be approved by the vote of Directors, including a majority of the non-interested Directors who have no direct or indirect financial interest in the Distribution Plan, cast in person at a meeting called for that purpose. Rule 12b-1 further requires that the Fund preserve copies of the Distribution Plan and any report made pursuant to such plan for a period of not less than six years from the date of the Distribution Plan or such report, the first two years in an easily accessible place.

        Among other things, each Distribution Plan provides that the Distributor shall provide and the Directors shall review quarterly reports of the disbursement of the account maintenance and/or distribution fees paid to the Distributor. Payments under the Distribution Plans are based on a percentage of average daily net assets attributable to the shares regardless of the amount of expenses incurred and, accordingly, distribution-related revenues from the Distribution Plans may be more or less than distribution-related expenses. Information with respect to the distribution-related revenues and expenses is presented to the Directors for their consideration in connection with their deliberations as to the continuance of the Class B and Class C Distribution Plans annually, as of December 31 of each year, on a “fully allocated accrual” basis and quarterly on a “direct expense and revenue/cash” basis. On the fully allocated accrual basis, revenues consist of the account maintenance fees, distribution fees, the CDSCs and certain other related revenues, and expenses consist of financial consultant compensation, branch office and regional operation center selling and transaction processing expenses, advertising, sales promotion and marketing expenses, corporate overhead and interest expense. On the direct expense and revenue/cash basis, revenues consist of the account maintenance fees, distribution fees and CDSCs and the expenses consist of financial consultant compensation.

        As of December 31, 1999, the fully allocated accrual revenues incurred by the Distributor and Merrill Lynch for the period since the commencement of operations of Class B shares exceeded the fully allocated accrual expenses by approximately $36,033,000 (1.01% of Class B net assets at that date). As of March 31, 2000, direct cash revenues for the period since the commencement of operations of Class B shares exceeded direct cash expenses by $265,961,856 (9.29% of Class B net assets at that date). As of December 31, 1999, the fully allocated accrual revenues incurred by the Distributor and Merrill Lynch for the period since the commencement of operations of Class C shares exceeded the fully allocated accrual revenues by approximately $1,628,000 (.43% of Class C net assets at that date). As of March 31, 2000, direct cash expenses for the period since the commencement of operations of Class C shares exceeded direct cash expenses by $12,791,729 (4.14% of Class C net assets at that date).

        For the fiscal year ended March 31, 2000, the Fund paid the Distributor $40,069,311 pursuant to the Class B Distribution Plan (based on average daily net assets subject to such Class B Distribution Plan of approximately $4.0 billion), all of which was paid to Merrill Lynch for providing account maintenance and distribution-related activities and services in connection with Class B shares. For the fiscal year ended March 31, 2000, the Fund paid the Distributor $4,201,316 pursuant to the Class C Distribution Plan (based on average daily net assets subject to such Class C Distribution Plan of approximately $420.1 million), all of which was paid to Merrill Lynch for providing account maintenance and distribution-related activities and services in connection with Class C shares. For the fiscal year ended March 31, 2000, the Fund paid the Distributor $3,928,515 pursuant to the Class D Distribution Plan (based on average daily net assets subject to such Class D Distribution Plan of approximately $1.6 billion), all of which was paid to Merrill Lynch for providing account maintenance activities in connection with Class D shares.

Limitations on the Payment of Deferred Sales Charges

        The maximum sales charge rule in the Conduct Rules of the NASD imposes a limitation on certain asset-based sales charges such as the distribution fee and the CDSC borne by the Class B and Class C shares but not the account maintenance fee. The maximum sales charge rule is applied separately to each class. As applicable to the Fund, the maximum sales charge rule limits the aggregate of distribution fee payments and CDSCs payable by the Fund to (1) 6.25% of eligible gross sales of Class B shares and Class C shares, computed separately (defined to exclude shares issued pursuant to dividend reinvestments and exchanges), plus (2) interest on the unpaid balance for the respective class, computed separately, at the prime rate plus 1% (the unpaid balance being the maximum amount payable minus amounts received from the payment of the distribution fee and the CDSC). In connection with the Class B shares, the Distributor has voluntarily agreed to waive interest charges on the unpaid balance in excess of 0.50% of eligible gross sales. Consequently, the maximum amount payable to the Distributor (referred to as the “voluntary maximum”) in connection with the Class B shares is 6.75% of eligible gross sales. The Distributor retains the right to stop waiving the interest charges at any time. To the extent payments would exceed the voluntary maximum, the Fund will not make further payments of the distribution fee with respect to Class B shares and any CDSCs will be paid to the Fund rather than to the Distributor; however, the Fund will continue to make payments of the account maintenance fee. In certain circumstances the amount payable pursuant to the voluntary maximum may exceed the amount payable under the NASD formula. In such circumstances payment in excess of the amount payable under the NASD formula will not be made.

        The following table sets forth comparative information as of March 31, 2000 with respect to the Class B and Class C shares of the Fund indicating the maximum allowable payments that can be made under the NASD maximum sales charge rule and, with respect to the Class B shares, the Distributor’s voluntary maximum.

	Data Calculated as of March 31, 2000
	(in thousands)
	Eligible Gross Sales(1)	Allowable Aggregate Sales Charge(2)	Allowable Interest on Unpaid Balance(3)	Maximum Amount Payable	Amounts Previously Paid to Distributor(4)	Aggregate Unpaid Balance	Annual Distribution Fee at Current Net Asset Level(5)
Class B Shares for the period October 21, 1988 (commencement of operations) to March 31, 2000
Under NASD Rule as Adopted	$6,959,647	$433,805	$147,560	$ 581,365	$302,426	$278,939	$21,476
Under Distributor’s Voluntary Waiver	$6.959,647	$433,805	$ 35,971	$ 469,776	$302,426	$167,350	$21,476

Class C Shares, for the period October 21, 1994 (commencement of operations) to March 31, 2000
Under NASD Rule as Adopted	$ 745,560	$ 46,411	$ 12,709	$ 59,120	$ 14,276	$ 44,843	$ 2,318

(1)	Purchase price of all eligible Class B or Class C shares sold during the periods indicated other than shares acquired through dividend reinvestment and the exchange privilege.
(2)
Includes amounts attributable to exchanges from Summit Cash Reserves Fund (“Summit”) which are not reflected in Eligible Gross Sales. Shares of Summit can only be purchased by exchange from another fund (the “redeemed fund”). Upon such an exchange, the maximum allowable sales charge payment to the redeemed fund is reduced in accordance with the amount of the redemption. This amount is then added to the maximum allowable sales charge payment with respect to Summit. Upon an exchange out of Summit, the remaining balance of this amount is deducted from the maximum allowable sales charge payment to Summit and added to the maximum allowable sales charge payment to the fund into which the exchange is made.

(3)	Interest is computed on a monthly basis based upon the prime rate, as reported in The Wall Street Journal, plus 1.0%, as permitted under the NASD Rule.
(4)
Consists of CDSC payments, distribution fee payments and accruals. See “What are the Fund’s fees and expenses?” in the Prospectus. Of the distribution fee payments made with respect to Class B shares prior to July 7, 1993 under the distribution plan in effect at that time, at a 1.0% rate, 0.75% of average daily net assets has been treated as a distribution fee and 0.25% of average daily net assets has been deemed to have been a service fee and not subject to the NASD maximum sales charge rule. This figure may include CDSCs that were deferred when a shareholder redeemed shares prior to the expiration of the applicable CDSC period and invested the proceeds, without the imposition of a sales charge, in Class A shares in conjunction with the shareholder’s participation in the Merrill Lynch Mutual Fund Advisor (Merrill Lynch MFA  SM ) Program (the “MFA Program”). The CDSC is booked as a contingent obligation that may be payable if the shareholder terminates participation in the MFA Program.

(5)
Provided to illustrate the extent to which the current level of distribution fee payments (not including any CDSC payments) is amortizing the unpaid balance. No assurance can be given that payments of the distribution fee will reach either the voluntary maximum (with respect to Class B shares) or the NASD maximum (with respect to Class B and Class C shares).

REDEMPTION OF SHARES

        Reference is made to “How to Buy, Sell, Transfer and Exchange Shares” in the Prospectus.

        The Fund is required to redeem for cash all shares of the Fund upon receipt of a written request in proper form. The redemption price is the net asset value per share next determined after the initial receipt of proper notice of redemption. Except for any CDSC that may be applicable, there will be no charge for redemption if the redemption request is sent directly to the Transfer Agent. Shareholders liquidating their holdings will receive upon redemption all dividends reinvested through the date of redemption.

        The right to redeem shares or to receive payment with respect to any such redemption may be suspended for more than seven days only for any period during which trading on the NYSE is restricted as determined by the Commission or the NYSE is closed (other than customary weekend and holiday closings), for any period during which an emergency exists as defined by the Commission as a result of which disposal of portfolio securities or determination of the net asset value of the Fund is not reasonably practicable, and for such other periods as the Commission may by order permit for the protection of shareholders of the Fund.

        The value of shares at the time of redemption may be more or less than the shareholder’s cost, depending in part on the market value of the securities held by the Fund at such time.

        The Fund has entered into a joint committed line of credit with other investment companies advised by the Investment Adviser and its affiliates and a syndicate of banks that is intended to provide the Fund with a temporary source of cash to be used to meet redemption requests from Fund shareholders in extraordinary or emergency circumstances.

Redemption

        A shareholder wishing to redeem shares held with the Transfer Agent may do so without charge by tendering the shares directly to the Transfer Agent at Financial Data Services, Inc., P.O. Box 45289, Jacksonville, Florida 32232-5289. Redemption requests delivered other than by mail should be delivered to Financial Data Services, Inc., 4800 Deer Lake Drive East, Jacksonville, Florida 32246-6484. Proper notice of redemption in the case of shares deposited with the Transfer Agent may be accomplished by a written letter requesting redemption. Proper notice of redemption in the case of shares for which certificates have been issued may be accomplished by a written letter as noted above accompanied by certificates for the shares to be redeemed. Redemption requests should not be sent to the Fund. The redemption request in either event requires the signature(s) of all persons in whose name(s) the shares are registered, signed exactly as such name(s) appear(s) on the Transfer Agent’s register. The signature(s) on the redemption requests may require a guarantee by an “eligible guarantor institution” as such is defined in Rule 17Ad-15 under the Securities Exchange Act of 1934 (the “Exchange Act”), the existence and validity of which may be verified by the Transfer Agent through the use of industry publications. In the event a signature guarantee is required, notarized signatures are not sufficient. In general, signature guarantees are waived on redemptions of less than $50,000 as long as the following requirements are met: (i) all requests require the signature(s) of all persons in whose name(s) shares are recorded on the Transfer Agent’s register; (ii) all checks must be mailed to the stencil address of record on the Transfer Agent’s register and (iii) the stencil address must not have changed within 30 days. Certain rules may apply regarding certain account types such as but not limited to UGMA/UTMA accounts, Joint Tenancies With Rights of Survivorship, contra broker transactions, and institutional accounts. In certain instances, the Transfer Agent may require additional documents such as, but not limited to, trust instruments, death certificates, appointments as executor or administrator, or certificates of corporate authority.

        A shareholder may also redeem shares held with the Transfer Agent by telephone request. To request a redemption from your account, call the Transfer Agent at 1-800-MER-FUND. The request must be made by the shareholder of record and be for an amount less than $50,000. Before telephone requests will be honored, signature approval from all shareholders of record on the account must be obtained. The shares being redeemed must have been held for at least 15 days. Telephone redemption requests will not be honored in the following situations: the accountholder is deceased, the proceeds are to be sent to someone other than the shareholder of record, funds are to be wired to the client’s bank account, a systematic withdrawal plan is in effect, the request is by an individual other than the accountholder of record, the account is held by joint tenants who are divorced, the address on the account has changed within the last 30 days or share certificates have been issued on the account.

        Since this account feature involves a risk of loss from unauthorized or fraudulent transactions, the Transfer Agent will take certain precautions to protect your account from fraud. Telephone redemption may be refused if the caller is unable to provide: the account number, the name and address registered on the account and the social security number registered on the account. The Fund or the Transfer Agent may temporarily suspend telephone transactions at any time.

        For shareholders redeeming directly with the Transfer Agent, payments will be mailed within seven days of receipt of a proper notice of redemption. At various times the Fund may be requested to redeem shares for which it has not yet received good payment (e.g., cash, Federal funds or certified check drawn on a U.S. bank). The Fund may delay or cause to be delayed the mailing of a redemption check until such time as it has assured itself that good payment (e.g., cash, Federal funds or certified check drawn on a U.S. bank) has been collected for the purchase of such Fund shares, which will not usually exceed 10 days. In the event that a shareholder account held directly with the Transfer Agent contains a fractional share balance, such fractional share balance will be automatically redeemed by the Fund.

Repurchase

        The Fund also will repurchase Fund shares through a shareholder’s listed selected securities dealer or other financial intermediary. The Fund normally will accept orders to repurchase Fund shares by wire or telephone from dealers for their customers at the net asset value next computed after the order is placed. Shares will be priced at the net asset value calculated on the day the request is received, provided that the request for repurchase is submitted to the selected securities dealer or other financial intermediary prior to the close of business on the NYSE (generally, the NYSE closes at 4:00 p.m., Eastern time) and such request is received by the Fund from such selected securities dealer or other financial intermediary not later than 30 minutes after the close of business on the NYSE on the same day. Dealers have the responsibility of submitting such repurchase requests to the Fund not later than 30 minutes after the close of business on the NYSE, in order to obtain that day’s closing price.

        The foregoing repurchase arrangements are for the convenience of shareholders and do not involve a charge by the Fund (other than any applicable CDSC). Securities firms that do not have selected dealer agreements with the Distributor, however, may impose a transaction charge on the shareholder for transmitting the notice of repurchase to the Fund. Merrill Lynch, another selected securities dealer or other financial intermediary may charge its customers a processing fee (Merrill Lynch currently charges $5.35) to confirm a repurchase of shares to such customers. Repurchases made directly through the Transfer Agent on accounts held at the Transfer Agent are not subject to the processing fee. The Fund reserves the right to reject any order for repurchase, which right of rejection might adversely affect shareholders seeking redemption through the repurchase procedure. However, a shareholder whose order for repurchase is rejected by the Fund may redeem Fund shares as set forth above.

Reinstatement Privilege — Class A and Class D Shares

         Shareholders who have redeemed their Class A or Class D shares of the Fund have a privilege to reinstate their accounts by purchasing Class A or Class D shares, as the case may be, of the Fund at net asset value without a sales charge up to the dollar amount redeemed. The reinstatement privilege may be exercised by sending a notice of exercise along with a check for the amount to be reinstated to the Transfer Agent within 30 days after the date the request for redemption was accepted by the Transfer Agent or the Distributor. Alternatively, the reinstatement privilege may be exercised through the investor’s Merrill Lynch Financial Consultant within 30 days after the date the request for redemption was accepted by the Transfer Agent or the Distributor. The reinstatement will be made at the net asset value per share next determined after the notice of reinstatement is received and cannot exceed the amount of the redemption proceeds.

PRICING OF SHARES

Determination of Net Asset Value

        Reference is made to “How Shares are Priced” in the Prospectus.

        The net asset value of the shares of all classes of the Fund is determined once daily Monday through Friday as of the close of business on the NYSE on each day the NYSE is open for trading based on prices at the time of closing. The NYSE generally closes at 4:00 p.m., Eastern time. Any assets or liabilities initially expressed in terms of non-U.S. dollar currencies are translated into U.S. dollars at the prevailing market rates as quoted by one or more banks or dealers on the day of valuation. The NYSE is not open for trading on New Year’s Day, Martin Luther King, Jr. Day, Presidents’ Day, Good Friday, Memorial Day, Independence Day, Labor Day, Thanksgiving Day and Christmas Day.

        Net asset value is computed by dividing the value of the securities held by the Fund plus any cash or other assets (including interest and dividends accrued but not yet received) minus all liabilities (including accrued expenses) by the total number of shares outstanding at such time, rounded to the nearest cent. Expenses, including the fees payable to the Manager and Distributor are accrued daily.

        The per share net asset value of Class B, Class C and Class D shares generally will be lower than the per share net asset value of Class A shares, reflecting the daily expense accruals of the account maintenance, distribution and higher transfer agency fees applicable with respect to Class B and Class C shares, and the daily expense accruals of the account maintenance fees applicable with respect to the Class D shares; moreover, the per share net asset value of the Class B and Class C shares generally will be lower than the per share net asset value of Class D shares reflecting the daily expense accruals of the distribution fees and higher transfer agency fees applicable with respect to Class B and Class C shares of the Fund. It is expected, however, that the per share net asset value of the four classes will tend to converge (although not necessarily meet) immediately after the payment of dividends, which will differ by approximately the amount of the expense accrual differentials between the classes.

        Portfolio securities that are traded on stock exchanges are valued at the last sale price on the exchange on which such securities are traded as of the close of business on the day the securities are being valued or, lacking any sales, at the last available bid price for long positions, and at the last available ask price for short positions. In cases where securities are traded on more than one exchange, the securities are valued on the exchange designated by or under the authority of the Directors as the primary market. Long positions in securities traded in the OTC market are valued at the last available bid price in the OTC market prior to the time of valuation. Short positions in securities traded in the OTC market are valued at the last available ask price in the OTC market prior to the time of valuation. Portfolio securities that are traded both in the OTC market and on a stock exchange are valued according to the broadest and most representative market. When the Fund writes an option, the amount of the premium received is recorded on the books of the Fund as an asset and an equivalent liability. The amount of the liability is subsequently valued to reflect the current market value of the option written, based upon the last sale price in the case of exchange-traded options or, in the case of options traded in the OTC market, the last asked price. Options purchased by the Fund are valued at their last sale price in the case of exchange-traded options or, in the case of options traded in the OTC market, the last bid price. Other investments, including financial futures contracts and related options, are stated at market value. Securities and assets for which market quotations are not readily available are stated at fair value as determined in good faith by or under the direction of the Directors of the Fund. Such valuations and procedures will be reviewed periodically by the Directors.

        Generally, trading in non-U.S. securities, as well as U.S. Government securities and money market instruments, is substantially completed each day at various times prior to the close of business on the NYSE. The values of such securities used in computing the net asset value of the Fund’s shares are determined as of such times. Foreign currency exchange rates are also generally determined prior to the close of business on the NYSE. Occasionally, events affecting the values of such securities and such exchange rates may occur between the times at which they are determined and the close of business on the NYSE that may not be reflected in the computation of the Fund’s net asset value.

Computation of Offering Price Per Share

        An illustration of the computation of the offering price for Class A, Class B, Class C and Class D shares of the Fund based on the value of the Fund’s net assets and number of shares outstanding on March 31, 2000 is set forth below.

	Class A	Class B	Class C	Class D
Net Assets	$2,721,502,638	$2,853,698,663	$308,150,542	$1,428,120,496

Number of Shares Outstanding	83,337,007	89,822,342	9,826,762	43,837,364

Net Asset Value Per Share (net assets divided by number of shares outstanding)	$ 32.66	$ 31.77	$ 31.36	$ 32.58
Sales Charge (for Class A and Class D shares: 5.25% of offering price; 5.54% of net asset value per share)*	1.81	**	**	1.81

Offering Price	$ 34.47	$ 31.77	$ 31.36	$ 34.39

*	Rounded to the nearest one-hundredth percent; assumes maximum sales charge is applicable.
**
Class B and Class C shares are not subject to an initial sales charge but may be subject to a CDSC on redemption of shares. See “Purchase of Shares —  Deferred Sales Charge Alternatives — Class B and Class C Shares” herein.

PORTFOLIO TRANSACTIONS AND BROKERAGE

        Subject to policies established by the Board of Directors of the Fund, the Investment Adviser is primarily responsible for the execution of the Fund’s portfolio transactions and the allocation of brokerage. The Fund has no obligation to deal with any broker or group of brokers in the execution of transactions in portfolio securities and does not use any particular broker or dealer. In executing transactions with brokers and dealers, the Investment Adviser seeks to obtain the best net results for the Fund, taking into account such factors as price (including the applicable brokerage commission or dealer spread), size of order, difficulty of execution and operational facilities of the firm and the firm’s risk in positioning a block of securities. While the Investment Adviser generally seeks reasonably competitive commission rates, the Fund does not necessarily pay the lowest spread or commission available. In addition, consistent with the Conduct Rules of the NASD and policies established by the Board of Directors of the Fund, the Manager may consider sales of shares of the Fund as a factor in the selection of brokers or dealers to execute portfolio transactions for the Fund; however, whether or not a particular broker or dealer sells shares of the Fund neither qualifies nor disqualifies such broker or dealer to execute transactions for the Fund.

        Subject to obtaining the best net results, brokers who provide supplemental investment research services to the Investment Adviser may receive orders for transactions by the Fund. Such supplemental research services ordinarily consist of assessments and analyses of the business or prospects of a company, industry or economic sector. Information so received will be in addition to and not in lieu of the services required to be performed by the Investment Adviser under the Investment Advisory Agreement, and the expenses of the Investment Adviser will not necessarily be reduced as a result of the receipt of such supplemental information. If in the judgment of the Investment Adviser the Fund will benefit from supplemental research services, the Investment Adviser is authorized to pay brokerage commissions to a broker furnishing such services that are in excess of commissions that another broker may have charged for effecting the same transaction. Certain supplemental research services may primarily benefit one or more other investment companies or other accounts for which the Investment Adviser exercises investment discretion. Conversely, the Fund may be the primary beneficiary of the supplemental research services received as a result of portfolio transactions effected for such other accounts or investment companies.

        The Fund anticipates that its brokerage transactions involving securities of issuers domiciled in countries other than the United States generally will be conducted primarily on the principal stock exchanges of such countries. Brokerage commissions and other transaction costs on foreign stock exchange transactions generally are higher than in the United States, although the Fund will endeavor to achieve the best net results in effecting its portfolio transactions. There generally is less government supervision and regulation of foreign stock exchanges and brokers than in the United States.

         Information about the brokerage commissions paid by the Fund, including commissions paid to Merrill Lynch, is set forth in the following table:

Period	Aggregate Brokerage Commissions Paid	Commissions Paid to Merrill Lynch
Fiscal year ended March 31, 2000	$8,172,216	$704,936
Fiscal year ended March 31, 1999	$6,476,661	$429,881
Fiscal year ended March 31, 1998	$5,117,527	$279,047

        For the fiscal year ended March 31, 2000, the brokerage commissions paid to Merrill Lynch represented 8.63% of the aggregate brokerage commissions paid and involved 9.69% of the Fund’s dollar amount of transactions involving payment of brokerage commissions.

        The Fund may invest in certain securities traded in the OTC market and intends to deal directly with the dealers who make a market in securities involved, except in those circumstances in which better prices and execution are available elsewhere. Under the Investment Company Act, persons affiliated with the Fund and persons who are affiliated with such affiliated persons are prohibited from dealing with the Fund as principal in the purchase and sale of securities unless a permissive order allowing such transactions is obtained from the Commission. Since transactions in the OTC market usually involve transactions with the dealers acting as principal for their own accounts, the Fund will not deal with affiliated persons, including Merrill Lynch and its affiliates, in connection with such transactions. However, an affiliated person of the Fund may serve as its broker in OTC transactions conducted on an agency basis provided that, among other things, the fee or commission received by such affiliated broker is reasonable and fair compared to the fee or commission received by non-affiliated brokers in connection with comparable transactions. In addition, the Fund may not purchase securities during the existence of any underwriting syndicate for such securities of which Merrill Lynch is a member or in a private placement in which Merrill Lynch serves as placement agent except pursuant to procedures approved by the Board of Directors of the Fund that either comply with rules adopted by the Commission or with interpretations of the Commission staff. See “Investment Objective and Policies—Investment Restrictions.”

        Section 11(a) of the Exchange Act generally prohibits members of the United States national securities exchanges from executing exchange transactions for their affiliates and institutional accounts that they manage unless the member (i) has obtained prior express authorization from the account to effect such transactions, (ii) at least annually furnishes the account with the aggregate compensation received by the member in effecting such transactions, and (iii) complies with any rules the Commission has prescribed with respect to the requirements of clauses (i) and (ii). To the extent Section 11(a) would apply to Merrill Lynch acting as a broker for the Fund in any of its portfolio transactions executed on any such securities exchange of which it is a member, appropriate consents have been obtained from the Fund and annual statements as to aggregate compensation will be provided to the Fund.

        The Board of Directors of the Fund has considered the possibility of seeking to recapture for the benefit of the Fund brokerage commissions and other expenses of possible portfolio transactions by conducting portfolio transactions through affiliated entities. For example, brokerage commissions received by affiliated brokers could be offset against the advisory fee paid by the Fund to the Investment Adviser. After considering all factors deemed relevant, the Board of Directors made a determination not to seek such recapture. The Board will reconsider this matter from time to time.

        Because of different objectives or other factors, a particular security may be bought for one or more clients of the Investment Adviser or its affiliates when one or more clients of the Investment Adviser or an affiliate are selling the same security. If purchases or sales of securities arise for consideration at or about the same time that would involve the Fund or other clients or funds for which the Investment Adviser or an affiliate acts as manager transactions in such securities will be made, insofar as feasible, for the respective funds and clients in a manner deemed equitable to all. To the extent that transactions on behalf of more than one client of the Investment Adviser or an affiliate during the same period may increase the demand for securities being purchased or the supply of securities being sold, there may be an adverse effect on price.

SHAREHOLDER SERVICES

        The Fund offers a number of shareholder services and investment plans described below that are designed to facilitate investment in shares of the Fund. Full details as to each of such services, copies of the various plans and instructions as to how to participate in the various services or plans, or how to change options with respect thereto, can be obtained from the Fund, by calling the telephone number on the cover page hereof, or from the Distributor, Merrill Lynch, selected securities dealer or other financial intermediary. Certain of these services are available only to U.S. investors and certain of these services are not available to investors who place purchase orders for the Fund’s shares through the Merrill Lynch Blueprint SM Program.

Investment Account

        Each shareholder whose account is maintained at the Transfer Agent has an Investment Account and will receive statements, at least quarterly, from the Transfer Agent. These statements will serve as transaction confirmations for automatic investment purchases and the reinvestment of dividends. The statements will also show any other activity in the account since the previous statement. Shareholders will also receive separate confirmations for each purchase or sale transaction other than automatic investment purchases and the reinvestment of dividends. A shareholder with an account held at the Transfer Agent may make additions to his or her Investment Account at any time by mailing a check directly to the Transfer Agent. A shareholder may also maintain an account through Merrill Lynch, selected securities dealer or other financial intermediary. Upon the transfer of shares out of a Merrill Lynch, selected securities dealer or other financial intermediary brokerage account, an Investment Account in the transferring shareholder’s name may be opened automatically at the Transfer Agent.

        Share certificates are issued only for full shares and only upon the specific request of a shareholder who has an Investment Account. Issuance of certificates representing all or only part of the full shares in an Investment Account may be requested by a shareholder directly from the Transfer Agent.

         Shareholders may transfer their Fund shares from Merrill Lynch, selected securities dealer or other financial intermediary to another securities dealer or other financial intermediary that has entered into a selected dealer agreement with Merrill Lynch. Certain shareholder services may not be available for the transferred shares. After the transfer, the shareholder may purchase additional shares of funds owned before the transfer and all future trading of these assets must be coordinated by the new firm. If a shareholder wishes to transfer his or her shares to a securities dealer or other financial intermediary that has not entered into a selected dealer agreement with Merrill Lynch, the shareholder must either (i) redeem his or her shares, paying any applicable CDSC or (ii) continue to maintain an Investment Account at the Transfer Agent for those shares. The shareholder may also request the new securities dealer to maintain the shares in an account at the Transfer Agent registered in the name of the securities dealer for the benefit of the shareholder whether the securities dealer has entered into a selected dealer agreement or not.

         Shareholders considering transferring a tax-deferred retirement account, such as an individual retirement account, from Merrill Lynch to another securities dealer or other financial intermediary should be aware that, if the firm to which the retirement account is to be transferred will not take delivery of shares of the Fund, a shareholder must either redeem the shares, paying any applicable CDSC, so that the cash proceeds can be transferred to the account at the new firm, or such shareholder must continue to maintain a retirement account at Merrill Lynch for those shares.

Exchange Privilege

        U.S. shareholders of each class of shares of the Fund have an exchange privilege with certain other Select Pricing Funds and Summit Cash Reserves Fund (“Summit”), a series of Financial Institutions Series Trust, which is a Merrill Lynch-sponsored money market fund specifically designated for exchange by holders of Class A, Class B, Class C and Class D shares of Select Pricing Funds. Shares with a net asset value of at least $100 are required to qualify for the exchange privilege and any shares utilized in an exchange must have been held by the shareholder for at least 15 days. Before effecting an exchange, shareholders should obtain a currently effective prospectus of the fund into which the exchange is to be made. Exercise of the exchange privilege is treated as a sale of the exchanged shares and a purchase of the acquired shares for Federal income tax purposes.

         Exchanges of Class A and Class D Shares.     Class A shareholders may exchange Class A shares of the Fund for Class A shares of a second Select Pricing Fund if the shareholder holds any Class A shares of the second fund in the account in which the exchange is made at the time of the exchange or is otherwise eligible to purchase Class A shares of the second fund. If the Class A shareholder wants to exchange Class A shares for shares of a second Select Pricing Fund, but does not hold Class A shares of the second fund in his or her account at the time of the exchange and is not otherwise eligible to acquire Class A shares of the second fund, the shareholder will receive Class D shares of the second fund as a result of the exchange. Class D shares also may be exchanged for Class A shares of a second Select Pricing Fund at any time as long as, at the time of the exchange, the shareholder holds Class A shares of the second fund in the account in which the exchange is made or is otherwise eligible to purchase Class A shares of the second fund. Class D shares are exchangeable with shares of the same class of other Select Pricing Funds.

        Exchanges of Class A or Class D shares outstanding (“outstanding Class A or Class D shares”) for Class A or Class D shares of other Select Pricing Funds or for Class A shares of Summit, (“new Class A or Class D shares”) are transacted on the basis of relative net asset value per Class A or Class D share, respectively, plus an amount equal to the difference, if any, between the sales charge previously paid on the outstanding Class A or Class D shares and the sales charge payable at the time of the exchange on the new Class A or Class D shares. With respect to outstanding Class A or Class D shares as to which previous exchanges have taken place, the “sales charge previously paid” shall include the aggregate of the sales charges paid with respect to such Class A or Class D shares in the initial purchase and any subsequent exchange. Class A or Class D shares issued pursuant to dividend reinvestment are sold on a no-load basis in each of the funds offering Class A or Class D shares. For purposes of the exchange privilege, Class A or Class D shares acquired through dividend reinvestment shall be deemed to have been sold with a sales charge equal to the sales charge previously paid on the Class A or Class D shares on which the dividend was paid. Based on this formula, Class A and Class D shares generally may be exchanged into the Class A or Class D shares, respectively, of the other funds with a reduced sales charge or without a sales charge.

         Exchanges of Class B and Class C Shares.    Certain Select Pricing Funds with Class B or Class C shares outstanding (“outstanding Class B or Class C shares”) offer to exchange their Class B or Class C shares for Class B or Class C shares, respectively, of certain other Select Pricing Funds or for Class B shares of Summit (“new Class B or Class C shares”) on the basis of relative net asset value per Class B or Class C share, without the payment of any CDSC that might otherwise be due on redemption of the outstanding shares. Class B shareholders of the Fund exercising the exchange privilege will continue to be subject to the Fund’s CDSC schedule if such schedule is higher than the CDSC schedule relating to the new Class B shares acquired through use of the exchange privilege. In addition, Class B shares of the Fund acquired through use of the exchange privilege will be subject to the Fund’s CDSC schedule if such schedule is higher than the CDSC schedule relating to the Class B shares of the fund from which the exchange has been made. For purposes of computing the CDSC that may be payable on a disposition of the new Class B or Class C shares, the holding period for the outstanding Class B or Class C shares is “tacked” to the holding period of the new Class B or Class C shares. For example, an investor may exchange Class B shares of the Fund for those of Merrill Lynch Special Value Fund, Inc. (“Special Value Fund”) after having held the Fund’s Class B shares for two and a half years. The 2% CDSC that generally would apply to a redemption would not apply to the exchange. Three years later the investor may decide to redeem the Class B shares of Special Value Fund and receive cash. There will be no CDSC due on this redemption, since by “tacking” the two and a half year holding period of Fund Class B shares to the three-year holding period for the Special Value Fund Class B shares, the investor will be deemed to have held the Special Value Fund Class B shares for more than five years.

        Exchanges for Shares of a Money Market Fund.    Class A and Class D shares are exchangeable for Class A shares of Summit and Class B and Class C shares are exchangeable for Class B shares of Summit. Class A shares of Summit have an exchange privilege back into Class A or Class D shares of Select Pricing Funds; Class B shares of Summit have an exchange privilege back into Class B or Class C shares of Select Pricing Funds and, in the event of such an exchange, the period of time that Class B shares of Summit are held will count toward satisfaction of the holding period requirement for purposes of reducing any CDSC and toward satisfaction of any Conversion Period with respect to Class B shares. Class B shares of Summit will be subject to a distribution fee at an annual rate of 0.75% of average daily net assets of such Class B shares. This exchange privilege does not apply with respect to certain Merrill Lynch fee-based programs for which alternative exchange arrangements may exist. Please see your Merrill Lynch Financial Consultant for further information.

        Prior to October 12, 1998, exchanges from the Fund and other Select Pricing Funds into a money market fund were directed to certain Merrill Lynch-sponsored money market funds other than Summit. Shareholders who exchanged Select Pricing Fund shares for shares of such other money market funds and subsequently wish to exchange those money market fund shares for shares of the Fund will be subject to the CDSC schedule applicable to such Fund shares, if any. The holding period for the money market fund shares will not count toward satisfaction of the holding period requirement for reduction of the CDSC imposed on such shares, if any, and, with respect to Class B shares, toward satisfaction of the Conversion Period. However, the holding period for Class B or Class C shares of the Fund received in exchange for such money market fund shares will be aggregated with the holding period for the fund shares originally exchanged for such money market fund shares for purposes of reducing the CDSC or satisfying the Conversion Period.

         Exchanges by Participants in the MFA Program.    The exchange privilege is modified with respect to certain retirement plans which participate in the MFA Program. Such retirement plans may exchange Class B, Class C or Class D shares that have been held for at least one year for Class A shares of the same fund on the basis of relative net asset values in connection with the commencement of participation in the MFA Program, i.e., no CDSC will apply. The one year holding period does not apply to shares acquired through reinvestment of dividends. Upon termination of participation in the MFA Program, Class A shares will be re-exchanged for the class of shares originally held. For purposes of computing any CDSC that may be payable upon redemption of Class B or Class C shares so reacquired, or the Conversion Period for Class B shares so reacquired, the holding period for the Class A shares will be “tacked” to the holding period for the Class B or Class C shares originally held. The Fund’s exchange privilege is also modified with respect to purchases of Class A and Class D shares by non-retirement plan investors under the MFA Program. First, the initial allocation of assets is made under the MFA Program. Then, any subsequent exchange under the MFA Program of Class A or Class D shares of a Select Pricing Fund for Class A or Class D shares of the Fund will be made solely on the basis of the relative net asset values of the shares being exchanged. Therefore, there will not be a charge for any difference between the sales charge previously paid on the shares of the other Select Pricing Fund and the sales charge payable on the shares of the Fund being acquired in the exchange under the MFA Program.

         Exercise of the Exchange Privilege.    To exercise the exchange privilege, a shareholder should contact his or her Merrill Lynch Financial Consultant, who will advise the Fund of the exchange. Shareholders of the Fund, and shareholders of the other Select Pricing Funds with shares for which certificates have not been issued, may exercise the exchange privilege by wire through their securities dealers or other financial intermediaries. The Fund reserves the right to require a properly completed Exchange Application.

        Telephone exchange requests are also available in accounts held with the Transfer Agent for amounts up to $50,000. To request an exchange from your account, call the Transfer Agent at 1-800-MER-FUND. The request must be from the shareholder of record. Before telephone requests will be honored, signature approval from all shareholders of record must be obtained. The shares being exchanged must have been held for at least 15 days. Telephone requests for an exchange will not be honored in the following situations: the accountholder is deceased, the request is by an individual other than the accountholder of record, the account is held by joint tenants who are divorced or the address on the account has changed within the last 30 days. Telephone exchanges may be refused if the caller is unable to provide: the account number, the name and address registered on the account and the social security number registered on the account. The Fund or the Transfer Agent may temporarily suspend telephone transactions at any time.

        This exchange privilege may be modified or terminated in accordance with the rules of the Commission. The Fund reserves the right to limit the number of times an investor may exercise the exchange privilege. Certain funds may suspend the continuous offering of their shares to the general public at any time and may thereafter resume such offering from time to time. The exchange privilege is available only to U.S. shareholders in states where the exchange legally may be made. It is contemplated that the exchange privilege may be applicable to other new mutual funds whose shares may be distributed by the Distributor.

Fee-Based Programs

        Certain Merrill Lynch and other financial intermediary fee-based programs, including pricing alternatives for securities transactions (each referred to in this paragraph as a “Program”), may permit the purchase of Class A shares at net asset value. Under specified circumstances, participants in certain Programs may deposit other classes of shares which will be exchanged for Class A shares. Initial or deferred sales charges otherwise due in connection with such exchanges may be waived or modified, as may the Conversion Period applicable to the deposited shares. Termination of participation in a Program may result in the redemption of shares held therein or the automatic exchange thereof to another class at net asset value, which may be shares of a money market fund. In addition, upon termination of participation in a Program, shares that have been held for less than specified periods within such Program may be subject to a fee based upon the current value of such shares. These Programs also generally prohibit such shares from being transferred to another account at Merrill Lynch or other financial intermediary, to another broker-dealer or to the Transfer Agent. Except in limited circumstances (which may also involve an exchange as described above), such shares must be redeemed and another class of shares purchased (which may involve the imposition of initial or deferred sales charges and distribution and account maintenance fees) in order for the investment not to be subject to Program fees. Additional information regarding a specific Program (including charges and limitations on transferability applicable to shares that may be held in such Program) is available in such Program’s client agreement and from the Transfer Agent at 1-800-MER-FUND (1-800-637-3863).

Retirement and Education Savings Plans

         Individual retirement accounts and other retirement and education savings plans are available from Merrill Lynch. Under these plans, investments may be made in the Fund and certain of the other mutual funds sponsored by Merrill Lynch as well as in other securities. There may be fees associated with investing through these plans. Information with respect to these plans is available on request from Merrill Lynch.

        Dividends received in each of the plans referred to above are exempt from Federal taxation until distributed from the plans. Different tax rules apply to Roth IRA plans and education savings plans. Investors considering participation in any retirement or education savings plan should review specific tax laws relating thereto and should consult their attorneys or tax advisers with respect to the establishment and maintenance of any such plan.

Automatic Investment Plans

        A shareholder may make additions to an Investment Account at any time by purchasing Class A shares (if he or she is an eligible Class A investor) or Class B, Class C or Class D shares at the applicable public offering price. These purchases may be made either through the shareholder’s securities dealer, or by mail directly to the Transfer Agent, acting as agent for such securities dealer. Voluntary accumulation also can be made through a service known as the Fund’s Automatic Investment Plan. The Fund would be authorized, on a regular basis, to provide systematic additions to the Investment Account of such shareholder through charges of $50 or more to the regular bank account of the shareholder by either pre-authorized checks or automated clearing house debits. Alternatively, an investor that maintains a CMA® or CBA® Account may arrange to have periodic investments made in the Fund in amounts of $100 ($1 or more for retirement accounts) or more through the CMA® or CBA® Automated Investment Program.

Automatic Dividend Reinvestment Plan

        Unless specific instructions are given as to the method of payment, dividends will be automatically reinvested, without sales charge, in additional full and fractional shares of the Fund. Such reinvestment will be at the net asset value of shares of the Fund determined as of the close of business on the NYSE on the monthly payment date for such dividends. No CDSC will be imposed upon redemption of shares issued as a result of the automatic reinvestment of dividends.

         Shareholders may, at any time, by written notification to Merrill Lynch if their account is maintained with Merrill Lynch, or by written notification or by telephone (1-800-MER-FUND) to the Transfer Agent, if their account is maintained with the Transfer Agent, elect to have subsequent dividends paid in cash, rather than reinvested in shares of the Fund or vice versa (provided that, in the event that a payment on an account maintained at the Transfer Agent would amount to $10.00 or less, a shareholder will not receive such payment in cash and such payment will automatically be reinvested in additional shares). Commencing ten days after the receipt by the Transfer Agent of such notice, those instructions will be effected. The Fund is not responsible for any failure of delivery to the shareholder’s address of record and no interest will accrue on amounts represented by uncashed dividend checks. Cash payments can also be directly deposited to the shareholder’s bank account.

Systematic Withdrawal Plan

        A shareholder may elect to receive systematic withdrawals from his or her Investment Account by check or through automatic payment by direct deposit to his or her bank account on either a monthly or quarterly basis as provided below. Quarterly withdrawals are available for shareholders that have acquired shares of the Fund having a value, based on cost or the current offering price, of $5,000 or more, and monthly withdrawals are available for shareholders with shares having a value of $10,000 or more.

        At the time of each withdrawal payment, sufficient shares are redeemed from those on deposit in the shareholder’s account to provide the withdrawal payment specified by the shareholder. The shareholder may specify the dollar amount and the class of shares to be redeemed. Redemptions will be made at net asset value determined as of the close of business on the NYSE (generally, the NYSE closes at 4:00 p.m., Eastern time) on the 24th day of each month or the 24th day of the last month of each quarter, whichever is applicable. If the NYSE is not open for business on such date, the shares will be redeemed as of the close of business on the NYSE on the following business day. The check for the withdrawal payment will be mailed or the direct deposit will be made, on the next business day following redemption. When a shareholder is making systematic withdrawals, dividends on all shares in the Investment Account are reinvested automatically in Fund shares. A shareholder’s Systematic Withdrawal Plan may be terminated at any time, without charge or penalty, by the shareholder, the Fund, the Transfer Agent or the Distributor.

        With respect to redemptions of Class B or Class C shares pursuant to a systematic withdrawal plan, the maximum number of Class B or Class C shares that can be redeemed from an account annually shall not exceed 10% of the value of shares of such class in that account at the time the election to join the systematic withdrawal plan was made. Any CDSC that otherwise might be due on such redemption of Class B or Class C shares will be waived. Shares redeemed pursuant to a systematic withdrawal plan will be redeemed in the same order as Class B or Class C shares are otherwise redeemed. See “Purchase of Shares — Deferred Sales Charge Alternatives —Class B and Class C Shares.” Where the systematic withdrawal plan is applied to Class B shares, upon conversion of the last Class B shares in an account to Class D shares, the systematic withdrawal plan will be applied thereafter to Class D shares if the shareholder so elects. If an investor wishes to change the amount being withdrawn in a systematic withdrawal plan the investor should contact his or her Merrill Lynch Financial Consultant.

         Withdrawal payments should not be considered as dividends. Each withdrawal is a taxable event. If periodic withdrawals continuously exceed reinvested dividends, the shareholder’s original investment may be reduced correspondingly. Purchases of additional shares concurrent with withdrawals are ordinarily disadvantageous to the shareholder because of sales charges and tax liabilities. The Fund will not knowingly accept purchase orders for shares of the Fund from investors that maintain a Systematic Withdrawal Plan unless such purchase is equal to at least one year’s scheduled withdrawals or $1,200, whichever is greater. Automatic investments may not be made into an Investment Account in which the shareholder has elected to make systematic withdrawals.

         Alternatively, a shareholder whose shares are held within a CMA® or CBA® or Retirement Account may elect to have shares redeemed on a monthly, bimonthly, quarterly, semiannual or annual basis through the CMA® or CBA® Systematic Redemption Program. The minimum fixed dollar amount redeemable is $50. The proceeds of systematic redemptions will be posted to the shareholder’s account three business days after the date the shares are redeemed. All redemptions are made at net asset value. A shareholder may elect to have his or her shares redeemed on the first, second, third or fourth Monday of each month, in the case of monthly redemptions, or of every other month, in the case of bimonthly redemptions. For quarterly, semiannual or annual redemptions, the shareholder may select the month in which the shares are to be redeemed and may designate whether the redemption is to be made on the first, second, third or fourth Monday of the month. If the Monday selected is not a business day, the redemption will be processed at net asset value on the next business day. The CMA® or CBA® Systematic Redemption Program is not available if Fund shares are being purchased within the account pursuant to the Automated Investment Program. For more information on the CMA® or CBA® Systematic Redemption Program, eligible shareholders should contact their Merrill Lynch Financial Consultant.

DIVIDENDS AND TAXES

Dividends

        The Fund intends to distribute substantially all of its net investment income, if any. Dividends from such net investment income will be paid at least annually. All net realized capital gains, if any, will be distributed to the Fund’s shareholders at least annually. From time to time, the Fund may declare a special distribution at or about the end of the calendar year in order to comply with Federal tax requirements that certain percentages of its ordinary income and capital gains be distributed during the year. If in any fiscal year, the Fund has net income from certain foreign currency transactions, such income will be distributed at least annually.

        See “Shareholder Services — Automatic Dividend Reinvestment Plan” for information concerning the manner in which dividends may be reinvested automatically in shares of the Fund. A shareholder whose account is maintained at the Transfer Agent or whose account is maintained through Merrill Lynch, another selected securities dealer or other financial intermediary may elect in writing to receive any such dividends in cash. Dividends are taxable to shareholders, as discussed below, whether they are reinvested in shares of the Fund or received in cash. The per share dividends on Class B and Class C shares will be lower than the per share dividends on Class A and Class D shares as a result of the account maintenance, distribution and higher transfer agency fees applicable with respect to the Class B and Class C shares; similarly, the per share dividends on Class D shares will be lower than the per share dividends on Class A shares as a result of the account maintenance fees applicable with respect to the Class D shares. See “Pricing of Shares—Determination of Net Asset Value.”

Taxes

        The Fund intends to continue to qualify for the special tax treatment afforded regulated investment companies (“RICs”) under the Internal Revenue Code of 1986, as amended (the “Code”). As long as it so qualifies, the Fund (but not its shareholders) will not be subject to Federal income tax on the part of its net ordinary income and net realized capital gains that it distributes to Class A, Class B, Class C and Class D shareholders (together, the “shareholders”). The Fund intends to distribute substantially all of such income.

        The Code requires a RIC to pay a nondeductible 4% excise tax to the extent the RIC does not distribute, during each calendar year, 98% of its ordinary income, determined on a calendar year basis, and 98% of its capital gains, determined, in general, on an October 31 year end, plus certain undistributed amounts from previous years. While the Fund intends to distribute its income and capital gains in the manner necessary to minimize imposition of the 4% excise tax, there can be no assurance that sufficient amounts of the Fund’s taxable income and capital gains will be distributed to avoid entirely the imposition of the tax. In such event, the Fund will be liable for the tax only on the amount by which it does not meet the foregoing distribution requirements.

        Dividends paid by the Fund from its ordinary income or from an excess of net short-term capital gains over net long-term capital losses (together referred to hereafter as “ordinary income dividends”) are taxable to shareholders as ordinary income. Distributions made from an excess of net long-term capital gains over net short-term capital losses (including gains or losses from certain transactions in futures and options) (“capital gain dividends”) are taxable to shareholders as long-term capital gains, regardless of the length of time the shareholder has owned Fund shares. Any loss upon the sale or exchange of Fund shares held for six months or less will be treated as long-term capital loss to the extent of any capital gain dividends received by the shareholder. Distributions in excess of the Fund’s earnings and profits will first reduce the adjusted tax basis of a holder’s shares and, after such adjusted tax basis is reduced to zero, will constitute capital gains to such holder (assuming the shares are held as a capital asset). Certain categories of capital gains are taxable at different rates. Generally not later than 60 days after the close of its taxable year, the Fund will provide its shareholders with a written notice designating the amount of any capital gain dividends as well as any amount of capital gain dividends in the different categories of capital gain referred to above.

        Dividends are taxable to shareholders even though they are reinvested in additional shares of the Fund. A portion of the Fund’s ordinary income dividends may be eligible for the dividends received deduction allowed to corporations under the Code, if certain requirements are met. For this purpose, the Fund will allocate dividends eligible for the dividends received deduction among the Class A, Class B, Class C and Class D shareholders according to a method (which it believes is consistent with the Commission rule permitting the issuance and sale of multiple classes of stock) that is based on the gross income allocable to Class A, Class B, Class C and Class D shareholders during the taxable year, or such other method as the Internal Revenue Service may prescribe. If the Fund pays a dividend in January that was declared in the previous October, November or December to shareholders of record on a specified date in one of such months, then such dividend will be treated for tax purposes as being paid by the Fund and received by its shareholders on December 31 of the year in which such dividend was declared.

        No gain or loss will be recognized by Class B shareholders on the conversion of their Class B shares into Class D shares. A shareholder’s basis in the Class D shares acquired will be the same as such shareholder’s basis in the Class B shares converted, and the holding period of the acquired Class D shares will include the holding period for the converted Class B shares.

        If a shareholder exercises an exchange privilege within 90 days of acquiring the shares, then the loss the shareholder can recognize on the exchange will be reduced (or the gain increased) to the extent any sales charge paid to the Fund on the exchanged shares reduces any sales charge the shareholder would have owed upon the purchase of the new shares in the absence of the exchange privilege. Instead, such sales charge will be treated as an amount paid for the new shares.

        A loss realized on a sale or exchange of shares of the Fund will be disallowed if other Fund shares are acquired (whether through the automatic reinvestment of dividends or otherwise) within a 61-day period beginning 30 days before and ending 30 days after the date that the shares are disposed of. In such a case, the basis of the shares acquired will be adjusted to reflect the disallowed loss.

        Ordinary income dividends paid to shareholders who are nonresident aliens or foreign entities will be subject to a 30% U.S. withholding tax under existing provisions of the Code applicable to foreign individuals and entities unless a reduced rate of withholding or a withholding exemption is provided under applicable treaty law. Nonresident shareholders are urged to consult their own tax advisers concerning the applicability of the U.S. withholding tax.

        Under certain provisions of the Code, some shareholders may be subject to a 31% withholding tax on ordinary income dividends, capital gain dividends and redemption payments (“backup withholding”). Generally, shareholders subject to backup withholding will be those for whom no certified taxpayer identification number is on file with the Fund or who, to the Fund’s knowledge, have furnished an incorrect number. When establishing an account, an investor must certify under penalty of perjury that such number is correct and that such investor is not otherwise subject to backup withholding.

        Dividends and interest received by the Fund may give rise to withholding and other taxes imposed by foreign countries. Tax conventions between certain countries and the United States may reduce or eliminate such taxes.

        The Fund may invest in securities rated in the medium to lower rating categories of nationally recognized rating organizations, and in unrated securities (“high yield bonds”), as previously described. Some of these high yield bonds may be purchased at a discount and may therefore cause the Fund to accrue and distribute income before amounts due under the obligations are paid. In addition, a portion of the interest payments on such high yield securities may be treated as dividends for Federal income tax purposes; in such case, if the issuer of such high yield/high risk securities is a domestic corporation, dividend payments by the Fund will be eligible for the dividends received deduction to the extent of the deemed dividend portion of such interest payments.

        The Fund may make investments that produce taxable income that is not matched by a corresponding receipt of cash or an offsetting loss deduction. Such investments would include obligations that have original issue discount or that accrue discount, obligations that accrue negative amortization and obligations that are subordinated in the mortgaged-backed or asset-backed securities structure. Such taxable income would be treated as income earned by the Fund and would be subject to the distribution requirements of the Code. Because such income may not be matched by a corresponding receipt of cash by the Fund or an offsetting deduction, the Fund may be required to borrow money or dispose of other securities to be able to make distributions to shareholders. The Fund intends to make sufficient and timely distributions to shareholders so as to qualify for treatment as a RIC at all times.

        The Fund may invest up to 10% of its total assets in securities of other investment companies. If the Fund purchases shares of an investment company (or similar investment entity) organized under foreign law, the Fund will be treated as owning shares in a passive foreign investment company (“PFIC”) for U.S. federal income tax purposes. The Fund may be subject to U.S. federal income tax, and an additional tax in the nature of interest (the “interest charge”), on a portion of the distributions from such a company and on gain from the disposition of the shares of such a company (collectively referred to as “excess distributions”), even if such excess distributions are paid by the Fund as a dividend to its shareholders. The Fund may be eligible to make an election with respect to certain PFICs in which it owns shares that will allow it to avoid the taxes on excess distributions. However, such election may cause the Fund to recognize income in a particular year in excess of the distributions received from such PFICs. Alternatively, the Fund could elect to “mark to market” at the end of each taxable year all shares that it holds in PFICs. If it made this election, the Fund would recognize as ordinary income any increase in the value of such shares over their adjusted basis and as ordinary loss any decrease in such value to the extent it did not exceed prior increases. By making the mark-to-market election, the Fund could avoid imposition of the interest charge with respect to its distributions from PFICs, but in any particular year might be required to recognize income in excess of the distributions it received from PFICS and its proceeds from dispositions of PFIC stock.

Tax Treatment of Options, Futures and Forward Foreign Exchange Transactions

        The Fund may write, purchase or sell options, futures and forward foreign exchange contracts. Options and futures contracts that are “Section 1256 contracts” will be “marked to market” for Federal income tax purposes at the end of each taxable year, i.e., each such option or futures contract will be treated as sold for its fair market value on the last day of the taxable year. Unless such contract is a forward foreign exchange contract, or is a non-equity option or a regulated futures contract for a non-U.S. currency for which the Fund elects to have gain or loss treated as ordinary gain or loss under Code Section 988 (as described below), gain or loss from Section 1256 contracts will be 60% long-term and 40% short-term capital gain or loss. Application of these rules to Section 1256 contracts held by the Fund may alter the timing and character of distributions to shareholders. The mark-to-market rules outlined above, however, will not apply to certain transactions entered into by the Fund solely to reduce the risk of changes in price or interest or currency exchange rates with respect to its investments.

        A forward foreign exchange contract that is a Section 1256 contract will be marked to market, as described above. However, the character of gain or loss from such a contract will generally be ordinary under Code Section 988. The Fund may, nonetheless, elect to treat the gain or loss from certain forward foreign exchange contracts as capital. In this case, gain or loss realized in connection with a forward foreign exchange contract that is a Section 1256 contract will be characterized as 60% long-term and 40% short-term capital gain or loss.

        Code Section 1092, which applies to certain “straddles,” may affect the taxation of the Fund’s sales of securities and transactions in options, futures and forward foreign exchange contracts. Under Section 1092, the Fund may be required to postpone recognition for tax purposes of losses incurred in certain sales of securities and certain closing transactions in options, futures and forward foreign exchange contracts.

Special Rules for Certain Foreign Currency Transactions

        In general, gains from “foreign currencies” and from foreign currency options, foreign currency futures and forward foreign exchange contracts relating to investments in stocks, securities or foreign currencies will be qualifying income for purposes of determining whether the Fund qualifies as a RIC. It is currently unclear, however, who will be treated as the issuer of a foreign currency instrument or how foreign currency options, futures or forward foreign exchange contracts will be valued for purposes of the RIC diversification requirements applicable to the Fund.

        Under Code Section 988, special rules are provided for certain transactions in a foreign currency other than the taxpayer’s functional currency (i.e., unless certain special rules apply, currencies other than the U.S. dollar). In general, foreign currency gains or losses from certain debt instruments, from certain forward contracts, from futures contracts that are not “regulated futures contracts” and from unlisted options will be treated as ordinary income or loss under Code Section 988. In certain circumstances, the Fund may elect capital gain or loss treatment for such transactions. Regulated futures contracts, as described above, will be taxed under Code Section 1256 unless application of Section 988 is elected by the Fund. In general, however, Code Section 988 gains or losses will increase or decrease the amount of the Fund’s investment company taxable income available to be distributed to shareholders as ordinary income. Additionally, if Code Section 988 losses exceed other investment company taxable income during a taxable year, the Fund would not be able to make any ordinary income dividend distributions, and all or a portion of distributions made before the losses were realized but in the same taxable year would be recharacterized as a return of capital to shareholders, thereby reducing the basis of each shareholder’s Fund shares and resulting in a capital gain for any shareholder who received a distribution greater than such shareholder’s basis in Fund shares (assuming the shares were held as a capital asset). These rules and the mark-to-market rules described above, however, will not apply to certain transactions entered into by the Fund solely to reduce the risk of currency fluctuations with respect to its investments.

        The foregoing is a general and abbreviated summary of the applicable provisions of the Code and Treasury regulations presently in effect. For the complete provisions, reference should be made to the pertinent Code sections and the Treasury regulations promulgated thereunder. The Code and the Treasury regulations are subject to change by legislative, judicial or administrative action either prospectively or retroactively.

        Ordinary income and capital gain dividends may also be subject to state and local taxes.

        Certain states exempt from state income taxation dividends paid by RICs that are derived from interest on U.S. Government obligations. State law varies as to whether dividend income attributable to U.S. Government obligations is exempt from state income tax.

         Shareholders are urged to consult their own tax advisers regarding specific questions as to Federal, foreign, state or local taxes. Foreign investors should consider applicable foreign taxes in their evaluation of an investment in the Fund.

PERFORMANCE DATA

        From time to time the Fund may include its average annual total return and other total return data in advertisements or information furnished to present or prospective shareholders. Total return figures are based on the Fund’s historical performance and are not intended to indicate future performance. Average annual total return is determined separately for Class A, Class B, Class C and Class D shares in accordance with formulas specified by the Commission.

        Average annual total return quotations for the specified periods are computed by finding the average annual compounded rates of return (based on net investment income and any realized and unrealized capital gains or losses on portfolio investments over such periods) that would equate the initial amount invested to the redeemable value of such investment at the end of each period. Average annual total return is computed assuming all dividends and distributions are reinvested and taking into account all applicable recurring and nonrecurring expenses, including the maximum sales charge in the case of Class A and Class D shares and the CDSC that would be applicable to a complete redemption of the investment at the end of the specified period as in the case of Class B and Class C shares and the maximum sales charge in the case of Class A and D shares. Dividends paid by the Fund with respect to all shares, to the extent any dividends are paid, will be calculated in the same manner at the same time on the same day and will be in the same amount, except that account maintenance and distribution charges and any incremental transfer agency costs relating to each class of shares will be borne exclusively by that class. The Fund will include performance data for all classes of shares of the Fund in any advertisement or information including performance data of the Fund.

        The Fund also may quote annual, average annual and annualized total return and aggregate total return performance data, both as a percentage and as a dollar amount based on a hypothetical investment of $1,000 or some other amount, for various periods other than those noted below. Such data will be computed as described above, except that (1) as required by the periods of the quotations, actual annual, annualized or aggregate data, rather than average annual data, may be quoted and (2) the maximum applicable sales charges will not be included with respect to annual or annualized rates of return calculations. Aside from the impact on the performance data calculations of including or excluding the maximum applicable sales charges, actual annual or annualized total return data generally will be lower than average annual total return data since the average rates of return reflect compounding of return; aggregate total return data generally will be higher than average annual total return data since the aggregate rates of return reflect compounding over a longer period of time.

        Set forth below is total return information for the Class A, Class B, Class C and Class D shares of the Fund for the periods indicated.

	Class A Shares	Class B Shares	Class C Shares	Class D Shares
Period	Expressed as a percentage based on a hypothetical $1,000 investment	Expressed as a percentage based on a hypothetical $1,000 investment	Expressed as a percentage based on a hypothetical $1,000 investment	Expressed as a percentage based on a hypothetical $1,000 investment
	Average Annual Total Return (including maximum applicable sales charges)

One Year Ending March 31, 2000	(0.92% )	(0.22% )	2.57%	(1.18% )
Five Years Ending March 31, 2000	12.52%	12.59%	12.58%	12.24%
Ten Years Ending March 31, 2000	11.81%	11.28%	—	—
Inception (October 21, 1994) to March 31, 2000	—	—	12.71%	12.47%

        Total return figures are based on the Fund’s historical performance and are not intended to indicate future performance. The Fund’s total return will vary depending on market conditions, the securities comprising the Fund’s portfolio, the Fund’s operating expenses and the amount of realized and unrealized net capital gains or losses during the period. The value of an investment in the Fund will fluctuate and an investor’s shares, when redeemed, may be worth more or less than their original cost.

        In order to reflect the reduced sales charges in the case of Class A or Class D shares, or the waiver of the CDSC in the case of Class B or Class C shares applicable to certain investors, as described under “Purchase of Shares,” the total return data quoted by the Fund in advertisements directed to such investors may take into account the reduced, and not the maximum, sales charge or may not take into account the CDSC, and therefore may reflect greater total return since, due to the reduced sales charges or the waiver of CDSCs, a lower amount of expenses may be deducted.

        On occasion, the Fund may compare its performance to various indices including the Merrill Lynch Master Bond Index, the Standard & Poor’s 500 Index, the Dow Jones Industrial Average, or to performance data published by Lipper Analytical Services, Inc., Morningstar Publications, Inc. (“Morningstar”), CDA Investment Technology, Inc., Money Magazine, U.S. News & World Report, Business Week, Forbes Magazine, Fortune Magazine or other industry publications. When comparing its performance to a market index, the Fund may refer to various statistical measures derived from the historic performance of the Fund and the index, such as standard deviation and beta. In addition, from time to time, the Fund may include the Fund’s Morningstar risk-adjusted performance ratings in advertisements or supplemental sales literature. The Fund may provide information designed to help investors understand how the Fund is seeking to achieve its investment objectives. This may include information about past, current or possible economic, market, political, or other conditions, descriptive information on general principles of investing such as asset allocation, diversification and risk tolerance, discussion of the Fund’s portfolio composition, investment philosophy, strategy or investment techniques, comparisons of the Fund’s performance or portfolio composition to that of other funds or types of investments, indices relevant to the comparison being made, or to a hypothetical or model portfolio. The Fund may also quote various measures of volatility and benchmark correlation in advertising and other materials, and may compare these measures to those of other funds or types of investments. As with other performance data, performance comparisons should not be considered indicative of the Fund’s relative performance for any future period.

GENERAL INFORMATION

Description of Shares

        The Fund, a diversified, open-end investment company, was organized as a Maryland corporation on July 29, 1987 and is the successor to a fund that was organized in Delaware under the name Lionel D. Edie Capital Fund, Inc. in September 1973, and changed its name to Merrill Lynch Capital Fund, Inc. in June 1976. On approximately July 1, 2000, the Fund changed its name to Merrill Lynch Balanced Capital Fund, Inc. The authorized capital stock of the Fund consists of 1,300,000,000 shares of Common Stock, par value $0.10 per share, divided into four classes, designated Class A, Class B, Class C and Class D Common Stock. Class A consists of 400,000,000 shares, Class B consists of 500,000,000 shares and Classes C and D each consist of 200,000,000 shares. Shares of Class A, Class B, Class C and Class D Common Stock represent interests in the same assets of the Fund and have identical voting, dividend, liquidation and other rights and the same terms and conditions except that the Class B, Class C and Class D shares bear certain expenses related to the account maintenance and/or distribution of such shares and have exclusive voting rights with respect to matters relating to such account maintenance and/or distribution expenditures. The Board of Directors of the Fund may classify and reclassify the shares of the Fund into additional classes of Common Stock at a future date.

         Shareholders are entitled to one vote for each full share held and fractional votes for fractional shares held in the election of Directors and any other matter submitted to a shareholder vote. The Fund does not intend to hold annual meetings of shareholders in any year in which the Investment Company Act does not require shareholders to act upon any of the following matters: (i) election of Directors; (ii) approval of an investment advisory agreement; (iii) approval of a distribution agreement; and (iv) ratification of selection of independent auditors. Voting rights for Directors are not cumulative. Shares issued are fully paid and non-assessable and have no preemptive rights. Each share of Class A, Class B, Class C and Class D Common Stock is entitled to participate equally in dividends and distributions declared by the Fund and in the net assets of the Fund upon liquidation or dissolution after satisfaction of outstanding liabilities. Stock certificates are issued by the Transfer Agent only on specific request. Certificates for fractional shares are not issued in any case.

Independent Auditors

        Deloitte & Touche LLP, Princeton Forrestal Village, 116-300 Village Boulevard, Princeton, New Jersey 08540 has been selected as the independent auditors of the Fund. The selection of independent auditors is subject to approval by the independent Directors of the Fund. The independent auditors are responsible for auditing the annual financial statements of the Fund.

Custodian

        The Bank of New York, 100 Church Street, New York, New York 10286, acts as custodian of the Fund’s assets (the “Custodian”). Under its contract with the Fund, the Custodian is authorized, among other things, to establish separate accounts in foreign currencies and to cause foreign securities owned by the Fund to be held in its offices outside of the United States and with certain foreign banks and securities depositories. The Custodian is responsible for safeguarding and controlling the Fund’s cash and securities, handling the receipt and delivery of securities and collecting interest and dividends on the Fund’s investments.

Transfer Agent

        Financial Data Services, Inc., 4800 Deer Lake Drive East, Jacksonville, Florida 32246-6484, acts as the Fund’s Transfer Agent. The Transfer Agent is responsible for the issuance, transfer and redemption of shares and the opening, maintenance and servicing of shareholder accounts. See “How to Buy, Sell, Transfer and Exchange Shares—Through the Transfer Agent” in the Prospectus.

Legal Counsel

        Brown & Wood LLP, One World Trade Center, New York, New York 10048-0557, is counsel for the Fund.

Reports to Shareholders

        The fiscal year of the Fund ends on March 31 of each year. The Fund sends to its shareholders, at least semi-annually, reports showing the Fund’s portfolio and other information. An annual report, containing financial statements audited by independent auditors, is sent to shareholders each year. After the end of each year, shareholders will receive Federal income tax information regarding dividends.

Shareholder Inquiries

         Shareholder inquiries may be addressed to the Fund at the address or telephone number set forth on the cover page of this Statement of Additional Information.

Additional Information

        The Prospectus and this Statement of Additional Information do not contain all the information set forth in the Registration Statement and the exhibits relating thereto, which the Fund has filed with the Securities and Exchange Commission, Washington, D.C., under the Securities Act and the Investment Company Act, to which reference is hereby made.

        Under a separate agreement, ML & Co. has granted the Fund the right to use the “Merrill Lynch” name and has reserved the right to withdraw its consent to the use of such name by the Fund at any time or to grant the use of such name to any other company, and the Fund has granted ML & Co. under certain conditions, the use of any other name it might assume in the future, with respect to any corporation organized by ML & Co.

        To the knowledge of the Fund, the following entities owned beneficially 5% or more of a class of the Fund’s shares as of June 1, 2000:

Name	Address	Percent of Class
Merrill Lynch Trust Company	P.O. Box 30532 New Brunswick, NJ 08989	55.6% of Class A

Merrill Lynch Trust Company	P.O. Box 30532 New Brunswick, NJ 08989	27.5% of Class D

FINANCIAL STATEMENTS

        The Fund’s audited financial statements are incorporated in this Statement of Additional Information by reference to its 2000 annual report to shareholders. You may request a copy of the annual report at no charge by calling (800) 456-4587 ext. 789 between 8:00 a.m. and 8:00 p.m. on any business day.

APPENDIX A

RATINGS OF DEBT SECURITIES AND PREFERRED STOCK

Description of Moody’s Investors Service, Inc.’s (“Moody’s”) Corporate Ratings

Aaa
Bonds which are rated “Aaa” are judged to be of the best quality. They carry the smallest degree of investment risk and are generally referred to as “gilt edged.” Interest payments are protected by a large or by an exceptionally stable margin and principal is secure. While the various protective elements are likely to change, such changes as can be visualized are most unlikely to impair the fundamentally strong position of such issues.

Aa
Bonds which are rated “Aa” are judged to be of high quality by all standards. Together with the “Aaa” group they comprise what are generally known as high-grade bonds. They are rated lower than the best bonds because margins of protection may not be as large as in “Aaa” securities or fluctuation of protective elements may be of greater amplitude or there may be other elements present which make the long-term risks appear somewhat larger than in “Aaa” securities.

A
Bonds which are rated “A” possess many favorable investment attributes and are to be considered as upper-medium-grade obligations. Factors giving security to principal and interest are considered adequate, but elements may be present which suggest a susceptibility to impairment sometime in the future.

Baa
Bonds which are rated “Baa” are considered as medium-grade obligations (i.e., they are neither highly protected nor poorly secured). Interest payments and principal security appear adequate for the present but certain protective elements may be lacking or may be characteristically unreliable over any great length of time. Such bonds lack outstanding investment characteristics and in fact have speculative characteristics as well.

Ba
Bonds which are rated “Ba” are judged to have speculative elements; their future cannot be considered as well-assured. Often the protection of interest and principal payments may be very moderate and thereby not well safeguarded during both good and bad times over the future. Uncertainty of position characterizes bonds in this class.

B
Bonds which are rated “B” generally lack characteristics of the desirable investment. Assurance of interest and principal payments or of maintenance of other terms of the contract over any long period of time may be small.

Caa	Bonds which are rated “Caa” are of poor standing. Such issues may be in default or there may be present elements of danger with respect to principal or interest.

Ca	Bonds which are rated “Ca” represent obligations which are speculative in a high degree. Such issues are often in default or have other marked shortcomings.

C	Bonds which are rated “C” are the lowest rated class of bonds, and issues so rated can be regarded as having extremely poor prospects of ever attaining any real investment standing.

         Note:  Moody’s applies numerical modifiers 1, 2, and 3 in each generic rating classification from Aa through Caa. The modifier 1 indicates that the obligation ranks in the higher end of its generic rating category; the modifier 2 indicates a mid-range ranking; and the modifier 3 indicates a ranking in the lower end of that generic rating category.

Description of Moody’s Short-Term Debt Ratings

         Moody’s short-term debt ratings are opinions of the ability of issuers to repay punctually senior debt obligations. These obligations have an original maturity not exceeding one year, unless explicitly noted. Moody’s makes no representation that rated bank or insurance company obligations are exempt from registration under the Securities Act of 1933 or issued in conformity with any other applicable law or regulation. Nor does Moody’s represent that any specific bank or insurance company obligation is legally enforceable or a valid senior obligation of a rated issuer. Moody’s employs the following three designations, all judged to be investment grade, to indicate the relative repayment ability of rated issuers:

         Prime-1.    Issuers rated Prime-1 (or supporting institutions) have a superior ability for repayment of senior short-term debt obligations. Prime-1 repayment ability will often be evidenced by many of the following characteristics:

•	Leading market positions in well-established industries.

•	High rates of return on funds employed.

•	Conservative capitalization structure with moderate reliance on debt and ample asset protection.

•	Broad margins in earnings coverage of fixed financial charges and high internal cash generation.

•	Well-established access to a range of financial markets and assured sources of alternate liquidity.

         Prime-2.    Issuers rated Prime-2 (or supporting institutions) have a strong ability for repayment of senior short-term debt obligations. This will normally be evidenced by many of the characteristics cited above but to a lesser degree. Earnings trends and coverage ratios, while sound, may be more subject to variation. Capitalization characteristics, while still appropriate, may be more affected by external conditions. Ample alternate liquidity is maintained.

         Prime-3.    Issuers rated Prime-3 (or supporting institutions) have an acceptable ability for repayment of senior short-term obligations. The effect of industry characteristics and market compositions may be more pronounced. Variability in earnings and profitability may result in changes in the level of debt protection measurements and may require relatively high financial leverage. Adequate alternate liquidity is maintained.

Not Prime. Issuers rated Not Prime do not fall within any of the Prime rating categories.

        If any issuer represents to Moody’s that its short-term debt obligations are supported by the credit of another entity or entities, then the name or names of such supporting entity or entities are listed within the parentheses beneath the name of the issuer, or there is a footnote referring the reader to another page for the name or names of the supporting entity or entities. In assigning ratings to such issuers, Moody’s evaluates the financial strength of the affiliated corporations, commercial banks, insurance companies, foreign governments or other entities, but only as one factor in the total rating assessment. Moody’s makes no representation and gives no opinion on the legal validity or enforceability of any support arrangement.

         Moody’s ratings are opinions, not recommendations to buy or sell, and their accuracy is not guaranteed. A rating should be weighed solely as one factor in an investment decision and you should make your own study and evaluation of any issuer whose securities or debt obligations you consider buying or selling.

Description of Moody’s Preferred Stock Ratings

        Because of the fundamental differences between preferred stocks and bonds, a variation of our familiar bond rating symbols is used in the quality ranking of preferred stock. The symbols, presented below, are designed to avoid comparison with bond quality in absolute terms. It should always be borne in mind that preferred stock occupies a junior position to bonds within a particular capital structure and that these securities are rated within the universe of preferred stocks.

        Preferred stock rating symbols and their definitions are as follows:

aaa
An issue which is rated “aaa” is considered to be a top-quality preferred stock. This rating indicates good asset protection and the least risk of dividend impairment within the universe of preferred stocks.

aa
An issue which is rated “aa” is considered to be a high-grade preferred stock. This rating indicates that there is a reasonable assurance the earnings and asset protection will remain relatively well maintained in the foreseeable future.

a
An issue which is rated “a” is considered to be an upper-medium grade preferred stock. While risks are judged to be somewhat greater than in the “aaa” and “aa” classification, earnings and asset protection are, nevertheless, expected to be maintained at adequate levels.

baa
An issue which is rated “baa” is considered to be a medium-grade preferred stock, neither highly protected nor poorly secured. Earnings and asset protection appear adequate at present but may be questionable over any great length of time.

ba
An issue which is rated “ba” is considered to have speculative elements and its future cannot be considered well assured. Earnings and asset protection may be very moderate and not well safeguarded during adverse periods. Uncertainty of position characterizes preferred stocks in this class.

b
An issue which is rated “b” generally lacks the characteristics of a desirable investment. Assurance of dividend payments and maintenance of other terms of the issue over any long period of time may be small.

caa	An issue which is rated “caa” is likely to be in arrears on dividends payments. This rating designation does not purport to indicate the future status of payments.

ca	An issue which is rated “ca” is speculative in a high degree and is likely to be in arrears on dividends with little likelihood of eventual payments.

c	This is the lowest rated class of preferred or preference stock. Issues so rated can thus be regarded as having extremely poor prospects of ever attaining any real investment standing.

         Note:  Moody’s applies numerical modifiers 1, 2 and 3 in each rating classification; the modifier 1 indicates that the security ranks in the higher end of its generic rating category; the modifier 2 indicates a mid-range ranking and the modifier 3 indicates that the issuer ranks in the lower end of its generic rating category.

Description of Standard & Poor’s (“Standard & Poor’s”) Corporate Debt Ratings

        A Standard & Poor’s corporate or municipal debt rating is a current opinion of the creditworthiness of an obligor with respect to a specific financial obligation, a specific class of financial obligations, or a specific financial program. It takes into consideration the creditworthiness of guarantors, insurers, or other forms of credit enhancement on the obligation.

        The debt rating is not recommendation to purchase, sell or hold a financial obligation, inasmuch as it does not comment as to market price or suitability for a particular investor.

        The ratings are based on current information furnished by the obligors or obtained by Standard & Poor’s from other sources it considers reliable. Standard & Poor’s does not perform any audit in connection with any rating and may, on occasion, rely on unaudited financial information. The ratings may be changed, suspended or withdrawn as a result of changes in, or unavailability of, such information, or based on other circumstances.

        The ratings are based, in varying degrees, on the following considerations:

I.	Likelihood of payment — capacity and willingness of the obligor to meet its financial commitment on the obligation in accordance with the terms of the obligation;

II.	Nature of and provisions of the obligation; and

III.
Protection afforded by, and relative position of, the obligation in the event of bankruptcy, reorganization or other arrangement under the laws of bankruptcy and other laws affecting creditors’ rights.

AAA	Debt rated “AAA” has the highest rating assigned by Standard & Poor’s. The obligor’s capacity to meet its financial commitment on the obligation is extremely strong.

AA	Debt rated “AA” differs from the highest rated obligations only in small degree. The obligor’s capacity to meet its financial commitment on the obligation is very strong.
A
Debt rated “A” is somewhat more susceptible to the adverse effects of changes in circumstances and economic conditions than debt in higher rated categories. However, the obligor’s capacity to meet its financial commitment on the obligation is still strong.

BBB
Debt rated “BBB” exhibits adequate protection parameters. However, adverse economic conditions or changing circumstances are more likely to lead to a weakened capacity of the obligor to meet its financial commitment on the obligation.

Debt rated “BB”, “B”, “CCC”, “CC” and “C” are regarded as having significant speculative characteristics. “BB” indicates the least degree of speculation and “C” the highest. While such debt will likely have some quality and protective characteristics, these may be outweighed by large uncertainties or major exposures to adverse conditions.

BB
Debt rated “BB” is less vulnerable to non-payment than other speculative issues. However, it faces major ongoing uncertainties or exposure to adverse business, financial, or economic conditions which could lead to the obligor’s inadequate capacity to meet its financial commitment on the obligation.

B
Debt rated “B” is more vulnerable to non-payment than obligations rated “BB”, but the obligor currently has the capacity to meet its financial commitment on the obligation. Adverse business, financial, or economic conditions will likely impair the obligor’s capacity or willingness to meet its financial commitments on the obligation.

CCC
Debt rated “CCC” is currently vulnerable to non-payment, and is dependent upon favorable business, financial, or economic conditions for the obligor to meet its financial commitment on the obligation. In the event of adverse business, financial, or economic conditions, the obligor is not likely to have the capacity to meet its financial commitment on the obligation.

CC	The rating “CC” is currently highly vulnerable to non-payment.

C	The “C” rating may be used to cover a situation where a bankruptcy petition has been filed or similar action taken, but payments on this obligation are being continued.

D
Debt rated “D” is in payment default. The “D” rating category is used when interest payments or principal repayments are not made on the date due even if the applicable grace period has not expired, unless S&P believes that such payments will be made during such grace period. The “D” rating also will be used upon the filing of a bankruptcy petition if debt service payments are jeopardized.

r
The ‘r’ highlights derivative, hybrid, and certain other obligations that Standard & Poor’s believes may experience high volatility or high variability in expected returns as a result of noncredit risks. Examples of such obligations are securities with principal or interest return indexed to equities, commodities, or currencies; certain swaps and options; and interest-only and principal-only mortgage securities. The absence of an ‘r’ symbol should not be taken as an indication that an obligation will exhibit no volatility or variability in total return.

        Plus (+) or minus (-):  The ratings from “AA” to “CCC” may be modified by the addition of a plus or minus sign to show relative standing within the major rating categories.

         N.R.  indicates not rated.

        Debt obligations of issuers outside the United States and its territories are rated on the same basis as domestic corporate and municipal issues. The ratings measure the creditworthiness of the obligor but do not take into account currency exchange and related uncertainties.

        Bond Investment Quality Standards:  Under present commercial bank regulations issued by the Comptroller of the Currency, bonds rated in the top four categories (“AAA”, “AA”, “A”, “BBB”, commonly known as “investment grade” ratings) are generally regarded as eligible for bank investment. Also, the laws of various states governing legal investments impose certain rating or other standards for obligations eligible for investment by savings banks, trust companies, insurance companies and fiduciaries in general.

Description of Standard & Poor’s Commercial Paper Ratings

        A Standard & Poor’s commercial paper rating is a current assessment of the likelihood of timely payment of debt having an original maturity of no more than 365 days. Ratings are graded into several categories, ranging from “A” for the highest-quality obligations to “D” for the lowest. These categories are as follows:

A-1
A short-term obligation rated A-1 is rated in the highest category by Standard & Poor’s. The obligor’s capacity to meet its financial commitment on the obligation is strong. Within this category, certain obligations are designated with a plus sign (+). This indicates that the obligor’s capacity to meet its financial commitment on these obligations is extremely strong.

A-2
A short-term obligation rated A-2 is somewhat more susceptible to the adverse effects of changes in circumstances and economic conditions than obligations in higher rating categories. However, the obligor’s capacity to meet its financial commitment on the obligation is satisfactory.

A-3
A short-term obligation rated A-3 exhibits adequate protection parameters. However, adverse economic conditions or changing circumstances are more likely to lead to a weakened capacity of the obligor to meet its financial commitment on the obligation.

B
A short-term obligation rated B is regarded as having significant speculative characteristics. The obligor currently has the capacity to meet its financial commitment on the obligation; however, it faces major ongoing uncertainties which could lead to the obligor’s inadequate capacity to meet its financial commitment on the obligation.

C
A short-term obligation rated C is currently vulnerable to nonpayment and is dependent upon favorable business, financial, and economic conditions for the obligor to meet its financial commitment on the obligation.

D
Debt rated “D” is in payment default. The “D” rating category is used when interest payments or principal payments are not made on the date due, even if the applicable grace period has not expired, unless Standard & Poor’s believes that such payments will be made during such grace period.

        A commercial paper rating is not a recommendation to purchase, sell or hold a security inasmuch as it does not comment as to market price or suitability for a particular investor. The ratings are based on current information furnished to Standard & Poor’s by the issuer or obtained by Standard & Poor’s from other sources it considers reliable. Standard & Poor’s does not perform an audit in connection with any rating and may, on occasion, rely on unaudited financial information. The ratings may be changed, suspended, or withdrawn as a result of changes in, or unavailability of, such information or based on other circumstances.

CODE #: 10257-07-00